An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED JULY 14, 2021

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of series of interests, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #82AV1	Per Unit	$20.00		$20.00
	Total Minimum	$238,000		$238,000
	Total Maximum	$297,500		$297,500

Series #95FF1	Per Unit	$10.00		$10.00
	Total Minimum	$96,000		$96,000
	Total Maximum	$120,000		$120,000

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”  Upon implementation of the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) will also act as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and is entitled to a Custody Fee, as described in “Offering Summary” – “Use of Proceeds.”  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”  For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Platform (as defined below) and any successor platform used by the Company for the offer and sale of interests, as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”  The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section in Appendix B for each respective Series and “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

i

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of the Financial Industry Regulatory Authority (“FINRA”) and is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia and alcohol, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individual or entity which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

Appendix B to this Offering Circular describes each individual Series found in the Master Series Table.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform or the PPEX ATS (as defined below), via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 9 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS1

OFFERING SUMMARY2

RISK FACTORS9

POTENTIAL CONFLICTS OF INTEREST30

DILUTION34

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION35

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE48

DESCRIPTION OF THE BUSINESS57

MANAGEMENT73

COMPENSATION81

PRINCIPAL INTEREST HOLDERS82

DESCRIPTION OF INTERESTS OFFERED84

MATERIAL UNITED STATES TAX CONSIDERATIONS91

WHERE TO FIND ADDITIONAL INFORMATION94

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 201995

APPENDIX AA-1

MASTER SERIES TABLEA-1

APPENDIX BB-1

USE OF PROCEEDS – SERIES #69BM1B-1

DESCRIPTION OF THE SERIES BOSS MUSTANGB-3

USE OF PROCEEDS – SERIES #85FT1B-8

DESCRIPTION OF THE SERIES FERRARI TESTAROSSAB-10

USE OF PROCEEDS – SERIES #88LJ1B-15

DESCRIPTION OF THE SERIES LAMBORGHINI JALPAB-17

USE OF PROCEEDS – SERIES #55PS1B-21

DESCRIPTION OF THE SERIES PORSCHE SPEEDSTERB-23

USE OF PROCEEDS – SERIES #83FB1B-29

DESCRIPTION OF THE SERIES FERRARI 512B-31

USE OF PROCEEDS – SERIES #93XJ1B-35

DESCRIPTION OF THE SERIES JAGUAR XJ220B-37

USE OF PROCEEDS – SERIES #95BL1B-41

DESCRIPTION OF THE SERIES BMW M3 LIGHTWEIGHTB-43

USE OF PROCEEDS – SERIES #90FM1B-48

DESCRIPTION OF THE SERIES FORD MUSTANG 7-UP EDITIONB-50

USE OF PROCEEDS – SERIES #89PS1B-54

DESCRIPTION OF THE SERIES PORSCHE 911 SPEEDSTERB-56

USE OF PROCEEDS – SERIES #98DV1B-60

DESCRIPTION OF THE SERIES DODGE VIPER GTS-RB-62

USE OF PROCEEDS – SERIES #80LC1B-66

DESCRIPTION OF THE SERIES LAMBORGHINI COUNTACH LP400 S TURBOB-68

USE OF PROCEEDS – SERIES #94DV1B-72

DESCRIPTION OF THE SERIES DODGE VIPER RT/10B-74

USE OF PROCEEDS – SERIES #91MV1B-77

DESCRIPTION OF THE SERIES MITSUBISHI VR4B-79

USE OF PROCEEDS – SERIES #02AX1B-82

DESCRIPTION OF THE SERIES ACURA NSX-TB-84

USE OF PROCEEDS – SERIES #92LD1B-88

DESCRIPTION OF THE SERIES LANCIA MARTINI 5B-90

USE OF PROCEEDS – SERIES #99LE1B-94

DESCRIPTION OF THE SERIES LOTUS SPORT 350B-96

USE OF PROCEEDS – SERIES #88PT1B-99

DESCRIPTION OF THE SERIES PORSCHE 944 TURBO SB-101

USE OF PROCEEDS – SERIES #88BM1B-104

DESCRIPTION OF THE SERIES BMW E30 M3B-106

USE OF PROCEEDS – SERIES #11BM1B-110

DESCRIPTION OF THE SERIES BMW 1MB-112

USE OF PROCEEDS – SERIES #02BZ1B-115

DESCRIPTION OF THE SERIES BMW Z8B-117

USE OF PROCEEDS – SERIES #72MC1B-120

DESCRIPTION OF THE SERIES MAZDA COSMO SPORTB-122

USE OF PROCEEDS – SERIES #94LD1B-125

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO JOTAB-127

USE OF PROCEEDS – SERIES #65AG1B-130

DESCRIPTION OF THE SERIES ALFA ROMEO GIULIA SSB-132

USE OF PROCEEDS – SERIES #76PT1B-134

DESCRIPTION OF THE SERIES PORSCHE TURBO CARRERAB-136

USE OF PROCEEDS – SERIES #63CC1B-138

DESCRIPTION OF THE SERIES CORVETTE SPLIT WINDOWB-140

USE OF PROCEEDS – SERIES #65FM1B-142

DESCRIPTION OF THE SERIES MUSTANG FASTBACKB-144

USE OF PROCEEDS – SERIES #61MG1B-146

DESCRIPTION OF THE SERIES MASERATI 3500GTB-148

USE OF PROCEEDS – SERIES #61JE1B-150

DESCRIPTION OF THE SERIES JAGUAR E-TYPEB-152

USE OF PROCEEDS – SERIES #75RA1B-154

DESCRIPTION OF THE SERIES RENAULT ALPINE A110B-156

USE OF PROCEEDS – SERIES #93FS1B-158

DESCRIPTION OF THE SERIES FERRARI 348TS SSB-160

USE OF PROCEEDS – SERIES #90MM1B-162

DESCRIPTION OF THE SERIES MAZDA MIATAB-164

USE OF PROCEEDS – SERIES #88LL1B-166

DESCRIPTION OF THE SERIES LAMBORGHINI LM002B-168

USE OF PROCEEDS – SERIES #89FT1B-170

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSAB-172

USE OF PROCEEDS – SERIES #99SS1B-174

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 1B-176

USE OF PROCEEDS – SERIES #94FS1B-178

DESCRIPTION OF THE SERIES FERRARI 348 SPIDERB-180

USE OF PROCEEDS – SERIES #92CC1B-182

DESCRIPTION OF THE SERIES CORVETTE ZR1B-184

USE OF PROCEEDS – SERIES #80PN1B-186

DESCRIPTION OF THE SERIES 1980 PORSCHE 928B-188

USE OF PROCEEDS – SERIES #89FG2B-190

DESCRIPTION OF THE SERIES 1989 FERRARI 328 IIB-192

USE OF PROCEEDS – SERIES #82AV1B-194

DESCRIPTION OF THE SERIES ASTON MARTIN OSCAR INDIAB-196

USE OF PROCEEDS – SERIES #95FF1B-198

DESCRIPTION OF THE SERIES FERRARI 355 SPIDERB-200

EXHIBIT INDEXIII-1

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company and the Platform (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia and alcohol (collectively, the “Collectible Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B and the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Collection Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of 1% of the Interests of each Series as of the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with the BOR. The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”). It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series’ of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and the SIPC.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series. The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series as of the Closing of an Offering. The purchase price, which is calculated as the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series.  The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the purchase option agreement’s expiration date.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company typically acquires Underlying Assets through the following methods:

1.Upfront purchase - the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement - the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement - the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the “Use of Proceeds” in Appendix B for each respective Series.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the

Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure - Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of RSE Markets).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue

Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the sales of the Interests are executed and through which resale transactions may be initiated for execution by registered broker-dealers during Trading Windows (as defined below).  It is expected that, beginning in the latter half of the third quarter of 2021, the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) will be a venue available for facilitating resale transactions in Interests. The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  Investors will submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the PPEX ATS.  See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series (the “Management Fee”).  The Management Fee only becomes due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.

For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of each Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series; and

•thereafter, up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform or PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Platform, which is a discretionary and irregular matching service of a registered broker-dealer, or the PPEX ATS, which is anticipated to be a venue for facilitating secondary trading of Interests via a non-discretionary matching service once implemented (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS will operate like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and may be open for only short time periods. There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window.  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were formed in the last five years.  No Series has generated any revenues, and we have a limited operating history upon which prospective Investors may evaluate their performance.  Furthermore, of the 43 Offerings that have had a Closing, only four of such Series have sold their Underlying Asset.  See the “Management’s Discussion and Analysis” section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Collectible Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.  From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this Offering Circular.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies conducting similar offerings in the Asset Class or proposing to run a platform for the purchase of Interests in the Asset Class is limited to date. One business that is affiliated with the Company, RSE Archive, LLC, has pursued a similar strategy with a different asset class. The Company and the

Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

The Offering amount exceeds the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2021 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business model in the collectible and memorabilia asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target to cyber threat actors. The Platform processes certain confidential information about Investors, the Asset Sellers, and the Underlying Assets. While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk. Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud. Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company. If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform, and other third-party service providers may be unable to prevent all cyber-attacks. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform. Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the Platform, and the Company could lose Investors and the Asset Sellers as a result thereof. This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on the Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform. If the AWS data centers fail, Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  Once implemented, the PPEX ATS will be confronted with risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform or the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Under the current system of secondary trading, liquidity for the Interests in large part depends on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows will happen on a recurring basis, although there can be no assurance that Trading Windows for a Series will occur on a regular basis or at all.  And though the implementation of the PPEX ATS will permit Investors to post offers to buy and sell Interests outside the times of the Trading Windows, secondary transactions of Interests will continue to be limited to such Trading Windows, and there is no guarantee that an investor will be able to sell Interests at a desired price or at all. Further, the frequency and duration of any Trading Window will initially be determined by the Company but will be subject to adjustment by the brokers or, after implementation of the PPEX ATS, at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS, once implemented.

Once the PPEX ATS is implemented, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  Efforts to contain the spread of COVID-19, such as travel restrictions, social distancing and vaccination programs, are ongoing. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 and the response to the pandemic continue to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.  Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We have previously identified a material weakness in our internal control over financial reporting. While we believe that such material weakness has been remediated, if additional material weaknesses are discovered in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  We previously identified a material weakness in financial reporting relating to the operation of certain review controls over the preparation of the 2018 statements of cash flows.  While we believe that we have remediated such material weakness, if additional material weaknesses are discovered in the future, or if we otherwise fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform or PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform prior to the implementation of the PPEX ATS, and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset

Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

The Code (as defined and described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Collectible Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

The value of Underlying Assets could be adversely affected by industry concentration or a general downturn in the industry.

Given the concentrated nature of the Underlying Assets (i.e., only Collectible Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. imports or domestic automobiles; baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. prewar or post war automobiles; baseball cards or football jerseys), and consequently the value of the Interests. The value of such Collectible Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class could materially adversely affect the value of Underlying Assets.

Volatility of demand for luxury goods, in particular high value Collectible Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars, trading cards).  Demand for high value Collectible Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector and enthusiast communities, and in the case of sports, the general fan community, resulting in changes of which Collectible Assets are most sought after.  Demand for automobile assets may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Collectible Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the Platform, or, once implemented, the PPEX ATS, the has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can be sold only to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Risks Relating to the Underlying Assets.

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the Platform or, once implemented, the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.  Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing models similar to ours for other alternative asset classes, such as art or wine, who may decide to enter the Asset Class as well.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to change.

The value of a Collectible Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Collectible Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Collectible Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even though the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

 Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which would result in a material and adverse impact on the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction process for Collection Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests is highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Collectible Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

We may fail to recognize that certain Underlying Assets are forgeries or fraudulent or lack sufficient authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Collectible Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  An alcohol-related Underlying Asset can also be tasted for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage, and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment processes or an inability to source original parts may adversely affect the value of the Underlying Assets.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or inauthentic parts may decrease the value of the Underlying Asset.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of Trading Windows or ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol-related Underlying Assets may adversely affect the value of such assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol-related Underlying Asset which has been exposed to a Coravin, but there can be no guarantees that an alcohol-related Underlying Asset has not been exposed.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Collectible Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset would be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders, as has been the case for four Series to date. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests.

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform or PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our

Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or PPEX ATS.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors. For example, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocation of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of car whereas, even though the Company will own many different classes of cars).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocation of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interest Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Collectible Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received. As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Collectible Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Collectible Assets that help popularize the Interests via the Platform or general participation or membership therein, which manner of utilization may generate lower immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Collectible Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by, the Company.

Our affiliates’ interests in other Rally Entities.

RSE Markets currently owns Rally Holdings, which serves as the Asset Manager for multiple entities with similar strategies, including RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectibles asset class, which commenced principal operations in 2019. These separate entities all require the time and consideration of RSE Markets and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that RSE Markets has sufficient resources to enable it to carry out its functions for the benefit of the Rally Entities.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere in this Offering Circular. The historical consolidated financial data discussed below reflect our historical results of operations and financial position.

The following discussion and analysis contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors” contained elsewhere in this Offering Circular describing key risks associated with our business, operations and industry.

We have devoted substantially all our efforts to establishing our business and principal operations, which commenced in late 2017. Because of the early-stage nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. We are in large part reliant on the Manager, its affiliates and employees of its owner, the Asset Manager, to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including the Manager’s and the Asset Manager’s ability to:

-continue to source high quality Collectible Assets at reasonable prices;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find Operating Partners to assist with managing the collection of Underlying Assets at a decreasing marginal cost per asset.

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

At the time of this filing, all of the Series designated as closed in the Master Series Table in Appendix A have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table in Appendix A will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table in Appendix A have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table in Appendix A.

Historical Investments in Underlying Assets

We provide investment opportunities in Collectible Assets to Investors through the Platform, financed through various methods including loans from officers of the Manager or other third parties, when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third parties or affiliates, when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table in Appendix A.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Collectible Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

“Current Period” refers to the time period between January 1, 2020 and December 31, 2020. “Prior Period” refers to the time period between January 1, 2019 and December 31, 2019, except as otherwise indicated.

Current Period

During the Current Period we entered into agreements, had Closings, and incurred Acquisition Expenses as listed in the table below.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#88PT1	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$0	$0	$0	0%	$291
#88LL1	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$0	$0	$0	0%	$300
#03SS1	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$0	$0	$0	0%	$3,250
#95FF1	Upfront Purchase / 11/20/2019	Q1 2021 or Q2 2021	$105,000	$0	$0	$0	$0	0%	$838
Total for 2020	New Agreements: 0	Closings: 1	$0	$0	$0	$0	$0		$4,679

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the end of the Current Period. Orange shading represents sale of Series’ Underlying Asset as of the end of the Current Period. Totals include Purchase Price related to Underlying Assets subsequently sold as of the end of the Current Period.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the Current Period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Current Period i.e. if an Underlying Asset was purchased in a previous period, but had a Closing in the Current Period, it would not contribute to the totals for the Current Period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Prior Period

During the Prior Periods 2017 - 2019 we entered into agreements, had Closings, and incurred Acquisition Expenses as listed in the table below.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#55PS1	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$0	$0	$0	$0	0%	$286
#90FM1	Purchase Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$0	$0	15%	$286
#83FB1	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$0	$0	0%	$286
#06FS1	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$0	$0	0%	$286
#93XJ1	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$0	$0	$0	$0	0%	$286
#02AX1	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$0	$0	$0	$0	0%	$286
#99LE1	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$0	$0	$0	$0	0%	$286
#91MV1	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$0	$0	$0	0%	$287
#92LD1	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$0	$0	$0	0%	$918
#94DV1	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$0	$0	$0	0%	$287
#00FM1	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$0	$0	$0	0%	$286
#72MC1	Purchase Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562
#06FG1	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$0	$0	$0	0%	$286
#11BM1	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$70,650	$0	$0	0%	$1,786

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#80LC1	Purchase Agreement / 08/01/2018	2/8/2019	$610,000	$0	$0	$0	$47,625	8%	$282
#02BZ1	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$0	$0	$0	0%	$286
#88BM1	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$0	$0	$0	0%	$286
#63CC1	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$0	$0	$0	0%	$586
#76PT1	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$0	$0	$0	0%	$4,237
#75RA1	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,403
#65AG1	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$0	$0	$0	0%	$286
#93FS1	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$1,136
2003 Porsche 911 GT2	Purchase Option Agreement / 10/24/2018		$137,000	$0	$123,500	$0	$0	0%	$287
#61JE1	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$0	$0	$0	0%	$738
#90MM1	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$1,187
#65FM1	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$55,000	$0	$0	0%	$1,997
#88PT1	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$61,875	$0	$0	0%	$905
#94LD1	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$470,000	$0	$0	0%	$2,736
#99SS1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640
#94FS1	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$135,399	$0	$0	0%	$3,433
#61MG1	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$292,500	$0	$0	0%	$1,090

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#92CC1	Purchase Option Agreement / 04/29/2019	10/2/2019	$45,000	$0	$45,000	$0	$0	0%	$1,188
#89FT1	Purchase Option Agreement / 03/20/2019	10/11/2019	$172,500	$0	$172,500	$0	$0	0%	$3,036
#80PN1	Upfront Purchase / 10/21/2019	11/6/2019	$45,750	$0	$45,750	$0	$0	0%	$1,638
#89FG2	Upfront Purchase / 10/29/2019	11/14/2019	$118,500	$0	$118,500	$0	$0	0%	$1,762
#88LL1	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$275,000	$0	$0	0%	$2,986
1990 Mercedes 190E 2.5-16 Evo II	Upfront Purchase / 11/02/2018		$251,992	$0	$0	$0	$0	0%	$10,773
1972 Ferrari 365 GTC	Purchase Agreement / 05/13/2019		$275,000	$0	$275,000	$0	$0	0%	$1,541
#87FF1	Purchase Option Agreement / In Negotiations (4)	Q1 2021 or Q2 2021	$110,000	$0	$0	$0	$0	0%	$300
#91DP1	Purchase Option Agreement / In Negotiations (4)	Q1 2021 or Q2 2021	$375,000	$0	$0	$0	$0	0%	$600
#82AV1	Upfront Purchase / 12/10/2018	Q1 2021 or Q2 2021	$285,000	$0	$0	$0	$0	0%	$1,364
#95FF1	Upfront Purchase / 11/20/2019	Q1 2021 or Q2 2021	$105,000	$0	$105,000	$0	$0	0%	$3,200
Total for 2019	New Agreements: 13	Closings: 25	$1,842,599	$0	$2,929,249	$65,200	$97,425		$59,320

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the end of the Prior Period. Orange shading represents sale of Series’ Underlying Asset as of the end of the Prior Period.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the Prior Period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Prior Period i.e. if an Underlying Asset was purchased in a previous period, but had a Closing in the Prior Period, it would not contribute to the totals for the Prior Period.

(1) If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2) Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Subsequent to the Current Period, we have not entered into agreements, had no Closings, and have not incurred Acquisition Expenses.

Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the Current Period the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, qualifying but not yet launching Offerings and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection and the Trend Information subsection or in the Master Series Table in Appendix A.

Revenues

Revenues are generated at the Company or the Series level. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Operating Expenses

The Operating Expenses (as described in Note B(5)) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests.  However, the Manager has agreed to pay and not be reimbursed for certain but not all expenses such as post-closing Operating Expenses incurred and recorded by Series’ of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B(5)) for the Company and all of the Series are summarized by category for the Current Period and the Prior Period are as follows:

Total Operating Expense
	12/31/2020	12/31/2019	Difference	Change	Explanation
Storage	$ 74,400	$ 74,124	$ 276	0%	No remarkable changes since all Underlying Assets were allocated the same storage expense as in previous year
Transportation	1,100	39,049	(37,949)	(97%)	The decrease is due to less closed Offerings
Insurance	19,499	27,343	(7,844)	(29%)	The decrease is due to less closed Offerings and two insurance policies maintained during the Prior Period
Professional Fee	48,020	36,060	11,960	33%	The increase is due to all offerings having full 12 months of professional fees comparing to pro-rata fee when they were closed in 2019
Marketing Expense	500	10,160	(9,660)	(95%)	The decrease is due to less closed Offerings
Total Operating Expense	$ 143,519	$ 186,736	($43,216)	(187%)

The following table represents Operating Expenses by Series for the Current and Prior Period:

Operating Expenses
Applicable Series	2020	2019
#77LE1	$3,145	$4,300
#69BM1	3,222	4,471
#85FT1	3,338	5,806
#69BM1	3,222	4,471
#55PS1	3,851	5,763
#95BL1	3,224	4,421
#89PS1	3,326	4,358
#90FM1	3,028	4,032
#83FB1	3,664	5,264
#98DV1	3,241	4,457
#06FS1	-	1,266
#93XJ1	2,095	2,904
#02AX1	3,200	3,876
#99LE1	3,124	4,235
#91MV1	3,066	4,120
#92LD1	3,298	5,237
#94DV1	3,104	4,281
#00FM1	-	1,057
#72MC1	3,231	4,284
#06FG1	3,617	4,964
#11BM1	3,156	3,557
#80LC1	4,259	4,217
#02BZ1	3,370	4,714
#88BM1	3,268	3,821
#63CC1	3,235	3,657
#76PT1	3,353	3,669
#75RA1	3,151	3,413
#65AG1	3,335	3,385
#93FS1	3,270	1,530
#90MM1	2,898	1,183
#61JE1	3,484	3,048
#88PT1	3,122	1,322
#65FM1	3,146	2,697
#94LD1	4,131	2,597
#99SS1	3,248	1,612
#94FS1	3,266	870
#61MG1	3,643	1,676
#92CC1	3,086	643
#89FT1	3,340	1,922
#80PN1	3,089	487
#89FG2	3,237	461
#88LL1	3,544	1,378
#03SS1	399	-
RSE Collection	__11,444	__49,429
Total Operating Expenses	$143,519	$186,736

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

The following table shows the assets being sold during the Current Period and the Prior Period:

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Balance Sheet at time of Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$43,000	$45,276	$14,438	$2,286	$2,711	$49,500 / $24.75	$58,240 / $29.12
2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	$137,000	$137,150	($27,150)
#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$192,500	$192,786	$34,714	$2,485	$6,746	$199,000 / $39.80	$ 230,000 / $46.00
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$5,550	$18,373	$375,000 / $125.00	$420,000 / $140.00

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

The Series designated in the table below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#03SS1	#06FS1	#00FM1
Income before provision for income taxes	86,851	33,448	13,381
Reversal of valuation allowance, gross	-	(2,145)	(1,057)
Taxed at federal and statutory rates	21%	21%	21%
Provision for income taxes	$ 18,373	$ 6,746	$2,711

Asset Acquisitions, Purchase Options and Asset Sales

Details of the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements during the Current Period and the Prior Period are listed in the Master Series Table in Appendix A and summarized in the table below. We typically acquire Underlying Assets through the following methods.

-Upfront purchase - acquire the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

-Purchase option agreement - enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement - enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, are listed in the Master Series Table in Appendix A and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2019	(3)	($372,500)	5	$725,825	6	$706,375	2	$410,399	10	$1,470,099
2020	(3)	($856,992)	0	$0	0	$0	0	$0	(3)	($856,992)
Cumulative Total:	(6)	($1,229,492)	5	$725,825	6	$706,375	2	$410,399	7	$613,106

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C - Related Party Transactions”, “Note D -Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B(5)) for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold during the Current Period and Prior Period for gains (see Asset Disposition section in Note (A)).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period.

Period	Income / (Loss)	Net Working Capital (Deficit)	Accumulated Deficit
2019	($174,602)	($1,188,530)	($316,397)
2020	($178,560)	($294,671)	($558,167)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due, including the obligations of each listed Series.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of the Current Period and Prior Period, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	12/31/2020	12/31/2019
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#06FS1	-	9,152
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#00FM1	-	3,760
#72MC1	4,989	4,989
#06FG1	2,500	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,439

#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,789
#03SS1	23,641	-
Total Series Cash Balance	124,672	114,536
RSE Collection	8,815	-
Total Cash Balance	$133,487	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B(5)).

Financial Obligations of the Company

On April 30, 2019, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $1.5 million revolving line of credit (the “LoC”) with Silicon Valley Bank. The LoC allowed RSE Markets to draw up to 80% of the value of an Underlying Asset for any asset held on the books of the Company for less than 180 days. Interest on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense was paid monthly by RSE Markets. The Company was also jointly and severally liable for any amounts outstanding under this LoC. On December 20, 2019, RSE Markets and the Company cancelled the LoC and RSE Markets repaid all outstanding amounts totaling $220,000 in outstanding principal under the LoC as well as accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $2.25 million demand note (the “DN”) with Upper90 Fund, LP. The DN allowed RSE Markets to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest on any amounts outstanding under the DN accrued at a fixed per annum rate of 15%. The Company was also jointly and severally liable for any amounts outstanding under this DN.

On November 24, 2020 RSE Markets, Rally Holdings and the Company replaced the DN with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Collectible Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and both are no longer jointly and severally liable under the CF.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Trend Information

Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2019	22	25	23
2020	1	1	0

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table in Appendix A as well as additional Offerings in the next twelve months.  The proceeds from any Offerings closed in the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings this year and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce Operating Expenses (as described in Note B(5)) for each Series, as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view sale to us as a more efficient method of transacting than the traditional auction or dealership processes.

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Collection Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager). The Asset Manager also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend for the sales of the Interests to occur principally through the Platform.  However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of December 31, 2020 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,781	$69,400	$1,049	$0	$1,028	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$4,691	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$9,242	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$6,332	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$17,989	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$3,686	($444)	$118,500	$59.25	2,000
#89PS1 (1)	$1,000	$160,000	$470	$1,238	$521	$1,771	$165,000	$82.50	2,000
#90FM1 (1)	$500	$14,500	$90	$500	$446	$464	$16,500	$8.25	2,000
#83FB1	$2,500	$330,000	$2,522	$2,625	$3,191	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$3,257	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,500	$460,000	$3,487	$3,713	$33,674	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,000	$100,000	$793	$810	$2,452	$1,944	$108,000	$54.00	2,000
#99LE1	$2,000	$62,100	$510	$521	$2,599	$1,770	$69,500	$34.75	2,000
#91MV1	$1,000	$33,950	$279	$500	$1,671	$600	$38,000	$19.00	2,000
#92LD1	$2,500	$146,181	$1,114	$1,238	$11,749	$2,219	$165,000	$55.00	3,000
#94DV1	$2,000	$52,500	$388	$500	$271	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,000	$115,000	$542	$934	$551	$2,474	$124,500	$62.25	2,000
#06FG1	$2,500	$309,000	$2,316	$2,400	$586	$3,198	$320,000	$64.00	5,000
#11BM1	$3,000	$78,500	$567	$630	$786	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,500	$610,000	$4,305	$4,763	$3,216	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,601	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,765	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$586	$1,553	$126,000	$63.00	2,000
#76PT1	$2,000	$179,065	$1,382	$1,424	$3,736	$1,793	$189,900	$63.30	3,000
#75RA1	$2,750	$75,000	$586	$630	$1,302	$3,732	$84,000	$28.00	3,000
#65AG1	$3,000	$170,000	$1,272	$1,339	$986	$1,903	$178,500	$89.25	2,000
#93FS1	$2,500	$130,000	$1,011	$1,031	$1,686	$1,272	$137,500	$68.75	2,000
#61JE1	$2,500	$235,000	$1,661	$1,845	$1,136	$3,858	$246,000	$82.00	3,000
#90MM1	$1,500	$22,000	$196	$500	$1,486	$918	$26,600	$5.32	5,000
#65FM1	$2,500	$75,000	$619	$619	$1,797	$1,966	$82,500	$41.25	2,000
#88PT1	$1,750	$61,875	$495	$500	$3,594	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,500	$570,000	$4,481	$4,481	$2,786	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$3,640	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,145	$669	$145,000	$72.50	2,000
#61MG1	$4,197	$325,000	$2,550	$2,550	$1,090	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$288	$2,875	$52,500	$26.25	2,000
#89FT1	$1,714	$172,500	$1,800	$1,350	$3,036	($400)	$180,000	$45.00	4,000
#80PN1	$5,300	$45,750	$480	$500	$0	($4,030)	$48,000	$9.60	5,000
#89FG2	$3,575	$118,500	$1,275	$956	$1,475	$1,719	$127,500	$75.00	1,700
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,700	$3,115	$292,000	$146.00	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through December 31, 2020.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

The Plan of Distribution table below represents Offerings with no Closing as of December 31, 2020 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#82AV1	$2,500	$285,000	$2,975	$2,231	$1,671	$3,123	$297,500	$20.00	14,875
#95FF1	$5,000	$105,000	$1,200	$900	$3,400	$4,500	$120,000	$10.00	12,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through December 31, 2020. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the “Use of Proceeds” in Appendix B for each respective Series, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case an Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of 1% of the Interests of each Series as of the Closing of the Offering of such Series. The Manager may purchase greater than 1% of the Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated July 7, 2021, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series, and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated March 2, 2018 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

Atlantic Capital Bank, N.A., serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of June 11, 2019, on behalf of each Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $5,000. The Company will also fund $13,750 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $75,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.  The Company will also pay the BOR a one-time consulting fee of $5,000 in exchange for general consulting services provided in connection to Offerings.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amount described in the Master Series Table in Appendix A for each Series and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.

Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Collectible Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Collectible Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. In addition Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

The Company’s core competency is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the Investors. In addition, through the use of the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in the Asset Class. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Current Liquidity Platform (as defined below) or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Current Liquidity Platform or the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Collectible Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs is to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. We believe the Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Our objective is to become the leading marketplace for investing in collector quality Collectible Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Collectible Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Collectible Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Collectible Assets, developing in the industry, which will result in additional competition for Collectible Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Collectible Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table in Appendix A.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of RSE Markets); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table in Appendix A, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance.  For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various forms of Collectible Assets.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset can be found in the “Use of Proceeds” in Appendix B for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Current Liquidity Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.  In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset. Furthermore, should an Underlying Asset become obsolete (e.g.

due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Current Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company (the “Current Liquidity Platform”).  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which they purchase in an Offering. Trading Windows may from time to time be opened for one or more Series of Interests, at any time. Any Investor, who is not then subject to a lock-up, shall be free to sell their Interests.  The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the size of the particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests, and the number of discrete holders of the particular Series of Interests.  The Master Series Table in Appendix A reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once a transaction is executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “Frequency of facilitation”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Manager ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting Interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Platform.

Anticipated Future Liquidity Platform

PPEX ATS Platform

In the latter half of the third quarter of 2021, the Company plans to replace the Current Liquidity Platform with the PPEX ATS.  To that end, the Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager will facilitate, execute or transmit any transfer of Interests.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.  Upon the implementation of the PPEX ATS, the Company will inform Investors of the replacement of the Current Liquidity Platform with the PPEX ATS.

Frequency of Facilitation

Trading Windows may from time to time be opened for one or more Series of Interests, at any time. The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will initially be determined by the Company.  However, such time periods will be subject to adjustment at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.  Investors will be able submit bid and ask quotes on the Platform, which the Executing Broker may then submit on the PPEX ATS at any time, but no matching of buyers and sellers will occur other than during a Trading Window.  Bid and ask quotes submitted during a Trading Window may be matched immediately.  The Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during a Trading Window.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Frequency of Facilitation”), the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform will be originated by the Investor and communicated directly to the Executing Broker. Neither the Company nor any other Rally Entity will act as a broker or dealer or route any orders to the Executing Broker or the Custodian, and none of them will make any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS will make any recommendation as to the purchase or sale of any Interests. Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by a registered broker-dealer or another appropriately licensed third party.

The Platform will act as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company will pay an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, the Asset Manager intends to enter into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company will be licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has twenty-four full-time employees and five part-time contractors. Neither the Manager nor the Company has any employees

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines. See “Risk Factors.”

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings—If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform prior to the implementation of the PPEX ATS, and such cessation would materially and adversely affect your ability to transfer your Interests.”

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities nor the directors or executive officers of RSE Markets is, as of the date of this Offering Circular, subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof revenues and expenses are allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering

Acquisition Expenses	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset
Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is RSE Collection Manager, LLC, a Delaware limited liability company formed on March 16, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of RSE Markets. The Asset Manager is also the Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	55	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	43	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology and web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a BBA in Finance and Business Economics from the University of Notre Dame and an MBA from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date two individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently a partner of and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of December 31, 2020, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2019	RSE Markets, Inc.	Manager	$92,030	$0	$92,030
2020	RSE Markets, Inc.	Manager	$29,639	$0	$29,639

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of December 31, 2020, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Issued to Asset Seller
Interest - Series #77LE1 (3)	4/13/2017	2,000	201 / 10%	$77,700	0 / 0%
Interest - Series #69BM1	2/7/2018	2,000	217 / 11%	$115,000	0 / 0%
Interest - Series #85FT1	2/15/2018	2,000	210 / 11%	$165,000	0 / 0%
Interest - Series #88LJ1	4/12/2018	2,000	215 / 11%	$135,000	0 / 0%
Interest - Series #55PS1	6/6/2018	2,000	480 / 24%	$425,000	0 / 0%
Interest - Series #95BL1	7/12/2018	2,000	53 / 3%	$118,500	0 / 0%
Interest - Series #89PS1	7/31/2018	2,000	40 / 2%	$165,000	1200 / 60%
Interest - Series #90FM1	7/31/2018	2,000	50 / 3%	$16,500	300 / 15%
Interest - Series #83FB1	9/5/2018	5,000	206 / 4%	$350,000	0 / 0%
Interest - Series #98DV1	10/10/2018	2,000	51 / 3%	$130,000	0 / 0%
Interest - Series #93XJ1	11/6/2018	5,000	317 / 6%	$495,000	0 / 0%
Interest - Series #02AX1	11/30/2018	2,000	62 / 3%	$108,000	0 / 0%
Interest - Series #99LE1	12/4/2018	2,000	58 / 3%	$69,500	0 / 0%
Interest - Series #91MV1	12/7/2018	2,000	41 / 2%	$38,000	0 / 0%
Interest - Series #92LD1	12/26/2018	3,000	1575 / 53%	$165,000	0 / 0%
Interest - Series #94DV1	12/26/2018	2,000	713 / 36%	$57,500	0 / 0%
Interest - Series #72MC1	1/4/2019	2,000	50 / 3%	$124,500	800 / 40%
Interest - Series #11BM1	1/25/2019	2,000	855 / 43%	$84,000	0 / 0%
Interest - Series #80LC1	2/8/2019	5,000	125 / 3%	$635,000	375 / 8%
Interest - Series #02BZ1	2/8/2019	3,000	1235 / 41%	$195,000	0 / 0%
Interest - Series #88BM1	2/25/2019	3,000	1321 / 44%	$141,000	0 / 0%
Interest - Series #63CC1	3/18/2019	2,000	64 / 3%	$126,000	0 / 0%
Interest - Series #76PT1	3/22/2019	3,000	94 / 3%	$189,900	0 / 0%
Interest - Series #75RA1	4/9/2019	3,000	213 / 7%	$84,000	0 / 0%
Interest - Series #65AG1	4/16/2019	2,000	117 / 6%	$178,500	0 / 0%
Interest - Series #93FS1	4/22/2019	2,000	47 / 2%	$137,500	0 / 0%
Interest - Series #61JE1	4/26/2019	3,000	678 / 23%	$246,000	0 / 0%
Interest - Series #90MM1	4/26/2019	5,000	103 / 2%	$26,600	0 / 0%
Interest - Series #65FM1	7/18/2019	2,000	46 / 2%	$82,500	0 / 0%
Interest - Series #88PT1	7/18/2019	2,200	45 / 2%	$66,000	0 / 0%
Interest - Series #94LD1	8/6/2019	5,000	373 / 7%	$597,500	0 / 0%
Interest - Series #99SS1	9/11/2019	1,000	50 / 5%	$137,500	0 / 0%
Interest - Series #94FS1	9/17/2019	2,000	101 / 5%	$145,000	0 / 0%
Interest - Series #61MG1	9/30/2019	5,000	788 / 16%	$340,000	0 / 0%

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Issued to Asset Seller
Interest - Series #92CC1	10/2/2019	2,000	41 / 2%	$52,500	0 / 0%
Interest - Series #89FT1	10/11/2019	4,000	400 / 10%	$180,000	0 / 0%
Interest - Series #80PN1	11/6/2019	5,000	251 / 5%	$48,000	0 / 0%
Interest - Series #89FG2	11/14/2019	1,700	69 / 4%	$127,500	0 / 0%
Interest - Series #88LL1	12/8/2019	2,000	528 / 26%	$292,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated. Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1%.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 250 Lafayette Street, 2nd Floor, New York, NY 10012.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly-owned by RSE Markets.  George Leimer, Chief Executive Officer and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Leimer is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed-entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the Platform or PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the

Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 2019

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2020 and 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-17

Consolidated Statements of Members’ Equity F-32

Consolidated Statements of Cash Flows F-39

Notes to Consolidated Financial Statements F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") on a consolidated basis and for each listed Series as of December 31, 2020 and 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2020 and 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series' lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series' financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company's auditor since 2017.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

May 4, 2021

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	-	-	$2,214	$1,000	$1,271
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	4,149	-	-	2,214	1,000	1,271

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541	160,000
TOTAL ASSETS	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

LIABILITIES AND MEMBERS' EQUITY / DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	15	26	19	60	17	24
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	15	26	19	60	17	24
Members' Equity
Membership Contributions	111,236	163,883	133,508	422,131	116,742	161,521
Capital Contribution for Operating Expense	11,150	13,292	12,475	13,231	9,397	8,451
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)	(250)
Retained Earnings / (Accumulated Deficit)	(11,165)	(13,317)	(12,494)	(13,291)	(9,413)	(8,474)
Members' Equity	110,400	175,800	132,363	410,540	115,524	161,247
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$485	$2,485	$2,500	$-	$1,485	$1,985
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	485	2,485	2,500	-	1,485	1,985

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	14,786	332,806	122,544	-	488,586	101,786
TOTAL ASSETS	$15,271	$335,291	$125,044	$-	$490,071	$103,771

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	2	49	18	-	68	15
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	49	18	-	68	15
Members' Equity
Membership Contributions	15,446	335,691	125,757	-	487,801	104,452
Capital Contribution for Operating Expense	8,234	10,711	8,479	-	5,470	7,464
Capital Contribution for loss at Offering close	-	-	-	-	7,373	-
Distribution to RSE Collection	(175)	(400)	(713)	-	(5,103)	(681)
Retained Earnings / (Accumulated Deficit)	(8,236)	(10,759)	(8,497)	-	(5,538)	(7,479)
Members' Equity	15,269	335,242	125,026	-	490,003	103,756
TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,271	$335,291	$125,044	$-	$490,071	$103,771

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Assets
Current Assets
Cash and Cash Equivalents	$1,985	$984	$1,853	$1,984	$-	$4,989
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,985	984	1,853	1,984	-	4,989

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	64,271	35,437	157,902	52,787	-	115,562
TOTAL ASSETS	$66,256	$36,421	$159,755	$54,771	$-	$120,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	9	5	22	8	-	17
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	9	5	22	8	-	17
Members' Equity
Membership Contributions	66,699	36,621	160,430	54,771	-	120,551
Capital Contribution for Operating Expense	7,564	7,364	7,862	7,456	-	7,497
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(443)	(200)	-	-	-	-
Retained Earnings / (Accumulated Deficit)	(7,574)	(7,369)	(8,558)	(7,464)	-	(7,514)
Members' Equity	66,247	36,416	159,734	54,763	-	120,534
TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,256	$36,421	$159,755	$54,771	$-	$120,551

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Assets
Current Assets
Cash and Cash Equivalents	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,500	2,000	3,504	3,000	2,000	1,999

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	309,286	79,786	612,439	186,301	136,465	120,286
TOTAL ASSETS	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	46	12	90	27	20	18
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	46	12	90	27	20	18
Members' Equity
Membership Contributions	312,086	82,286	616,716	189,601	138,765	122,586
Capital Contribution for Operating Expense	8,536	6,700	8,386	8,057	7,070	6,873
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(300)	(500)	(774)	(300)	(300)	(300)
Retained Earnings / (Accumulated Deficit)	(8,581)	(6,712)	(8,476)	(8,084)	(7,090)	(6,892)
Members' Equity	311,740	81,774	615,853	189,274	138,445	122,267
TOTAL LIABILITIES AND MEMBERS' EQUITY	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,999	2,649	3,700	3,050	1,799	2,898

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	182,802	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	26	11	25	19	3	35
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	26	11	25	19	3	35
Members' Equity
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expense	6,995	6,553	6,695	4,782	4,078	6,497
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(7,021)	(6,564)	(6,720)	(4,801)	(4,081)	(6,532)
Members' Equity	184,775	78,541	173,961	134,167	24,983	238,251
TOTAL LIABILITIES AND MEMBERS' EQUITY	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,300	4,148	4,550	3,064	2,962	4,197

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	75,997	63,071	572,236	129,227	138,482	325,590
TOTAL ASSETS	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	11	9	84	19	20	48
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	11	9	84	19	20	48
Members' Equity
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution for Operating Expense	5,832	4,434	6,643	4,842	4,116	5,271
Capital Contribution for loss at Offering close	-	2,214	-	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Retained Earnings / (Accumulated Deficit)	(5,843)	(4,443)	(6,727)	(4,860)	(4,136)	(5,319)
Members' Equity	78,286	67,209	576,702	132,272	141,424	329,739
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Pre-paid Insurance	-	-	-	-	-	-	4
Total Current Assets	2,412	1,714	3,662	3,288	5,489	23,641	133,491

Collectible Automobiles - Deposits	-	-	-	-	-	-	11,000
Collectible Automobiles - Owned	46,188	175,136	47,388	119,562	277,811	-	7,283,391
TOTAL ASSETS	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	18,373	18,373
Insurance Payable	7	26	7	18	41	-	1,280
Due to the Manager or its Affiliates	-	-	-	-	-	-	408,509
Total Liabilities	7	26	7	18	41	18,373	428,162
Members' Equity
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	6,995,378
Capital Contribution for Operating Expense	3,723	5,236	3,569	3,681	4,881	-	518,237
Capital Contribution for loss at Offering close	-	400	4,030	-	-	-	44,272
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	-
Retained Earnings / (Accumulated Deficit)	(3,729)	(5,261)	(3,576)	(3,698)	(4,922)	5,268	(558,167)
Members' Equity	48,593	176,825	51,043	122,833	283,259	5,268	6,999,720
TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	225	342	278	855	228	330
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,222	3,338	3,274	3,851	3,224	3,326
Operating Loss	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,222)	$(3,338)	$(3,274)	$(3,851)	$(3,224)	$(3,326)

Basic and Diluted (Loss) per Membership Interest	$(1.61)	$(1.67)	$(1.64)	$(1.93)	$(1.61)	$(1.66)
Weighted Average Membership Interests	2000	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$-	$-	$1,796
Transportation	-	-	-	-	-	-
Insurance	32	668	245	-	895	204
Professional Fees	1,200	1,200	1,200	-	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,028	3,664	3,241	-	2,095	3,200
Operating Loss	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,028)	$(3,664)	$(3,241)	$-	$(2,095)	$(3,200)

Basic and Diluted (Loss) per Membership Interest	$(1.51)	$(0.73)	$(1.62)		$(0.42)	$(1.60)
Weighted Average Membership Interests	2000	5000	2000		5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$-	$1,796
Transportation	-	-	-	-	-	-
Insurance	128	70	302	107	-	234
Professional Fees	1,200	1,200	1,200	1,200	-	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,124	3,066	3,298	3,104	-	3,231
Operating Loss	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$-	$(3,231)

Basic and Diluted (Loss) per Membership Interest	$(1.56)	$(1.53)	$(1.10)	$(1.55)		$(1.62)
Weighted Average Membership Interests	2000	2000	3000	2000		2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	621	159	1,263	374	272	239
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,617	3,156	4,259	3,370	3,268	3,235
Operating Loss	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)

Basic and Diluted (Loss) per Membership Interest	$(0.72)	$(1.58)	$(0.85)	$(1.12)	$(1.09)	$(1.62)
Weighted Average Membership Interests	5000	2000	5000	3000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,654	$1,796
Transportation	-	-	-	-	-	-
Insurance	356	154	338	274	45	488
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,353	3,151	3,335	3,270	2,898	3,484
Operating Loss	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)

Basic and Diluted (Loss) per Membership Interest	$(1.12)	$(1.05)	$(1.67)	$(1.64)	$(0.58)	$(1.16)
Weighted Average Membership Interests	3000	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	149	126	1,134	252	269	647
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,146	3,122	4,131	3,248	3,266	3,643
Operating Loss	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)

Basic and Diluted (Loss) per Membership Interest	$(1.57)	$(1.42)	$(0.83)	$(3.25)	$(1.63)	$(0.73)
Weighted Average Membership Interests	2000	2200	5000	1000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$45	$74,400
Transportation	-	-	-	-	-	-	1,100
Insurance	90	343	92	241	547	334	19,499
Professional Fees	1,200	1,200	1,200	1,200	1,200	20	48,020
Marketing Expense	-	-	-	-	-	-	500
Total Operating Expenses	3,086	3,340	3,089	3,237	3,544	399	143,519
Operating Loss	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	(399)	(143,519)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	165
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	87,250	59,484
(Loss) on Impairment	-	-	-	-	-	-	(75,987)
Income / (Loss) Before Income Taxes	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	86,851	(160,188)
Provision for Income Taxes	-	-	-	-	-	18,373	18,373
Net Income / (Loss)	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)

Basic and Diluted (Loss) per Membership Interest	$(1.54)	$(0.83)	$(0.62)	$(1.90)	$(1.77)	$22.83
Weighted Average Membership Interests	2000	4000	5000	1700	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$2,279	$2,279	$2,279	$2,279	$2,279
Transportation	500	1,700	2,300	500	500
Insurance	492	627	573	1,784	442
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,471	5,806	6,352	5,763	4,421
Operating Loss	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.24)	$(2.90)	$(3.18)	$(2.88)	$(2.21)
Weighted Average Membership Interest	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$654	$2,479	$2,279	$2,279	$600
Transportation	1,850	279	500	500	-
Insurance	654	74	1,285	478	247
Professional Fees	1,200	1,200	1,200	1,200	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,358	4,032	5,264	4,457	1,266
Operating Loss	(4,358)	(4,032)	(5,264)	(4,457)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,358)	(4,032)	(5,264)	(4,457)	33,448
Provision for Income Taxes	-	-	-	-	6,746
Net Income / (Loss)	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702

Basic and Diluted Income / (Loss) per Membership Interest	$(2.18)	$(2.02)	$(1.05)	$(2.23)	$5.34
Weighted Average Membership Interest	2000	2000	5000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$2,279	$2,279	$2,279	$2,479
Transportation	-	-	500	500	278
Insurance	1,704	397	256	141	605
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	675
Total Operating Expenses	2,904	3,876	4,235	4,120	5,237
Operating Loss	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.58)	$(1.94)	$(2.12)	$(2.06)	$(1.75)
Weighted Average Membership Interest	5000	2000	2000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$2,479	$645	$2,377	$2,104	$1,879
Transportation	390	-	278	390	279
Insurance	212	77	445	1,299	283
Professional Fees	1,200	335	1,184	1,171	1,116
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,281	1,057	4,284	4,964	3,557
Operating Loss	(4,281)	(1,057)	(4,284)	(4,964)	(3,557)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,281)	13,381	(4,284)	(4,964)	(3,557)
Provision for Income Taxes	-	2,711	-	-	-
Net Income / (Loss)	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.14)	$5.33	$(2.14)	$(0.99)	$(1.78)
Weighted Average Membership Interest	2000	2000	2000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$654	$2,240	$2,103	$1,973	$1,944
Transportation	350	779	279	390	279
Insurance	2,152	635	439	352	517
Professional Fees	1,061	1,060	1,000	942	929
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,217	4,714	3,821	3,657	3,669
Operating Loss	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.84)	$(1.57)	$(1.27)	$(1.83)	$(1.22)
Weighted Average Membership Interest	5000	3000	3000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,902	$1,572	$304	$304	$1,377
Transportation	390	500	-	-	224
Insurance	234	466	400	66	632
Professional Fees	887	847	826	813	813
Marketing Expense	-	-	-	-	-
Total Operating Expenses	3,413	3,385	1,530	1,183	3,048
Operating Loss	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.14)	$(1.69)	$(0.77)	$(0.24)	$(1.02)
Weighted Average Membership Interest	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$2,041	$654	$479	$599	$374
Transportation	-	-	850	500	-
Insurance	130	142	826	153	156
Professional Fees	526	526	442	360	340
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,697	1,322	2,597	1,612	870
Operating Loss	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.35)	$(0.60)	$(0.52)	$(1.61)	$(0.44)
Weighted Average Membership Interest	2000	2200	5000	1000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$554	$304	$417	$273	$232	$106	$74,124
Transportation	390	-	1,000	-	-	1,100	39,049
Insurance	432	46	240	34	76	101	27,343
Professional Fees	300	293	265	180	153	71	36,060
Marketing Expense	-	-	-	-	-	-	10,160
Total Operating Expenses	1,676	643	1,922	487	461	1,378	186,736
Operating Loss	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(186,736)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	411
Other Income
Gain on Sale	-	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(165,145)
Provision for Income Taxes	-	-	-	-	-	-	9,457
Net Income / (Loss)	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.34)	$(0.32)	$(0.48)	$(0.10)	$(0.27)	$(0.69)
Weighted Average Membership Interest	5000	2000	4000	5000	1700	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Balance January 1, 2019	$110,386	$175,827	$132,467	$410,885	$115,615	$161,372
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	4,125	5,456	5,908	5,383	3,963	4,084
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(4,471)	(5,806)	(6,352)	(5,762)	(4,420)	(4,358)
Balance December 31, 2019	110,041	175,477	132,023	410,506	115,157	161,098
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,581	3,661	3,614	3,886	3,591	3,475
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Balance December 31, 2020	$110,400	$175,800	$132,363	$410,540	$115,524	$161,247

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Balance January 1, 2019	$15,283	$335,498	$125,121	$195,389	$490,365	$103,835
Distribution	-	-	-	(230,000)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,732	4,850	4,002	7,908	3,108	3,417
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(4,032)	(5,264)	(4,457)	26,702	(2,904)	(3,876)
Balance December 31, 2019	14,983	335,085	124,667	-	490,570	103,376
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,314	3,822	3,601	-	1,529	3,580
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Balance December 31, 2020	$15,269	$335,242	$125,026	$-	$490,003	$103,756

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Balance January 1, 2019	$66,291	$36,440	$160,516	$54,732	$-	$-
Distribution	-	-	-	-	(58,240)	-
Membership Contributions	-	-	-	-	47,774	120,551
Capital Contribution	3,771	3,649	4,289	4,036	8	3,977
Distribution to RSE Collection	-	-	-	-	(212)	-
Net Income / (Loss)	(4,235)	(4,120)	(5,237)	(4,281)	10,670	(4,284)
Balance December 31, 2019	65,827	35,969	159,568	54,487	-	120,244
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,544	3,513	3,463	3,380	-	3,520
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Balance December 31, 2020	$66,247	$36,416	$159,734	$54,763	$-	$120,534

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	312,086	82,286	616,716	189,601	138,765	122,586
Capital Contribution	4,772	3,253	4,409	4,551	3,620	3,442
Distribution to RSE Collection	(300)	(500)	(774)	(300)	(300)	(300)
Net Income / (Loss)	(4,964)	(3,556)	(4,217)	(4,714)	(3,821)	(3,657)
Balance December 31, 2019	311,594	81,483	616,134	189,138	138,264	122,071
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,764	3,448	3,977	3,506	3,450	3,431
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Balance December 31, 2020	$311,740	$81,774	$615,853	$189,274	$138,445	$122,267

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution	3,376	3,086	2,917	1,210	872	2,737
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Net Income / (Loss)	(3,669)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Balance December 31, 2019	184,508	78,225	173,518	133,866	24,676	237,975
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,619	3,466	3,778	3,572	3,205	3,760
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Balance December 31, 2020	$184,775	$78,541	$173,961	$134,167	$24,983	$238,251

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution	2,403	3,212	2,319	1,150	604	1,288
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Net Income / (Loss)	(2,697)	(1,321)	(2,596)	(1,612)	(870)	(1,676)
Balance December 31, 2019	78,003	66,896	576,509	131,829	141,178	329,400
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,429	3,435	4,324	3,691	3,512	3,983
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Balance December 31, 2020	$78,286	$67,209	$576,702	$132,272	$141,424	$329,739

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Balance January 1, 2019	$-	$-	$-	$-	$-	$-	$2,783,786
Distribution	-	-	-	-	-	-	(230,000)
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	4,415,016
Capital Contribution	351	1,829	4,242	236	1,349	-	180,036
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	(212)
Net Income / (Loss)	(643)	(1,921)	(487)	(461)	(1,378)	-	(174,603)
Balance December 31, 2019	48,308	176,357	50,775	122,625	283,271	-	6,974,023
Distribution	-	-	-	-	-	(402,720)	(402,720)
Membership Contributions	-	-	-	-	-	338,300	338,300
Capital Contribution	3,371	3,807	3,357	3,445	3,532	1,209	268,678
Distribution to RSE Collection	-	-	-	-	-	-	-
Net Income / (Loss)	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	68,479	(178,560)
Balance December 31, 2020	$48,593	$176,825	$51,043	$122,833	$283,259	$5,268	$6,999,720

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,222)	$(3,338)	$(3,274)	$(3,851)	$(3,224)	$(3,326)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,581	3,661	3,614	3,886	3,591	3,475
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	104	130	120	384	95	131
Insurance Payable	15	26	19	60	17	24
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(479)	(479)	(479)	(479)	(479)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000	1,271
Cash end of year	$4,149	$-	$-	$2,214	$1,000	$1,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,028)	$(3,664)	$(3,241)	$-	$(2,095)	$(3,200)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,314	3,822	3,601	-	1,529	3,580
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	16	272	101	-	499	84
Insurance Payable	2	49	18	-	68	15
Income Taxes Payable	-	-	-	(6,746)	-	-
Due to the Manager or its Affiliates	-	-	-	(2,406)	-	-
Accounts Payable	(304)	(479)	(479)	-	-	(479)
Net cash (used in) / provided by operating activities	-	-	-	(9,152)	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	(9,152)	-	-
Cash beginning of year	485	2,485	2,500	9,152	1,485	1,985
Cash end of year	$485	$2,485	$2,500	$-	$1,485	$1,985

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$-	$(3,231)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,544	3,513	3,463	3,380	-	3,520
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	50	26	117	19	-	-
Insurance Payable	9	5	22	8	-	14
Income Taxes Payable	-	-	-	-	(2,711)	-
Due to the Manager or its Affiliates	-	-	-	-	(1,049)	-
Accounts Payable	(479)	(479)	(304)	(304)	-	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	(3,760)	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	(3,760)	-
Cash beginning of year	1,985	984	1,853	1,984	3,760	4,989
Cash end of year	$1,985	$984	$1,853	$1,984	-	$4,989

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,764	3,448	3,977	3,506	3,450	3,431
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	111	-	495	141	102	90
Insurance Payable	46	12	90	27	20	18
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(304)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	2,500	2,000	3,504	3,000	2,000	1,999
Cash end of year	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,619	3,466	3,778	3,572	3,205	3,760
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	11	-	11	-	-	-
Insurance Payable	26	(12)	25	3	(3)	28
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,999	2,649	3,700	3,050	1,799	2,898
Cash end of year	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,429	3,435	4,324	3,691	3,512	3,983
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	9	-	201	17	37	-
Insurance Payable	11	(10)	84	19	20	(36)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(479)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	(291)	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	(291)	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	(291)	-	-	-	-
Cash beginning of year	2,300	4,439	4,550	3,064	2,962	4,197
Cash end of year	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,371	3,807	3,357	3,445	3,532	1,209	164,924
(Gain) / Loss on sale of Asset	-	-	-	-	-	(87,250)	(59,484)
Loss on Impairment of Asset	-	-	-	-	-	-	75,987
Prepaid Insurance	12	-	-	7	77	-	3,979
Insurance Payable	7	(51)	5	18	41	-	873
Income Taxes Payable	-	-	-	-	-	18,373	8,916
Due to the Manager or its Affiliates	-	-	-	-	-	-	(3,455)
Accounts Payable	(304)	(417)	(273)	(232)	(106)	-	(16,752)
Net cash (used in) / provided by operating activities	-	-	-	-	-	811	(3,572)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	(300)	(332,750)	(3,341)
Proceeds from Sale of Asset	-	-	-	-	-	420,000	855,000
Net cash provided by / (used in) investing activities	-	-	-	-	(300)	87,250	851,659

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	338,300	338,300
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-	(764,716)
Distributions	-	-	-	-	-	(402,720)	(402,720)
Net cash provided by / (used in) financing activities	-	-	-	-	-	(64,420)	(829,136)

Net change in cash	-	-	-	-	(300)	23,641	18,951
Cash beginning of year	2,412	1,714	3,662	3,288	5,789	-	114,536
Cash end of year	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Supplemental Cash Flow Information:
Forgiveness of amounts due to manager and Contributed to the Company/Series							$ 103,753

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,125	5,456	5,908	5,383	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(33)	(29)	(35)	(99)	(21)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	379	379	479	479	479
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	(286)	-
Cash beginning of year	4,149	-	-	2,500	1,000
Cash end of year	$4,149	$-	$-	$2,214	$1,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,084	3,732	4,850	4,002	7,909
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	(30)	(4)	(65)	(24)	118
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	6,746
Accounts Payable	304	304	479	479	-
Net cash used in operating activities	-	-	-	-	6,761

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Net cash (used in) / provided by investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	2,406
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	(230,000)
Net cash used in financing activities	-	-	-	-	(227,594)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of year	1,271	771	2,771	2,500	2,771
Cash end of year	$1,271	$485	$2,485	$2,500	$9,152
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,109	3,417	3,771	3,649	4,289
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(205)	(20)	(15)	(8)	(31)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	479	479	479	304
Net cash used in operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(286)	(286)	(286)	(287)	(243)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(286)	(286)	(286)	(287)	(243)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(918)
Cash beginning of year	1,771	2,271	2,271	1,271	2,771
Cash end of year	$1,485	$1,985	$1,985	$984	$1,853
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,036	8	3,977	4,772	3,253
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(58)	-	-	(112)	-
Due to the Manager for Insurance	-	-	3	-	-
Income Taxes Payable	-	2,711	-	-	-
Accounts Payable	304	-	304	304	304
Net cash used in operating activities	-	(1,049)	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(287)	(45,562)	(65,762)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Net cash (used in) / provided by investing activities	(287)	14,438	(65,762)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	70,751	312,086	82,286
Due to the manager and other affiliates	-	1,049	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution of Gain on sale of assets to members	-	(58,240)	-	-	-
Net cash used in financing activities	-	(9,629)	70,751	311,786	81,786

Net change in cash	(287)	3,760	4,989	2,500	2,000
Cash beginning of year	2,271	-	-	-	-
Cash end of year	$1,984	$3,760	$4,989	$2,500	$2,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$49,800	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,409	4,551	3,620	3,442	3,376
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(496)	(141)	(103)	(89)	(11)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)

Cash flow from financing activities:
Proceeds from sale of membership interests	569,091	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	568,318	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	1,999	1,999
Cash beginning of year	-	-	-	-	-
Cash end of year	$3,504	$3,000	$2,000	$1,999	$1,999
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	$47,625	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,086	2,917	1,210	872	2,737
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	-	(11)	-	-	-
Due to the Manager for Insurance	23	-	17	7	7
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	479	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	78,552	173,986	134,186	24,986	238,286

Net change in cash	2,649	3,700	3,050	1,799	2,898
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,649	$3,700	$3,050	$1,799	$2,898
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,403	999	2,319	1,150	604
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(10)	-	(201)	(17)	(38)
Due to the Manager for Insurance	-	19	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	479	479	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,297	65,005	577,286	133,279	141,794
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	78,297	67,219	576,786	132,291	141,444

Net change in cash	2,300	4,439	4,550	3,064	2,962
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,300	$4,439	$4,550	$3,064	$2,962
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,288	351	1,429	212	236	1,349	146,030
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	(22,002)
Prepaid Insurance	-	(12)	-	-	(7)	(77)	(2,598)
Due to the Manager for Insurance	84	-	76	2	-	-	423
Income Taxes Payable	-	-	-	-	-	-	9,457
Accounts Payable	304	304	417	273	232	106	16,452
Net cash used in operating activities	-	-	-	-	-	-	(26,840)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-	120,432
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-	-	-
Investment in collectible automobiles	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(3,039,129)
Proceeds from Sale of Assets	-	-	-	-	-	-	397,500
Net cash (used in) / provided by investing activities	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(2,521,197)

Cash flow from financing activities:
Proceeds from sale of membership interests	330,287	48,600	176,850	47,020	123,550	283,775	4,375,831
Due to the manager and other affiliates	-	-	-	-	-	-	(1,378,451)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	400	4,030	-	-	6,644
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Distribution of Gain on sale of assets to members	-	-	-	-	-	-	(398,240)
Net cash used in financing activities	329,787	48,600	176,850	51,050	122,850	283,300	2,605,784

Net change in cash	4,197	2,412	1,714	3,662	3,288	5,789	57,747
Cash beginning of year	-	-	-	-	-	-	56,787
Cash end of year	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-	$97,425
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager							$27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification and acquisition of collectible automobiles (“Automobile Assets” or the “Asset Class”) and the management and marketing of a collection of Automobile Assets, as selected and acquired by the Company for the benefit of investors. RSE Markets, Inc., a Delaware corporation formed on April 28, 2016 (“RSE Markets”), is the manager of the Company (the “Manager”) and also serves as the asset manager for the collection of Automobile Assets owned by the Company and each series (the “Asset Manager”). Effective on March 26, 2021 RSE Collection Manager, LLC, a single member Delaware limited liability company formed on March 16, 2021 and owned by Rally Holdings LLC, a single member Delaware limited liability company formed on October 27, 2020 (“Rally Holdings”) and a wholly owned subsidiary of RSE Markets, Inc., became the Manager of the Company, and Rally Holdings became the Asset Manager of the Company. The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Automobile Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B(5)) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2020 and December 31, 2020. “Prior Period” refers to the time period between January 1, 2019 and December 31, 2019. The Manager has assembled a network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company.

OPERATING AGREEMENT

General:

In accordance with the operating agreement each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B(5)). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from Offering for facilitating the sale of securities for Offerings qualified as of March 6, 2019. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note F).

In the case that Free Cash Flow (as described in Note F) is available and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a Management Fee (as described in Note F) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold during the Current Period and Prior Period for gains (see Asset Disposition section in Note (A)).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
2019	($174,602)	($1,188,530)	($316,397)
2020	($178,560)	($294,671)	($558,167)

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due, including the obligations of each listed Series.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. Each Series will continue to incur Operating Expenses (as described in Note B(5)) including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At the end of the Current Period and end of the Prior Period, the Company and the Series for which Closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	12/31/2020	12/31/2019
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#06FS1	-	9,152
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#00FM1	-	3,760
#72MC1	4,989	4,989
#06FG1	2,500	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,439
#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,789
#03SS1	23,641	-
Total Series Cash Balance	$124,672	$114,536
RSE Collection	8,815	-
Total Cash Balance	$133,487	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B(5)) or  Acquisition Expenses (as described in Note B(6)), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; During the Current Period, the Manager has paid for certain but not all Operating Expenses related to Series that have closed Offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions and are further described in Note B(5).

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B(5)) for individual Series, as has been the case for the majority of the Series for which Closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future Operating Expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities.  The table outlined in Note B(7) outlines all Offerings for which a Closing has occurred during the Current Period and Prior Period.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

During the Current Period and Prior Period, the Company received purchase offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s Advisory Board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances the Company may decide to sell an Underlying Asset, that is on the books of the Company, but no Offering has occurred. Therefore the Underlying Asset has not but not yet been transferred to the applicable Series. In these instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Balance Sheet at time of Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$43,000	$45,276	$14,438	$2,286	$2,711	$49,500 / $24.75	$58,240 / $29.12
2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	$137,000	$137,150	($27,150)
#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$192,500	$192,786	$34,714	$2,485	$6,746	$199,000 / $39.80	$ 230,000 / $46.00
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$5,550	$18,373	$375,000 / $125.00	$420,000 / $140.00

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

Upon disposition, the Series will be dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of the Company and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other Offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s Offering Circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense (as described in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and are summarized in the table below.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions
2019	$49,429	$130,194
2020	$125,988	$142,690

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the Current Period and Prior Period, the Company incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table as follows:

Operating Expenses
Applicable Series	2020	2019
#77LE1	$3,145	$4,300
#69BM1	3,222	4,471
#85FT1	3,338	5,806
#88LJ1	3,274	6,352
#55PS1	3,851	5,763
#95BL1	3,224	4,421
#89PS1	3,326	4,358
#90FM1	3,028	4,032
#83FB1	3,664	5,264
#98DV1	3,241	4,457
#06FS1	-	1,266
#93XJ1	2,095	2,904
#02AX1	3,200	3,876
#99LE1	3,124	4,235
#91MV1	3,066	4,120
#92LD1	3,298	5,237
#94DV1	3,104	4,281
#00FM1	-	1,057
#72MC1	3,231	4,284
#06FG1	3,617	4,964
#11BM1	3,156	3,557
#80LC1	4,259	4,217
#02BZ1	3,370	4,714
#88BM1	3,268	3,821
#63CC1	3,235	3,657
#76PT1	3,353	3,669
#75RA1	3,151	3,413
#65AG1	3,335	3,385
#93FS1	3,270	1,530
#90MM1	2,898	1,183
#61JE1	3,484	3,048
#88PT1	3,122	1,322
#65FM1	3,146	2,697
#94LD1	4,131	2,597
#99SS1	3,248	1,612
#94FS1	3,266	870
#61MG1	3,643	1,676
#92CC1	3,086	643
#89FT1	3,340	1,922
#80PN1	3,089	487
#89FG2	3,237	461
#88LL1	3,544	1,378
#03SS1	399	-
RSE Collection	11,444	49,429
Total Operating Expenses	$143,519	$186,736

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following Series recorded an impairment charge in the Current Period and Prior Period.

Period	Series	Impairment of asset
2019	-	-
2020	#72FG2	($75,987)

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series, that are incurred prior to the Closing of an Offering, are initially funded by the Manager, but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties have acquired numerous Underlying Assets since the beginning of the Prior Period. The following table presents all costs capitalized on the acquisition of Underlying Assets during the Current Period and Prior Period.

Please note the following table excludes purchase price and capitalized acquisitions costs related to Underlying Assets sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Expense	Total

#77LE1	(1,3)	$69,400	$787	$70,187
#69BM1	(1)	102,395	3,871	106,266
#85FT1	(1)	172,500	3,326	175,826
#88LJ1	(1)	127,176	5,206	132,382
#55PS1	(1)	405,000	3,386	408,386
#93XJ1	(1)	460,000	28,586	488,586
#83FB1	(1)	330,000	2,806	332,806
#89PS1	(1)	160,000	-	160,000
#90FM1	(1)	14,500	286	14,786
#95BL1	(1)	112,500	2,041	114,541
#98DV1	(1)	120,000	2,544	122,544
#02AX1	(1)	100,000	1,786	101,786
#99LE1	(1)	62,100	2,171	64,271
#91MV1	(1)	33,950	1,487	35,437
#94DV1	(1)	52,500	287	52,787
#92LD1	(1)	146,181	11,721	157,902
#72MC1	(1)	115,000	562	115,562
#06FG1	(1)	309,000	286	309,286
#11BM1	(1)	78,500	1,286	79,786
#80LC1	(1)	610,000	2,439	612,439
#02BZ1	(1)	185,000	1,301	186,301
#88BM1	(1)	135,000	1,465	136,465
#63CC1	(1)	120,000	286	120,286
#76PT1	(1)	179,065	3,737	182,802
#75RA1	(1)	75,000	903	75,903
#65AG1	(1)	170,000	286	170,286
#93FS1	(1)	130,000	1,136	131,136
#90MM1	(1)	22,000	1,187	23,187
#61JE1	(1)	235,000	388	235,388
#88PT1	(1)	61,875	1,196	63,071
#65FM1	(1)	75,000	997	75,997
#94LD1	(1)	570,000	2,236	572,236
#99SS1	(1)	126,575	2,652	129,227
#94FS1	(1)	135,399	3,083	138,482
#61MG1	(1)	325,000	590	325,590
#92CC1	(1)	45,000	1,188	46,188
#89FT1	(1)	172,500	2,636	175,136
#80PN1	(1)	45,750	1,638	47,388
#89FG2	(1)	118,500	1,062	119,562
#88LL1	(1)	275,000	2,811	277,811
#87FF1	(2)	11,000	-	11,000
#82AV1	(2)	285,000	1,364	286,364
#86FT1	(2)	-	529	529
#95FF1	(2)	105,000	3,488	108,488
Total		$7,183,365	$111,025	$7,294,391
Underlying Assets owned at December 31, 2020 and previous periods was as follow:
Underlying assets acquired during year ended 2016, net of sales of assets		298,971	2,650	301,621
Underlying assets acquired during year ended 2017, net of sales of assets		202,500	24,040	226,540
Underlying assets acquired during year ended 2018, net of sales of assets		4,932,013	48,105	4,980,119
Underlying assets acquired during year ended 2019, net of sales of assets		2,606,874	47,399	2,654,273
Underlying assets acquired during year ended 2020, net of sales of assets		(856,992)	(11,169)	(868,161)
Grand Total		$7,183,365	$111,026	$7,294,391

(1)Offering for Series Interests closed at the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings/(Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as a “Capital Contribution for loss at Offering close”.

Membership Contributions for each Offering that closed are as follows and excluding Series for which assets were sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
#77LE1	4/13/2017	$77,700	$1,049	$3,443	$-	$-	$73,208
#69BM1	2/7/2018	115,000	778	2,986	-	-	111,236
#85FT1	2/16/2018	165,000	1,117	-	-	-	163,883
#88LJ1	4/12/2018	135,000	914	578	-	-	133,508
#55PS1	6/6/2018	425,000	2,869	-	-	-	422,131
#93XJ1	11/6/2018	495,000	3,487	-	3,713	-	487,801
#83FB1	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
#89PS1	7/31/2018	165,000	470	1,771	1,238	-	161,521
#90FM1	7/31/2018	16,500	90	464	500	-	15,446
#95BL1	7/12/2018	118,500	870	-	889	-	116,742
#98DV1	10/11/2018	130,000	954	2,314	975	-	125,757
#06FS1	10/19/2018	199,000	1,463	774	1,493	195,271	-
#02AX1	11/30/2018	108,000	793	1,944	810	-	104,452
#99LE1	12/4/2018	69,500	510	1,770	521	-	66,699
#91MV1	12/7/2018	38,000	279	600	500	-	36,621
#94DV1	12/26/2018	57,500	388	1,841	500	-	54,771
#92LD1	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
#00FM1	1/4/2019	49,500	364	862	500	47,774	-
#72MC1	1/4/2019	124,500	542	2,474	934	-	120,551
#06FG1	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
#11BM1	1/25/2019	84,000	567	517	630	-	82,286
#80LC1	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
#02BZ1	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
#88BM1	2/25/2019	141,000	952	226	1,058	-	138,765
#63CC1	3/18/2019	126,000	916	1,553	945	-	122,586
#76PT1	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
#75RA1	4/9/2019	84,000	586	3,732	630	-	79,052
#65AG1	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
#93FS1	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
#90MM1	4/26/2019	26,600	196	918	500	-	24,986
#61JE1	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
#88PT1	7/23/2019	66,000	495	-	500	-	65,005
#65FM1	7/23/2019	82,500	619	1,966	619	-	79,297
#94LD1	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
#99SS1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
#94FS1	9/18/2019	145,000	1,450	669	1,088	-	141,794
#61MG1	9/30/2019	340,000	2,550	4,613	2,550	-	330,287
#92CC1	10/2/2019	52,500	525	2,875	500	-	48,600
#89FT1	10/11/2019	180,000	1,800	-	1,350	-	176,850
#80PN1	11/6/2019	48,000	480	-	500	-	47,020
#89FG2	11/14/2019	127,500	1,275	1,719	956	-	123,550
#88LL1	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
#03SS1	9/22/2020	375,000	3,750	29,638	2,813	338,800	-
Total		$7,810,700	$58,771	$121,668	$53,038	$581,845	$6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company and the Manager of the Company intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Asset would then be transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

From time to time the Asset Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates
2019	$1,280,433
2020	$408,509

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D -DEBT

On April 30, 2019, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $1.5 million revolving line of credit (the, “LoC”) with Silicon Valley Bank. The LoC allowed RSE Markets to draw up to 80% of the value of an Underlying Asset for any asset held on the books of the Company for less than 180 days. Interest on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense was paid monthly by RSE Markets. The Company was also jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, RSE Markets and the Company cancelled the LoC and RSE Markets repaid all outstanding amounts totaling $220,000 in outstanding principal under the LoC as well as accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $2.25 million demand note (the “DN”) with Upper90 Fund, LP. The DN allowed RSE Markets to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest on any amounts outstanding under the DN accrued at a fixed per annum rate of 15%. The Company was also jointly and severably liable for any amounts outstanding under this DN.

On November 24, 2020 RSE Markets, Rally Holdings and the Company replaced the DN with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Automobile Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and both are no longer jointly and severably liable under the CF.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets in storage

▪Professional Fees: flat monthly expense per Series, for Series that have not had a closing allocated to the Company

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

(i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

(ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

(iii)Thereafter, at least 50% of Free Cash Flow (as described below, net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Investors of a particular Series.

(iv)The Manager may receive up to 50% of Free Cash Flow in the form of a Management Fee (the “Management Fee”), which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period and Prior Period, no distributions of Free Cash Flow or Management fees were paid by the Company or in respect of any Series.

NOTE G - INCOME TAX

Each individual Series has elected to be treated as a corporation for tax purposes. The Company and the Manager have elected to be treated as partnerships.

No provision for income taxes for the Current Period and Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for the Series that were sold. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets are fully offset by a valuation allowance (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

The Series designated in the table below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#03SS1	#06FS1	#00FM1
Income before provision for income taxes, gross	86,851	33,448	13,381
Reversal of valuation allowance	-	(2,145)	(1,057)
Taxed at federal and statutory rates	21%	21%	21%
Provision for income taxes	$ 18,373	$ 6,746	$ 2,711

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a partnership; thus, for the Current Period and Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate
		2020			2019
Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
#77LE1	$(660)	$660	$-	$(903)	$903	$-
#69BM1	(677)	677	-	(939)	939	-
#85FT1	(701)	701	-	(1,219)	1,219	-
#88LJ1	(688)	688	-	(1,334)	1,334	-
#55PS1	(809)	809	-	(1,210)	1,210	-
#95BL1	(677)	677	-	(928)	928	-
#89PS1	(698)	698	-	(915)	915	-
#90FM1	(636)	636	-	(847)	847	-
#83FB1	(770)	770	-	(1,105)	1,105	-
#98DV1	(681)	681	-	(936)	936	-
#93XJ1	(440)	440	-	(610)	610	-
#02AX1	(672)	672	-	(814)	814	-
#99LE1	(656)	656	-	(889)	889	-
#91MV1	(644)	644	-	(865)	865	-
#92LD1	(693)	693	-	(1,100)	1,100	-
#94DV1	(652)	652	-	(899)	899	-
#72MC1	(678)	678	-	(900)	900	-
#06FG1	(760)	760	-	(1,042)	1,042	-
#11BM1	(663)	663	-	(747)	747	-
#80LC1	(894)	894	-	(886)	886	-
#02BZ1	(708)	708	-	(990)	990	-
#88BM1	(686)	686	-	(803)	803	-
#63CC1	(679)	679	-	(768)	768	-
#76PT1	(704)	704	-	(770)	770	-
#75RA1	(662)	662	-	(717)	717	-
#65AG1	(700)	700	-	(711)	711	-
#93FS1	(687)	687	-	(321)	321	-
#90MM1	(609)	609	-	(248)	248	-
#61JE1	(732)	732	-	(640)	640	-
#88PT1	(656)	656	-	(277)	277	-
#65FM1	(661)	661	-	(566)	566	-
#94LD1	(867)	867	-	(545)	545	-
#99SS1	(682)	682	-	(339)	339	-
#94FS1	(686)	686	-	(183)	183	-
#61MG1	(765)	765	-	(352)	352	-
#92CC1	(648)	648	-	(135)	135	-
#89FT1	(701)	701	-	(404)	404	-
#80PN1	(649)	649	-	(102)	102	-
#89FG2	(680)	680	-	(97)	97	-
#88LL1	(744)	744	-	(289)	289	-

Total	$(27,652)	$27,652	$-	$(28,346)	$28,346	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

NOTE G - INCOME TAX (CONTINUED)

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and Prior Period, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
		2020			2019
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#77LE1	$(2,997)	$2,997	$-	$(2,336)	$2,336	$-
#69BM1	(2,345)	2,345	-	(1,668)	1,668	-
#85FT1	(2,797)	2,797	-	(2,096)	2,096	-
#88LJ1	(2,624)	2,624	-	(1,936)	1,936	-
#55PS1	(2,791)	2,791	-	(1,982)	1,982	-
#95BL1	(1,977)	1,977	-	(1,300)	1,300	-
#89PS1	(1,780)	1,780	-	(1,081)	1,081	-
#90FM1	(1,730)	1,730	-	(1,094)	1,094	-
#83FB1	(2,259)	2,259	-	(1,490)	1,490	-
#98DV1	(1,784)	1,784	-	(1,104)	1,104	-
#93XJ1	(1,163)	1,163	-	(723)	723	-
#02AX1	(1,570)	1,570	-	(899)	899	-
#99LE1	(1,590)	1,590	-	(934)	934	-
#91MV1	(1,547)	1,547	-	(904)	904	-
#92LD1	(1,797)	1,797	-	(1,105)	1,105	-
#94DV1	(1,567)	1,567	-	(916)	916	-
#72MC1	(1,578)	1,578	-	(900)	900	-
#06FG1	(1,802)	1,802	-	(1,042)	1,042	-
#11BM1	(1,410)	1,410	-	(747)	747	-
#80LC1	(1,780)	1,780	-	(886)	886	-
#02BZ1	(1,698)	1,698	-	(990)	990	-
#88BM1	(1,489)	1,489	-	(803)	803	-
#63CC1	(1,447)	1,447	-	(768)	768	-
#76PT1	(1,474)	1,474	-	(770)	770	-
#75RA1	(1,378)	1,378	-	(717)	717	-
#65AG1	(1,411)	1,411	-	(711)	711	-
#93FS1	(1,008)	1,008	-	(321)	321	-
#90MM1	(857)	857	-	(248)	248	-
#61JE1	(1,372)	1,372	-	(640)	640	-
#88PT1	(933)	933	-	(277)	277	-
#65FM1	(1,227)	1,227	-	(566)	566	-
#94LD1	(1,413)	1,413	-	(545)	545	-
#99SS1	(1,021)	1,021	-	(339)	339	-
#94FS1	(868)	868	-	(183)	183	-
#61MG1	(1,117)	1,117	-	(352)	352	-
#92CC1	(783)	783	-	(135)	135	-
#89FT1	(1,105)	1,105	-	(404)	404	-
#80PN1	(751)	751	-	(102)	102	-
#89FG2	(777)	777	-	(97)	97	-
#88LL1	(1,034)	1,034	-	(289)	289	-

Total	$(62,050)	$62,050	$-	$(34,398)	$34,398	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

NOTE H - CONTINGENCIES

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results at this time.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

NOTE I - SUBSEQUENT EVENTS

Sale of Manager Interests in Series Subsequent to the Current Period

On January 1, 2021, RSE Markets, Inc. entered into a Series Interest Purchase Agreement with a third-party to sell certain membership interests in RSE Collection, LLC Series held by RSE Markets, Inc.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see “Description of Series” and “Use of Proceeds” in Appendix B for each individual Series for further details.

Series	Qualification Date	Underlying Asset	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (5)
#77LE1 (4)		1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	7/7/2021
#69BM1	8/10/2017	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	6/15/2021
#85FT1	9/14/2017	1985 Ferrari Testarossa	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	($17,859)	6/3/2021
#88LJ1	9/14/2017	1988 Lamborghini Jalpa	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	6/21/2021
#55PS1	9/14/2017	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	($3,357)	5/17/2021
#95BL1	5/24/2018	1995 BMW E36 M3 Lightweight	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	($444)	5/21/2021
#89PS1	7/20/2018	1989 Porsche 911 Speedster	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	7/9/2021
#90FM1	7/20/2018	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	5/13/2021
#83FB1	3/29/2018	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	4/29/2021
#98DV1	9/17/2018	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	5/20/2021
#06FS1	9/17/2018	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/10/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	($8,327)	5/23/2019
#93XJ1	3/29/2018	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	($7,373)	6/22/2021
#02AX1	11/16/2018	2002 Acura NSX-T	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	5/4/2021

#99LE1	11/16/2018	1999 Lotus Esprit Sport 350	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	7/6/2021
#91MV1	11/16/2018	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	6/29/2021
#92LD1	11/16/2018	1992 Lancia Delta Integrale Evo “Martini 5”	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	5/12/2021
#94DV1	11/16/2018	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	5/26/2021
#00FM1	12/6/2018	2000 Ford Mustang Cobra R	Sold - $60,000 Acquisition Offer Accepted on 4/15/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$965	4/24/2019
#72MC1	12/6/2018	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	5/18/2021
#06FG1	12/6/2018	2006 Ford GT	Sold - $365,000 Acquisition Offer Accepted on 6/9/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	6/9/2021
#11BM1	12/6/2018	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	5/25/2021
#80LC1	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	5/14/2021
#02BZ1	12/6/2018	2002 BMW Z8	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	6/14/2021
#88BM1	12/6/2018	1988 BMW E30 M3	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	4/29/2021
#63CC1	3/6/2019	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	4/22/2021

#76PT1	3/6/2019	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	7/12/2021
#75RA1	3/6/2019	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	6/9/2021
#65AG1	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	5/4/2021
#93FS1	3/6/2019	1993 Ferrari 348TS Series Speciale	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	5/28/2021
#61JE1	3/6/2019	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	7/1/2021
#90MM1	3/6/2019	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	6/24/2021
#65FM1	3/6/2019	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	5/31/2021
#88PT1	11/16/2018	1988 Porsche 944 Turbo S	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	($2,214)	6/18/2021
#94LD1	12/6/2018	1994 Lamborghini Diablo SE30 Jota	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	4/15/2021
#99SS1	8/9/2019	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	6/17/2021
#94FS1	8/9/2019	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	4/22/2021
#61MG1	3/6/2019	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	5/27/2021
#92CC1	8/9/2019	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	4/8/2021
#89FT1	8/9/2019	1989 Ferrari Testarossa	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	($400)	6/2/2021
#80PN1	10/23/2019	1980 Porsche 928	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	($4,030)	5/24/2021
#89FG2	10/23/2019	1989 Ferrari 328 GTS	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	6/10/2021
#88LL1	8/9/2019	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	5/19/2021

#03SS1	12/9/2019	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638	10/1/2020
#82AV1		1982 Aston Martin V8 Vantage 'Oscar India'	Upcoming	Q3 2021 or Q4 2021	Q3 2021 or Q4 2021	$20.00	11,900 / 14,875	$238,000 / $297,500	$3,123
#95FF1		1995 Ferrari 355 Spider	Upcoming	Q3 2021 or Q4 2021	Q3 2021 or Q4 2021	$10.00	9,600 / 12,000	$96,000 / $120,000	$4,500

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(5)Represents the most recent Trading Window for the Series as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing.

APPENDIX B

USE OF PROCEEDS – SERIES #69BM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #69BM1 Asset Cost (1)	$102,395	89.04%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$845	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$481	0.42%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$4,420	3.84%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,100	1.83%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$1,000	0.87%
	Sourcing Fee	$3,759	3.27%
	Total Fees and Expenses	$12,605	10.96%
	Total Proceeds	$115,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/31/2016
Expiration Date of Agreement	N/A
Down-payment Amount	$5,000
Installment 1 Amount	$97,395
Installment 2 Amount	$0
Acquisition Expenses	$8,001

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of the Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BOSS MUSTANG

Summary Overview

•The Series #69BM1 Offering was completed on February 7, 2018 and with the Closing, Series #69BM1 purchased a 1969 Ford Mustang Boss 302 (at times described as the “Mustang Boss 302” or “Boss 302” throughout this Offering Circular) as the underlying asset for Series #69BM1 (the “Series Boss Mustang” or the “Underlying Asset”, as applicable), the specifications of which are set forth below.

•The Mustang Boss 302 represents Ford’s first factory effort at a Mustang that prioritized racetrack performance.  Created initially for SCCA (Sports Car Club of America) Trans-Am road racing series, the Boss 302 proved to be a well-received model that was widely reputed to be the best handling Mustang at the time.  With bespoke mechanical components as well as low production numbers, the Boss 302 represents a unique and limited version of one of the most iconic cars ever made.

•Only 1,627 Mustang Boss 302 models were produced for 1969, compared with total Mustang production of 299,036 vehicles in that same year.  The Series Boss Mustang represents 1 of just 81 with its specific combination of Paint & Trim Codes.

•We believe that the Mustang’s status as one of the best-selling and most recognizable cars of all time affords it a global and trans-generational appeal that is unique for its class and era.

•Based on the pre-purchase inspection, we believe this example to be an MCA (Mustang Club of America) “Gold” quality restoration, on par with the quality and condition of the best-known examples of the 1969 Mustang Boss 302.  The vehicle is mechanically sound, has a desirable color and option combination, original matching-numbers drivetrain and cosmetic condition generally commensurate with how it would have rolled off the assembly line.

Asset Description

Ownership and Pricing History

The Series Boss Mustang, a 1969 Mustang Boss 302, was originally sold by Jim Aikey Ford in Des Plaines, Illinois on 06/19/1969 for a recorded price of $3,624, or roughly $23,840 in 2017 dollars, discounted from the suggested retail price from Ford of $4,473 or roughly $29,427 in 2017 dollars.

Vehicle Maintenance and Restoration History

The Series Boss Mustang has undergone an extensive rotisserie restoration that we believe to be of high quality and originality.  During the restoration, the car was completely disassembled, all rust issues were addressed, and the paint was re-done to a high standard.  The engine was rebuilt and other major mechanical components such as the suspension, brakes, and transmission were fully refurbished and/or rebuilt.

The pre-purchase assessment of the restoration validates it to be of high quality and originality.  Areas often overlooked during restorations were considered, with details as minor as a factory original antenna being sourced so it would be date correct to this vehicle.  All stampings and numbers match throughout the vehicle (other than certain body-panels that needed to be replaced due to rust).  During the restoration, the bottom of the car was painted with the correct color primer for a Boss 302.  New boots were installed with the original front tie rods.  All new power steering hoses were installed.  Rear leaf springs with phosphate plated clamps and pads were installed.  New shocks were put on the vehicle, with new oil spring cups installed on top of the springs.  The restoration, which can be viewed on the Platform, includes many photos of the process, as well as the original sales order and a Marti report.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the now famous Larry Shinoda designed bespoke Mustang Boss 302 bodywork to be in excellent condition, with all body panels showing alignment and fitment commensurate with when this Mustang first rolled of the assembly line (see “Specific Issues to Note” section for exceptions). We believe the paintwork quality to be excellent, displaying the factory original hue of Ford’s “Bright Yellow” with orange-peel and finish commensurate with factory original tolerances.  We believe the exterior design to be particularly notable due to the unique Boss 302 hood and side graphics as well as the Series Boss Mustang being optioned with the iconic “Sport Slats” which we believe to be central to the recognizability of the model as a “Boss.”  We consider the glass and bright work, all exterior rubber, and factory original “Magnum 500 Chrome Styled Steel Wheels” to be in excellent condition.  All exterior lamps and lenses are working properly.

After professional inspection/verification the following exterior details were noted:

•The fenders are original and dated to the vehicle.  The rear quarter panels have been replaced with factory correct parts.

•All glass is factory original with date coding, including the front windshield, showing some light scratching from age.

•The Series Boss Mustang has original Ford date coded bumpers.

•Correct Goodyear F60-14 polyglas tires are presented on the vehicle.

•All trim pieces are original Ford parts, including the grill emblem.

•The vehicle is presented with the original General Electric Ford scripted headlamps.

•Front spoiler is original and correct to a Boss 302.

•Rear wing is the correct 2-piece 1969 specific Boss 302 style.

•Rear sport slats are original and restored with new gaskets and attaching hardware.

Interior: The black interior shows as new with minimal wear evident following an extensive restoration.  All gauges, switches, interior electronics (including radio) are in working condition.  We believe the overall interior can be described as excellent, with fit and finish commensurate with factory quality and fitment.  We believe the Series Boss Mustang to be particularly notable due to the optional “Interior Décor Group-Deluxe” and optional Tachometer, which puts the overall rarity of the Series Boss Mustang above that of a typical Boss 302.  We believe the wood trim accents the interior beautifully and increases the desirability of the Series Boss Mustang.

After professional inspection/verification the following interior details were noted:

•New carpet and seat vinyl were installed in the vehicle

•New headliner and door panels were installed in the vehicle

•Factory correct original steering wheel is shown in unrestored condition

•New dashboard and radio speaker were installed

•Restored factory original rally clock

•Working original tachometer

•Dash cluster and clock show all new clear plastic bezels

•Original working C9ZA factory radio

•Rare deluxe NOS shifter ball

Engine Overview

Central to the Mustang Boss 302’s Trans-Am racing endeavors was the bespoke 302 Cubic Inch V8 Engine, often referred to as a “Cleveland” due to its unique construction comprising cylinder heads that were originally designed for a Ford 351 cubic inch engine put into a Ford Windsor engine small block.  The heads of the Boss 302 engine were arranged in a canted-valve staggered style in order to allow for the extra room needed for this unique configuration.  The heads were also notable as they allowed increased airflow due to their large port volumes, thus allowing the Boss 302 to make impressive power.  The pistons of the engine were forged to allow for a high 10.5:1 compression ratio.  Thanks to the engine’s solid lifter configuration, Boss 302 has a unique auditory character.  This iconic engine produced 290 HP @5800 RPM and 290 lb-ft of torque @4300 RPM, numbers that were well known to be conservative from the factory.  We believe the Boss 302 Engine to be among the most iconic American V8 engines produced, featuring a soundtrack and performance (even by modern standards) that we believe supports a large fan base for this vehicle.  The transmission on this vehicle is a close ratio 4-speed manual transmission.

We have tested the engine and it starts with immediacy and idles correctly, showing in proper operating condition following it’s rebuild.  The clutch operates progressively.  Overall, we believe the engine and drivetrain to be in excellent mechanical condition.

After professional inspection/verification the following engine details were noted:

•Engine block has been completely cleaned and checked for damage

•Engine block was bored to +0.030 with custom “J” pistons used, for better power and performance

•Original Boss 302 Camshaft

•NOS Ford Racing lifters were used

•Original Ford forged C7FE crankshaft was turned and polished

•New Crank, Rod, and Camshaft bearings were installed

•New timing gear set and double roller chain

•Correct C4AE forged steel rods were resized

•Manly stainless valves were used

•New exhaust valves were installed and ground to match intake valves

•Premium brass valve guides were installed

•New blue-printed and safety wired oil pump

•Full rotational engine balancing was performed

•Correct water pump rebuilt with HD pump impellor

•New clutch, pressure plate, and throwout bearing were installed

•Original dated C9ZF Holley 780 carburetor was rebuilt, showing throttle dash solenoid in place

•Original carter X fuel pump was rebuilt

•Original dated Autolite distributor was rebuilt X-12 vacuum module

•Boss 302 rev limited, and new wiring harness installed

•Original valve covers were re-chromed

•Correct Boss 302 high flow exhaust headers

•Complete Scott Fuller exhaust system with all correct Ford stampings

•Boss 55-amp alternator with correct pully/fan were rebuilt and restored

•Original Ford radiator

Specific Issues to Note

•Light scratching on the original glass

•Minor rear drum brake fluid leak, as is typical of cars of this vintage

•Oil pan shows signs of having been repaired

•Certain body-panels replaced due to rust

•Slight misalignment of driver side door trailing edge

•Slight misalignment of lower front valence

•Slight misalignment of “MUSTANG” lettering on rear trunk

•Minor paint chips on the driver’s side lower side skirt

Market Assessment

We believe the Mustang Boss 302 to be a particularly stable asset.  We believe rare classic Mustangs like the Boss 302 to have a special place in collector car and popular culture, with the iconic status necessary to supersede typical generational preferences.  Given the incredible production numbers of classic Mustangs (well over 2,000,000 were produced from its introduction in 1964 to the 1969 model year), we believe the rarity of the Boss 302 variant to be of particular notability in conjunction with what we believe to be a lack of volatility and appreciative potential.  Furthermore, we believe the Series Boss Mustang to be a particularly good Boss 302 due to what we consider its generally excellent condition and what we believe to be favorable factory configured options.  We believe the 1969 model year to represent a more unique investment over the 1970 model year as production numbers for the 1970 Mustang Boss 302 were 7,013 vehicles, compared with only 1,627 for 1969.

We believe Mustang Boss 302 values have potential to continue to appreciate going forward.  We believe the Mustang Boss 302 has been relatively overshadowed in the marketplace by the larger engine Boss 429 and that inflation of Boss 429 prices is going to lead many more investors to endeavor to secure quality restored examples of Boss 302 Mustangs as their current prices are more accessible.  We believe Mustangs of this era to be of relatively little expense to maintain with great parts availability and expertise.  We believe that the Mustang is a particularly recognizable facet of American culture, with iconic appearances in films such as Bullitt, Gone in 60 Seconds and John Wick.

Model History and Engineering

The Ford Mustang represents one of the all-time great sales successes in automotive history.  Lee Iacocca is famed with taking a relatively pedestrian Ford Falcon chassis and putting a beautiful, bespoke body on it in an effort to boost sales.  The Mustang represented an unprecedented array of configurability in the marketplace, ranging from an entry-level 6-cylinder coupe to a V8 Fastback, with convertible variants also available.  It was also unique for having so many options on a car of a relatively low starting price, meaning one could customize a Mustang to one’s specific needs, with things like the Pony Pack interior and air conditioning being available on the entry level 6-cylinder coup allowing for both luxurious base variants and stripped out V8 performance cars, combinations that were previously very rare in the marketplace.  So many baby boomers purchased the Mustang that it quickly became one of the fastest selling cars of all time, with over a million sold by the 1966 model year.

As wonderful as the Mustang was to look at, it was rather less enjoyable to drive.  Even the V8 models didn’t handle particularly well, and it was hard for the car to hide its pedestrian underpinnings.  While it didn’t hurt sales, Ford was pushed by enthusiasts to update the Mustang and create more bespoke racing-oriented models, starting with factory backed Shelby specials like the GT350 and GT500.

By 1969 the market was crowded with other competitors. Ford was by then racing in the Trans-Am series but had gotten beaten for the 1968 racing year by the Chevrolet’s new Camaro.  Ford needed a response and decided to take the new for 1969 body style Mustang and create something special.  Recently hired Ford president Bunkie Knudsen had come from GM and was well versed in the success of offering special racing versions of vehicles for sale to the public.  He commissioned the development of a special Mustang, which was needed in order to meet homologation requirements for the Trans-Am series.  Larry Shinoda was put in charge of the project—when asked what he was working on, given that the vehicle was a secret, he simply said, “the boss’ car” and it is thus that the famous variant came to be known as the “Boss” series of Mustangs, though some say it was also in reference to the period vernacular of “boss” meaning something that was “awesome,” or looked great.

Shinoda knew the Boss had to be the best handling car in its class and nearly every aspect of the vehicle was altered to create the 302.  Given that the Mustang rode on a live rear axle and leaf spring suspension, far from state of the art, this presented quite the engineering challenge.  Ride and handling engineer Matt Donner had the herculean task of modifying springs, adding shock tower bracing, giving the car beefier spindles, purpose-tuned shock absorbers, special anti-roll bars, and aggressive tires and tuning all of these components to be competitive on a racetrack.

The famous visuals of the car include deleting the non-functional roof scoops from the regular 1969 Mustang as well as deleting the “running horse” chrome medallions on the rear sail panels.  Exaggerated C-shaped stripes were chosen, inspired by Ford’s Le Mans winning 1967 Mk IV racer.  Adding some satin black trim and the famous rear slats created what we now know to be one of the most iconic muscle car looks of the era, offset by the likewise famous Magnum 500 spoke wheels.

The Boss 302 went on to win 4 Trans-Am races in 1969, the 302 Cubic inch, high compression, bespoke engine being as important on the track as the handling in creating the first factory Ford Mustang that was credited with good overall track manners.  Off the track, the Boss 302 proved popular in showrooms with Ford producing more Boss 302 Mustangs than the required 1,000 for racing homologation.  To this day the legend continues with the famous graphics and noise of the “Cleveland” head V8 making the Boss 302 such an everlasting American icon.

Specifications

Ford Mustang Boss 302 Specifications
Year	1969
Production	1,627
Engine	302 Cu. In. Pushrod “Cleveland” small block V8
Drivetrain	Front Engine, Rear Wheel Drive
Power	290 HP
Torque	290 lb. Ft
Length	187.4”
Transmission	4 Speed Manual
Country of Manufacture	USA
0-60	6.0 Sec. est.
¼ Mile	14.57 Sec. est.@97.57 MPH
Top Speed	118 MPH
Color EXT	Bright Yellow
Color INT	Black
Documentation	Marti Report, Restoration Pictures
Condition	Rotisserie restored
Books/manuals/tools	Partial, starting instructions, spare & jack, factory build marks & stickers.
Restored	Yes
Paint	Base / clear re-spray in factory color
Vin #	9F02G191522
Engine #	Documented Matching
Transmission #	Documented Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Boss Mustang going forward.

USE OF PROCEEDS – SERIES #85FT1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #85FT1 Asset Cost (1)	$172,500	104.55%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$1,213	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$3,101	1.88%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,498	1.51%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$557	0.34%
	Sourcing Fee	-$15,258	-9.25%
	Total Fees and Expenses	-$7,500	-4.55%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/1/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$47,500
Installment 1 Amount	$125,000
Installment 2 Amount	$0
Acquisition Expenses	$6,545

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of the Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI TESTAROSSA

Summary Overview

•On February 15, 2018 the Series #85FT1 Offering was completed and upon completion the Series #85FT1 purchased a 1985 Ferrari Testarossa (at times described as “the Testarossa” or “Ferrari Testarossa” throughout this Offering Circular) as the underlying asset for Series #85FT1 (the “Series Ferrari Testarossa” or the “Underlying Asset” with respect to Series #85FT1, as applicable), the specifications of which are set forth below.

•The Testarossa represents a commercially successful effort to create a V12 flagship Ferrari with increased cabin comfort, less heat intrusion into the cabin and more luggage space than its V12 predecessors.  These advancements were packaged in a now legendary Pininfarina designed body with a 0.36 coefficient of drag.  This model was especially significant as the first V12 Ferrari available to Americans since the 1973 Daytona model.

•Only 121 first-year US specification Testarossas were produced for the 1985 model year out of a total production of 568.  The series Ferrari Testarossa is a particularly rare example, finished in Prugna Metallic paint over tan leather, with center lock wheels (carried over from prior V12 models) and a rare single “flying mirror” that were limited to early run production vehicles.

•We believe the Ferrari Testarossa’s status as a styling icon of the of the 1980’s and its significance in heralding the return of the V12 Ferrari into the US market, as well as it’s increased drivability and comfort, affords it a unique appeal.

•Based on the pre-purchase inspection, low mileage, documented provenance, and rare first-year US specification, we believe this example to be among the top tier of Testarossas available on the market.  This vehicle appears to be mechanically sound and has what we believe to be a very desirable combination of low production options and unique color scheme.

Asset Description

Ownership and Pricing History

The Series Ferrari Testarossa was originally owned by a well-known Ferrari collector, John Siroonian.  The new MSRP for the Testarossa was $94,000 or roughly $213,400 in 2017 Dollars adjusted for inflation as of September 30, 2017.  The vehicle has since been in the care of several well-respected collector/dealer/restorers in the US, including Stew Carpenter from Copley Motor Cars and Shawn Williams of Exclusive Motorcars in Los Angeles.  The Series Ferrari Testarossa was last acquired at the Gooding & Co. 2016 Scottsdale auction for a price of $176,000 USD.

Vehicle Maintenance and Restoration History

From available maintenance records and following an expert assessment, we believe the maintenance of the Series Ferrari Testarossa to be up to date.  The most recent service was a major engine maintenance performed by well-known Ferrari experts FAI in Costa Mesa, California at the cost of approximately $20,000 that included brake and clutch hydraulics, timing belt replacement and fuel injection tuning.  The expert assessment revealed that all work was performed satisfactorily.

The pre-purchase inspection of the vehicle validates it to be of high quality and originality.  It is noted that to the best knowledge of the expert assessment and per the vehicle history, the Series Ferrari Testarossa has never been involved in a collision and all panels are original to the vehicle.  The interior was noted to be original and correct to the vehicle.  Overall, it is our belief that that condition of the vehicle is commensurate with or exceeds the expectations of a properly stored vehicle with approximately 4,400 original miles.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the infamous Pininfarina body work to be in highly original and excellent condition, with all panels presented as they would have left the factory, with correct alignment, fitment, and panel gaps showing.  During inspection, it was noted that the passenger side rear fender had been professionally repainted to repair a scratch, and the “A” pillar repainted when an auxiliary passenger side “flying mirror” was removed to restore the vehicle to original single “flying mirror” specification (a previous owner had installed the second mirror for safety purposes).

The paint depth readings reveal that the respray was done to factory standards, as we believe variances in depth are well noted for hand painted vehicles of this era.  During the paint assessment, it was noted that special lighting equipment and a paint depth meter would be the only way to reveal the non-original painted areas.  Minor paint touch-up work has been performed on several small stone chips on the front bumper, with one more touch-up noted on the trailing edge of the hood.  A driver’s side “fin” (2nd from the top) had a scratch on the bottom edge that was also repaired with touch-up paint.  We believe the quality of the aforementioned touch up work to be in keeping with expectations for vehicles of this vintage.

Overall, we believe the paintwork to be in largely original and excellent condition, beautifully displaying the rare Prugna Metallic hue.  Professional metered assessment of the paint concluded depth readings of:

•Front right fender (8)

•Hood (8)

•Left front fender (7)

•Driver door (6)

•Left rear fender (8)

•Rear deck lid (8.5)

•Right rear fender (16) – scratch repair

•Left A pillar (11.5) – auxiliary mirror repair

All lenses and rubber gaskets were noted to be in good and original condition.  All exterior lighting, turn signals, and the horn were noted to be in normal operating condition.  During the inspection, it was noted that the Testarossa has tires showing 3/32nds of tread remaining and should be replaced if the car would be driven regularly. We estimate the cost of replacement to be approximately $750, however, at this time we do not anticipate performing this maintenance as the Series Ferrari Testarossa will not be driven regularly.  The brakes were noted to be in good condition.  Upon inspection of the undercarriage of the Series Ferrari Testarossa, no leaks were found, and the steering, suspension and other related hardware were noted to be in good condition.  The undercarriage was noted to be particularly clean with no signs of any further servicing needed at this time.  VIN stamp locations were noted to be correct.  The engine and transmission number are believed to be matching and original to the Series Ferrari Testarossa; however, this has not yet been verified by Ferrari Classiche.  Inspection of the wheels revealed very light scratching where the center locks meet the alloy.  We believe this to be typical of center lock wheels due to the nature of the componentry required for wheel removal.

Interior: The tan leather interior shows as new with minimal wear commensurate with a vehicle of such low mileage.  All gauges, switches and interior electronics are in working condition (the original dealer installed radio has been retained but is not currently installed).  We believe that overall the quality of the interior can be described as excellent, with fit and finish, plastics, shut lines and panel gaps showing to factory standards.  We believe the tan interior color complements the exterior color particularly well.  During the inspection, it was noted that there was a small area of wear on the dashboard below the passenger side AC vent.  Very light wear was noted on the driving side bolster, which we believe to be normal for the Series Ferrari Testarossa’s age and originality.  The air conditioner and heater were noted to be working properly.

All major accessories have been retained, including a complete tool kit, jack kit, spare wheel, bulb kit, belt kit and leather-bound owner’s manuals.

Engine Overview

Central to the evocative lore of the Series Ferrari Testarossa is the mesmerizing V12 Engine.  We believe the Ferrari V12 to be one of the most significant engines of all time, appearing only in flagship Ferrari models.  The name Testarossa, Italian for “Red Head”, was used almost thirty years before the debut of the Testarossa to describe the bright red cylinder heads used on Ferrari prototype racers.  When Ferrari introduced the new V12 engine in the Testarossa, the revised engine sported new four-valve cylinder heads, finished as per the name, in red.  The 180 degree Flat 12 engine was arranged longitudinally in the rear of the Ferrari, displacing 4943ccs good for 480 HP at 5750 RPM.  A central departure from the preceding Ferrari 512BB was the decision to mount twin radiators in the engine bay, for better packaging efficiency and thermal management.  The power is transmitted to a 5-speed manual transmission and through the wheels via a limited slip differential giving the vehicle significant traction and acceleration numbers of 0-60 MPH in 5 seconds and a top speed of roughly 180 MPH.  Between the gated shifter, direct steering and an engine that is renowned for its unique sound amongst industry experts, we believe the Series Ferrari Testarossa represents a very unique driving experience.  We believe the Ferrari V12 engine to be one of the most widely recognized engines of all time and that the appeal of naturally aspirated V12 engines will continue to grow with the dwindling number of new vehicles offering a naturally aspirated V12.

We have tested the engine and it currently starts with immediacy and idles smoothly at the correct RPM.  The clutch engagement was progressive and linear during the road test of the Series Ferrari Testarossa.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  During the pre-purchase inspection, a leak down and compression test were performed with the following results:

Cylinder (1)  165Cylinder (7)   170

Cylinder (2)  170Cylinder (8)   175

Cylinder (3)  165Cylinder (9)   170

Cylinder (4)  170Cylinder (10) 175

Cylinder (5)  175Cylinder (11) 175

Cylinder (6)  175Cylinder (12) 170

Leak down of 2-4% noted on all Cylinders

We believe the results of the tests to show that the engine is in peak operating condition and within normal factory intended parameters.

The engine air cleaner, exhaust system, oil and fluids, and engine cooling system, including hoses and clamps, radiator, heater and accessory drive belts, were all verified to be in good condition during the pre-purchase inspection.

Market Assessment

We believe that the Testarossa holds a special place in the automotive landscape as a styling icon particularly evocative of the 1980s.  We believe that enthusiasts born in the 1970s and 1980s have begun seeking out Testarossas as they age into the collector car buying population.  We believe that manual V12 Ferraris will be particularly sought after as manual V12 transmission Ferrari production ended with the 599 GTB Fiorano in 2011 and have been extremely rare since the Ferrari 575M (produced from 2002 to 2006), a trend we believe the market has responded to with significant appreciation towards cars that represent the more “visceral and engaging” sports cars of the past.

We believe that although the Ferrari Testarossa had relatively high production numbers for a Ferrari of that time period (7,177 cars) the Series Ferrari Testarossa is quite rare due to its exceptionally low mileage, unique and rare Prugna Metallic exterior paint, and what we believe to be highly sought-after early production center lock wheels and “flying mirror.”  We believe the 1985 model year is of further significance as the first and lowest production US available model year for the Ferrari Testarossa with only 121 examples imported.

We believe the Ferrari Testarossa to be an iconic image if the 1980s, with many famous television and film appearances, such as Miami Vice, Rocky V, Gone in 60 Seconds, Notorious, Road House, and perhaps most notably was recently chosen as the vehicle to best represent the time period in the opening scene of The Wolf of Wall Street.  We believe the Ferrari Testarossa is perhaps one of the most recognized exotic vehicles ever produced, with its wedge shape and slotted sides serving as a styling archetype for the era.

Model History and Engineering

The Ferrari Testarossa represents Ferrari’s best-selling V12, with its unique styling and increased usability making it one of the most significant Ferrari vehicles produced.  The Berlinetta Boxer, predecessor to the Testarossa, was never officially offered for sale in the United States, and as such the Testarossa was particularly important in heralding the return of a V12 powered Ferrari into the American marketplace.

Introduced to the world at the 1984 Paris Auto show, the Ferrari’s radical Pininfarina design broke with what was a rather traditional series production Ferrari aesthetic, with radical grills, slits and aerodynamic design features, the long side strakes becoming a staple feature.  At the time of its launch, the V12 engine was the one of the most powerful offered on a production sports car.  The unusually wide rear end of the vehicle, which has since become a styling hallmark, was necessitated by the twin rear radiators that were installed to address concerns of overheating cabins on earlier Ferrari V12 vehicles.  The repositioning of the radiators provided the added benefit of increased luggage space in the nose of the vehicle, making it much more practical than earlier examples of V12 Ferraris.  The now sought-after flying mirror was considered at the time to be something of a styling oddity resulting from an incorrect interpretation of European vehicle law by Ferrari engineers, and drew a mixed reaction from early onlookers.  At launch the Ferrari was equipped with peculiar 16.33-inch center locking wheels that could only be fitted with Michelin TRX tires.  In 1986, Ferrari changed the wheels to a standard 16-inch diameter.

Construction of the Ferrari followed form with the traditional mix of a tubular steel chassis frame with cross bracing and sub structures to support the engine, suspension, and other ancillary components.  The bodywork was mainly aluminum with a steel roof and doors.  The dry sump longitudinally mounted V12 engine was the first 4 valve per cylinder flat 12 Ferrari available on the marketplace.  It has twin belt driven overhead cams for each bank of cylinders driven directly off the crankshaft instead of the idle gears as in earlier models, providing for better performance and reliability. The engine was fitted with a Marelli Microplex ignition system and Bosch Jetronic fuel injection, all providing for an at the time prodigious output of 390 HP (380 for US market cars due to emissions devices).

After the relatively conservative styling of sports cars from the 1970s, increasing wealth in the 1980s led to the global elite feeling more comfortable in driving more flagrant symbols of success, and we feel the Testarossa was an exemplar of this flamboyancy.  The Ferraris fit these new sensibilities perfectly.  The main competition at the time came from the Lamborghini Countach, a car that had more power and perhaps even more radical styling, but lost to the Ferrari in the ever important battle for top speed bragging rights due to worse aerodynamics  The Ferrari received mixed reviews in the press, with many touting its increased livability and comfort over older Ferrari models and the Lamborghini, but others dissuaded by its unexpected body roll, non-aggressive seats that wouldn’t adequately hold one in place during aggressive maneuvers, and general skew towards comfort.  As expected for a Ferrari, the performance was still world class.

Ultimately, the Testarossa represents Ferrari’s departure from making road legal race cars to road cars that were suited to real world conditions.  While the performance was still astounding, concessions to comfort and practical concerns meant this was one of the most usable and best real-world performing cars Ferrari had ever made.  The rousing success of the model only solidified Ferrari’s newly road focused design and engineering priorities for its regular production vehicles and served as the template for later successful V12 grand touring models, a format Ferrari still uses today.  Between its status as a styling breakthrough, its usability, famous V12 engine sound, and its significance in shaping the future of Ferrari’s road going efforts, the Testarossa is no doubt one of the most important and impactful vehicles of the era.

Specifications

Series Ferrari Testarossa Specifications
Year	1985
1985 Production	568 (global) 121 (US market spec)
Engine	4943 CC Type F113A Longitudinally Mounted Flat V12
Drivetrain	Mid-engine, Rear wheel drive
Power	380 (US) 390 (Euro)
Torque	490 NM official (361 ft lb)
Length	176.58”
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	5.0 Seconds Est
¼ Mile	13.3 Sec. est.@107 MPH
Top Speed	180 MPH
Color EXT	Prugna Metallizzato
Color INT	Beige / Testa di Moro
Documentation	Pre-purchase inspection, Maintenance Records
Condition	Original
Books/manuals/tools	Tool kit, radio, jack kit, spare wheel bulb kit, belt kit, manuals & leather pouch
Restored	No
Paint	Original with mild touch up
Vin #	ZFFSA17A8F0058071
Engine #	Believed matching, Pending Verification
Transmission #	Believed matching, Pending Verification

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari Testarossa going forward.

USE OF PROCEEDS – SERIES #88LJ1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88LJ1 Asset Cost (1)	$127,176	94.20%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$0	0.00%
	Brokerage Fee	$992	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$763	0.57%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,650	1.22%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$3,935	2.91%
	Sourcing Fee	$94	0.07%
	Total Fees and Expenses	$7,824	5.80%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/23/2016
Expiration Date of Agreement	N/A
Down-payment Amount	$7,500
Installment 1 Amount	$119,676
Installment 2 Amount	$0
Acquisition Expenses	$6,738

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI JALPA

Summary Overview

•On April 12, 2018 the Series #88LJ1 Offering was completed and upon completion the Series #88LJ1 purchased a 1988 Lamborghini Jalpa P350 GTS (“1988 Jalpa”) as the underlying asset for Series #88LJ1 (the “Series Lamborghini Jalpa” or the “Underlying Asset” with respect to Series #88LJ1, as applicable), the specifications of which are set out below.

•The Jalpa was sold from 1982 to 1988 by Lamborghini alongside the Countach, offering buyers an approachable alternative to the more powerful, expensive, higher production, and recognizable Countach.  However, with the combination of a smaller body, better visibility and a 3.5L V8, the Jalpa is beginning to be recognized by industry experts as a superior driver’s car compared with the more difficult to handle Countach.

•Only 410 Jalpas were produced over a period of six model years, from 1982 to 1988.  Being a final model year example and believed to be the second to last Lamborghini Jalpa produced (VIN# ending in 409 out of a possible 410), we believe this 1988 Jalpa to be of particular importance.  The last Jalpa, #410, is believed to be in the Lamborghini Museum in Sant’Agata Bolognese, Italy.  Relative to the earlier Jalpa models, the 1988 Jalpa contains key design enhancements that only came with the later models, such as an access panel that allows for servicing without having to remove the engine, an optional factory wing and very rare and desirable Silhouette style wheels that were only available for the final model year.

•The Series Lamborghini Jalpa is a highly original, unrestored vehicle in what we believe to be exceptional preserved condition.  It has been stored un-driven in a climate-controlled garage for the last 26 years, showing only 3,664 original kilometers (approximately2,275 miles).  The vehicle is painted in its original color of Bianco Polo white paint (believed to be either factory original paint or an early dealer re-spray to correct common paint quality issues from the factory) with its factory original red leather interior with white piping.  We believe the burgeoning trend towards original unrestored “preservation-class” vehicles makes the Series Lamborghini Jalpa a particularly notable example in its nearly new condition.

•Based on our expert network assessment and pre-purchase inspection, we believe this to be an automobile in well-running mechanical condition with its original engine and transmission. In its current condition, we believe this to be among the highest quality examples of a Lamborghini Jalpa available on the market due to its originality, its highly desirable late production date, and its generally excellent mechanical and aesthetic condition.

Asset Description

Ownership and Pricing History

The Series Lamborghini Jalpa was purchased in near-new condition by its second owner, an experienced car collector, in 1989 from Lamborghini Meadowlands (now closed) for $80,000 or roughly $155,954 dollars adjusted for inflation as of December 31, 2016.  The collector decided to preserve the Jalpa based on what he felt would be its future historical significance as one of the last Jalpas ever produced and one of the last Lamborghini V8 engines ever produced.  The car was taken directly from Lamborghini Meadowlands and placed in a climate-controlled garage where it has been stored for the last 26 years, only driven minimally for ongoing maintenance and preservation purposes.

Vehicle Maintenance and Restoration History

The Series Lamborghini Jalpa has been sitting sedentary in storage for the last 26 years.   When the vehicle came out of storage to be offered for sale in 2016, a coolant flush, oil change, and battery change were performed.  The vehicle was then driven minimally to ensure basic mechanical operating condition.  Following the pre-purchase inspection of the Series Lamborghini Jalpa, the spark plugs, ignition wires, brake fluid, and radiator cap were changed with factory original parts to ensure optimal operating condition.

Our expert assessment of this vehicle shows it to be of extremely high quality and originality.  Given that the vehicle was put away in long-term storage with approximately 3,600 km showing on the odometer, the Series

Lamborghini Jalpa shows no significant signs of aging or wear.  All stampings and VIN codes are correct throughout the vehicle and no aftermarket or non-original components were noted during the inspection.  All major components were shown to be in near-new operating condition.  The body panels and the interior are in what we believe to be excellent condition, with no wear evident in the interior and no blemishes noted on the exterior paintwork except as detailed in the Specific Issues to Note section below.  All rubber and bright work on the car is in excellent condition.  We believe this Lamborghini Jalpa to be one the best showing examples available, particularly when considering its originality.  During the inspection, it was noted that the air conditioning is no longer functioning properly.  The blower motor and compressor are in normal working condition, but the system is in need of recharge, which the Manager has decided not to perform at this stage, due to the environmental implications.

Design and Features Overview

Exterior: Following inspection, we believe the legendary Giovanni Bertone styled bodywork to be well aligned and straight, with panel gaps commensurate with factory body fitment.  We believe the Bianco Polo paint suits the shape extremely well, showing in excellent condition.  A small paint bubble on the optional rear wing was restored professionally at the time of acquisition by the Company.  We consider the glass to be excellent and original.  The original rubber bumpers are in excellent condition.  The Silhouette style wheels (only available for the 1988 model year, are in excellent condition and are wrapped in the factory original tires).  The “pop-up” style headlamp motors are working properly, and all exterior lamps and lenses are as new.

Interior: The classically Italian red leather hides with white piping present beautifully and as new with no apparent rips or tears or signs of wear.  The carpets are clean and as new.  The gauges and switches are in excellent working condition.  Overall, we believe the interior to be in as-new condition, with all components working properly.  We believe the red interior hue is particularly notable and suits the exterior color of the vehicle very well, creating a beautiful contrast.

Engine Overview

Mounted in the rear of the vehicle is the unique 3.5L Lamborghini V8 engine with all-alloy construction, twin overhead camshafts, and four twin-choke Weber carburetors and a 7500RPM redline, which was unusually high for the time.  The engine makes 255 BHP at 7000 RPM and 231 Lb/ft of torque at 3500 RPM.  The gearbox is a 5-speed dogleg gated manual.  The engine starts with immediacy and idles smoothly, running properly up to its redline with no issues.  We believe the gearbox to be in high working order, with all gears engaging smoothly.  The clutch pedal operates progressively and without issue, with no clutch slipping.  A leak down and compression test were performed during the pre-purchase inspection and show the engine to be operating within expected parameters and consistently across all cylinders.  Overall, we believe the drivetrain of this Jalpa to be original and in very good working condition.

Specific Issues to Note

•Air conditioning not functioning, needs recharge

•Minor paint crack lines forming in sharp corners of bodywork

•A small paint bubble on the optional rear wing was professionally restored upon acquisition by RSE Collection

•Small dimple on the top right edge of the rear engine deck lid

•Delamination of small right front lower grille

•Minor degradation of rubber on corners of rear bumper

•Minor chips on leading edge of doors were professionally restored upon acquisition by RSE Collection

•Light dry lines in the seats

•Minor surface oxidation on the shift gate

•Tightness in throttle cable believed to be from lack of use

Market Assessment

The extremely low production numbers, as well as being the last Lamborghini with a V8 engine, make the Jalpa extremely unique as compared with the currently more expensive and far more common Lamborghini Countach (of which approximately 2,000 cars were produced across various model types).  We believe the market is just beginning to understand the potential and value of the Jalpa and its rarity, and that the unique drivetrain will lead to the few remaining examples to be highly sought after.  The classic Lamborghini market is already quite well established, and it is our view that the lessor known Lamborghinis will continue to attract collector attention in the future. It is our opinion that this 1988 Jalpa is one of the best examples in existence given its originality, late build date, color combination, options, and condition.

Model History and Engineering

The Lamborghini Jalpa was the “entry level” Lamborghini in the 1980s. As compared to the larger, more expensive, and far more difficult to drive in normal traffic Countach, the Jalpa was a pleasure to operate with its lighter controls, better visibility, and more suited to the street powertrain tuning.  The 3.5L V8 engine is significant, as Lamborghinis are generally known for their V12 engines.  The Jalpa’s V8 was an adapted and enlarged version of the engine used in the Lamborghini Silhouette and is the final Lamborghini to have a V8 engine, which we believe makes the Series Lamborghini Jalpa the second to last V8 Lamborghini ever made (the last of which is believed to be in the Lamborghini museum).

Lamborghini’s intent with the Jalpa was to have a more subdued and usable exotic car, but it faced stiff competition from the Ferrari 308QV/328, Porsche 911 and its own Countach.  In the 1980’s exotic car markets, the more powerful competitors overshadowed the engineering significance and driving pleasure of the Jalpa.  The non-assisted steering requires less effort and the clutch is easier to operate than many of the exotics on the market at the time.  We believe that while the market did not appreciate these attributes when it was new, they now make the Jalpa stand out as unique for its time.

The Jalpa’s pressed steel panel welded to a unitary structure construction technique was very different than the Countach’s square tube spaceframe and hand-beaten bodywork.  A 0-60 time of 7.3 seconds and a top speed of 145 MPH were impressive for the period, though not class leading.  Although the four-wheel ventilated disc brakes provided prodigious braking power and were more than adequate while driving on the roads, they had a tendency to overheat when driven at high performance speeds (e.g. on a racetrack).

Today, we believe the Jalpa is becoming increasingly recognized for its relative rarity as compared with the much higher production numbers of the Countach and for its unique place in history as the end of the Lamborghini V8 era.

Specifications

Year	1988
Production	410 total Jalpa Production
Engine	3.5L 90 Degree V8
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	255 BHP
Torque	231 lb. Ft
Length	170.1”
Transmission	5 Speed “dogleg” manual
Country of Manufacture	Italy
0-60	7.3 Sec. est.
¼ Mile	15.4 Sec. est. @ 92 MPH
Top Speed	145 MPH
Color EXT	White
Color INT	Red with white piping
Documentation	Pre-Purchase Inspection
Condition	Excellent original, unrestored (except as detailed in the Specific Issues to Note section above), “preservation-class” condition
Books/manuals	n/a
Restored	No
Paint	Believed to be Factory Original or early dealer re-spray to correct factory quality issues (as were common at the time)
Vin #	ZA9JB00A4JLA12409
Engine #	Believed numbers matching
Transmission #	Believed numbers matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini Jalpa going forward.

USE OF PROCEEDS – SERIES #55PS1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55PS1 Asset Cost (1)	$405,000	95.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.59%
	Brokerage Fee	$3,124	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$6,768	1.59%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$390	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.18%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$400	0.09%
	Sourcing Fee	$6,068	1.43%
	Total Fees and Expenses	$17,500	4.12%
	Total Proceeds	$425,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/1/2017
Expiration Date of Agreement	$43,251
Down-payment Amount	$120,000
Installment 1 Amount	$165,000
Installment 2 Amount	$120,000
Acquisition Expenses	$8,308

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE SPEEDSTER

Summary Overview

•On June 6, 2018 the Series #55PS1 Offering was completed and upon the completion the Series #55PS1 exercised the option to purchase a 1955 Porsche 356/1500 Speedster (at times referred to as the “Speedster” or “Porsche 356”) as the Series Porsche 356/1500 Speedster Asset (the “Series Porsche Speedster” or the “Underlying Asset”), the specifications of which are set forth below.

•The Porsche 356 holds an iconic place in automotive history as the first production Porsche road car.  Initially made by hand in tiny numbers, the Porsche 356 went on to become a massive success, resulting in the building of a new Zuffenhausen factory increasing production and bringing global exposure to the Porsche brand.  The Porsche 356 cemented Porsche’s association with rear engine automobiles, with the Speedster body style (and its successors) proving to be the rarest of the 3 mass production styles.

•Approximately 79,470 Porsche 356’s were ever made, of which approximately 4,513 were Speedsters. For the 1955 model year approximately 2,909 Porsche 356’s were made, of which 1,034 were the Speedster model.  The Series Porsche Speedster is particularly notable for its unique “Speedster” Blue on Tan color combination, of which only approximately 190 (~4% of total Speedster production) were originally ordered in this livery, as well as for its originality, provenance, believed amateur race history and the quality of the restoration work performed on the vehicle.

•We believe the Porsche 356 to attract a broad spectrum of interest across generations due to the continuing prominence of the Porsche brand.  We believe the Porsche 356’s relative mechanical simplicity increases its desirability as a classic vehicle that can be enjoyed without prohibitive maintenance and upkeep. We believe the early “Pre-A” Speedster body type, of which the Underlying Asset is a prime example, is of particular value and desirability. The “Speedster” designation has been kept relevant and alive by Porsche through the periodic release of special “Speedster” models, as exemplified by the 1989 Porsche Speedster (2,104 total production), 1994 Porsche Speedster (936 total production) and the 2011 Porsche Speedster (356 total production).

•Based on the pre-purchase inspection, low post-restoration mileage, ownership history, matching numbers “original” drivetrain, high originality, believed amateur race history, and notable color and option specification, we believe this example to be among the top tier Porsche 356 Speedsters on the market.  This vehicle is mechanically sound and what we believe to be a unique confluence of style, originality and specification.

Asset Description

Ownership and Pricing History

The Series Porsche Speedster, a 1955 Porsche 356/1500 Speedster, was originally purchased by Clyde Wruthrich on June 3rd, 1955 from its importer, Hoffman of New York. Speedster models were sold for a price of $2,995 before options or roughly $27,477 2017 dollars.  There are records that indicate Mr. Wruthrich may have competed in and won amateur races with the Series Porsche Speedster in November of 1956.  The Series Porsche Speedster received a comprehensive restoration orchestrated by Carlos Muller and completed in 2011. Autos International of San Diego, a marquee specialist, performed interior work. Palo Alto Speedometer restored all instruments. Shortly thereafter, the Series Porsche Speedster was sold to a member of the De Quesada family (one of the original inventors of Gatorade).  In early 2016, the Series Porsche Speedster was purchased by Phil Bagley, a well-known Porsche collector & restorer, and owner of Klub Sport Racing, who was also responsible for rebuilding the Series Porsche Speedster’s original engine and transmission. We believe it is notable that the Series Porsche Speedster is being acquired from an individual with significant expertise relating to the Porsche 356 and a long-standing reputation in the Porsche historic racing and restoration community.

Vehicle Maintenance and Restoration History

Based on the current condition of the vehicle and as assessed by the pre-purchase inspection, we believe the Porsche 356 has been well cared for and properly maintained to a standard commensurate with this caliber of vehicle since its restoration.

The pre-purchase assessment of the vehicle validates it to be in extremely good condition and correctly presented, with many original and correct parts.  The Porsche Speedster has benefited from a full rotisserie restoration completed in 2011 and executed to a very high standard, with the car being finished to its correct factory specification including exterior and interior color, original engine, original transmission, date coded wheels, and original doors stamped with the last three digits of the VIN number.  It was noted by the inspector that the Porsche Speedster has several rare accessories and a notable color combination.  The originality of the car was also noted to be unusually high.  There is no evidence of collision or body damage present on the vehicle.  The interior was noted to be correct with few exceptions. Overall, our belief is that the condition of the vehicle is commensurate with the expectations of an expert rotisserie restoration that has been driven roughly 400 miles since it has been restored.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the iconoclastic Erwin Komenda-designed body work to be in excellent condition overall, beautifully demonstrating the shape Erwin famously formed by hand. All panels are as they would have left the factory, with correct alignment, fitment, and panel gaps showing.

During the inspection, the overall paint condition was noted to be very good, with a few minor flaws present from the restoration process, as noted below. The chrome exterior pieces were noted to be showing well and in good shape.  The windshield chrome was noted to be older but still of a high condition. The accessory fog lights were found to be in excellent shape and of particular rarity.  The replacement windshield glass was shown to be in good condition; however, the inspector was unfamiliar with the European branding.  Front and rear Porsche badges were mounted correctly and in good condition. The side decos were noted to be in good condition. The front bumper was noted to be original.  Overall, the few exterior flaws as described in detail below were seen to be minor and not detracting from the extremely high overall quality of the bodywork, panel fitment, chrome, and paint. Specific issues to note:

-The edge finishing (bottom of rocker panels) was noted to be flawed and in poor condition in an otherwise very high quality repaint.

-The paint on the underside of the hood was noted to have imperfections.

-The headlights were found to be reproduction units in very good condition and otherwise correct to the car.

-The lower corners of the doors were noted to have squared edges whereas corners from the factory were round.

-The torsion bar covers were noted to have sub-optimal fitment.

-The coachwork badge was installed on the wrong side of the vehicle.

-The original ID plate has been undercoated, which is incorrect.

-There are some large dents in the original fuel tank.

The undercarriage was noted to be in excellent condition, with the floor pans, longitudinals, rockers, jack points and battery box areas all observed to have been replaced, performed by an expert to very high standards. Evidence of the nose panel being replaced was found during inspection; however, it was done to a very high-quality standard only apparent in expert assessment. The front and rear suspension was shown to be in very good condition and correct to the Porsche 356’s Pre-A generation. The exhaust system is in good condition and showing in the proper color. Specific issues to note:

-A slight dent was noted on the front edge of the battery box that appears to have been caused by damage from floor jacking the vehicle.

-A small amount of black overspray undercoating was found outside of the front nose panel under the bumper and is not readily visible.

-The rear shocks were noted to have modern “Koni” (manufacturer) stickers on them.

The wheels on the Porsche Speedster are proper factory fitment 16” wheels and are date coded correctly to the production date of the car.  The modern radial tires are noted to be in the correct size for fitment on the factory wheels.

Interior: The inspection showed the interior to be in very good condition overall, with a high degree of originality. Dash pad and trim were observed as proper and in good condition.  The interior mirror was shown to be correct.  The optional tachometer and speedometer are correct to the vehicle and in good condition.  The wiper switch and wiper motor were noted to be correct to the vehicle.  The dash lights were shown to be correct.  The optional banjo style steering wheel was noted to be present with the knobs correctly painted to match. The horn button was noted as original and working and in good condition.  The very rare and original ignition switch is fitted.  The original and quite rare turn signal switch with correct lighted end knob was observed intact and functional.  Original style carpets and rubber mats are in good condition, with original type raised wood floorboards noted.  The door panels were shown to be original and in good condition.  The side curtains show properly and are good overall. The inside top and frame are finished in the proper material and color, with the top showing original hollow rivets. The side curtains for the top and top boot are present with the car. Specific issues to note:

-The convertible top was noted to have a “high bow” from a later year, where a “low bow” should be present.

-The oil temp gauge is not original.

-Slight dent noted in the metal beading on the dashboard.

Engine Overview

The small 4-cylinder engine with its peculiar rear placement is central to the identity of the Speedster and the Porsche brand, with the modern Porsche 911s still placing the engine behind the rear axle.  Ferry Porsche originally noted that the placement was a concession to practicality, as it allowed for more cargo and passenger volume.  It also led to the famous handling characteristics of early Porsches, which tend to violently oversteer in the hands of an amateur driver due to the rearward weight bias. The earliest Porsche 356 engines shared a lot of VW parts, with many changes occurring over the vehicle’s life cycle, resulting in an engine that was quite differentiated from the original by the end of production in 1966.

The Porsche 356 Speedster’s engine evolved from an 1100cc engine that was bored out to make 1300cc and in later iterations had the stroke lengthened to achieve 1500cc for the 1955 model, as noted in the 356/1500 designation.  The Hirth Company of Stuttgart devised a new connecting rod compact enough to allow for a 10-mm increase in stroke.  They also supplied new crankshafts with roller bearings, reducing friction.  While the engines were reliable, they were very sensitive to oil change intervals and attained a reputation of being problematic by those not privy to the appropriate maintenance schedule. Thanks to the light weight of the Porsche 356, top speed runs were made in excess of 111 MPH. While the sound of the 4-cylinder air cooled engine may not have evoked the same feeling as big bore exotic cars of the time, it was an efficient and simple engine that become central to the car’s core value of minimalist sport motoring.

During inspection, the engine in the series Asset Porsche 356 Speedster was noted to have the correct engine numbers according to the vehicle’s Kardex report and Certificate of Authenticity.  The bottom and sides of the engine appeared good with very minor and normal oil leaks observed.  The engine was verified during the inspection to have correct hardware.  The color for the engine and the sheet metal was noted to be correct.  The generator and voltage regulator were noted to be proper.  The throttle linkage and carburetors were noted to be correct to the vehicle, with appropriate casting and stamping numbers.  All zinc-plated parts on the engine were shown to be proper and clean.  The transmission was noted to be in good condition with proper bolts affixed.  The transmission number was noted to be correct according to the Kardex report and Certificate of Authenticity. The overall engine compartment was noted to be clean and in excellent shape, with properly finished lines.  The engine lid was shown to have a great fit.  The engine grill was noted to be in good condition and original to the car. The Series Porsche Speedster was noted to be running in proper mechanical condition that is commensurate with the expectations set forth by the restoration, provenance, and condition of the vehicle. A specific issue to note is the rear engine lid, which was used in the restoration was from a later year Speedster.

During the inspection test drive, the car started up with immediacy and was noted to have an electric fuel pump, which is necessary for today’s fuel.  It shifted and rode appropriately with proper throttle and braking response.

The engine idles smoothly and at the correct RPM.  The clutch engagement was progressive and linear during the road test.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  The original tool kit, and matching spare wheel and tire, a jack, and proper and correct driving lights mounted on the front bumper are present with the car.

Market Assessment

We believe that because of the uniqueness of the Porsche 356 being the first Porsche production road car and its peculiar rear engine placement, the Porsche 356 holds an iconic status as an instantly recognizable “staple” classic vehicle.  We believe the famous styling cues such as the round headlights can still be seen in Porsche designs today, channeling a link to modern cars that affords the Porsche 356 interest among a more diverse group of individuals than other vehicles of the era. We believe the very simple mechanical nature of the vehicle and the relative ease of operation affords the Porsche 356 a status as an easier to own and operate classic car than other vehicles of the same caliber and/or value.  We believe of the coupe, convertible, and Speedster models that the Speedster is the most desirable for what we believe are the aesthetic merits of the Speedster design and its place in the Porsche 356 lineup as the most driver focused and pure model.  We believe the specific handling traits attributed to the rear engine placement are desirable among Porsche enthusiasts, as we believe these traits are not as significant in the modern Porsche rear engine 911s.  We believe the Porsche 911’s continuing success in the marketplace and avid collectability only enhance the desirability of a good condition Porsche 356 as the predecessor to what we believe is one of the most successful sports cars of all time.  We believe any serious Porsche collector would want to have a Porsche 356 in their collection.

We believe that although the Porsche 356 had relatively high production numbers for a car of its type and a relatively long production period (79,470 cars produced from 1950 to 1966), the rarity of the Speedster 1500 model and what we believe to be a highly desirable color combination, in conjunction with the restoration quality, high originality, believed amateur race history, and overall correctness of the vehicle makes the Series Porsche Speedster particularly desirable within the Porsche 356 marketplace.

Model History and Engineering

The Porsche 356 marks the beginning of the Porsche brand itself, being the first commercial vehicle, they ever manufactured for road use. Ferdinand Porsche had always been fascinated with sports cars, with his interested being piqued by the 1.0L Sascha.  In the 1920s Ferdinand went to work for Daimler and later designed the inexpensive air-cooled VW Beetle, perhaps the most recognized vehicle in the world. With plans derailed by World War II, Ferdinand and his son Ferry returned from post war times battered but determined to build a small sports car based on the VW Beetle design. It was Ferry who took the reins for the creation of the sports car, inspired by a supercharged VW convertible he drove during the war - “…I decided that if you could make a machine which was lighter than that, and still had 50 horsepower, then it would be very sporty indeed.

Ferry went on to design and fabricate the first project #356 car, model 356-001. The car used a tubular chassis, 1100cc engine, and had a focus on saving weight.  Karl Frollch was responsible for the gearbox and suspension work while Irwin Komenda designed the now-famous body. The original 356-001 was raced and won at its first outing, achieving a victory at the Innsbruck City Race.  It was clear to Ferry that Porsche had a winning formula on its hands.  This successful prototype led to the development of the Porsche 356/2 in both coupe and cabriolet versions.  Porsche completed 50 “Gmund” coupes, virtually all made by hand, before the company began its return to Stuttgart in late 1949.

Porsche’s new Zuffenhausen factory allowed it to increase production of the Porsche 356, with a notable change to steel bodies needed as the supplier Reutter was not able to produce bodies in aluminum.  Other components of the car were introduced to get it ready for the mainstream, such as an oil temperature gauge, and a clock moved closer to the speedometer.  The engine remained the same 40 Horsepower type 369 unit, although the carbs were changed to Solex 32 PBI units.  At the Frankfurt auto show, Porsche introduced higher capacity 356/3 models, with its first 1300cc engines.  Reflecting Porsche’s traditional concerns for craftsmanship, each engine was handmade, taking a single worker roughly 25 hours to complete.

Volume really began to grow in 1951, with Porsche completing its 1,000th Stuttgart-built car on August 28th of that year.  1952 brought the introduction of the 1500cc engine making 60 horsepower, and in 1953 formal US sales began to start in earnest thanks to the efforts of renowned auto importer Max Hoffman. Ultimate engine power came in the form of the 1300S and 1500S models, with S signifying “Super.”  The new type 528 power plant was rated at 70 Horsepower.

Max Hoffman asked Porsche to make a model more appropriate for the American marketplace, something more minimalistic and focused that would appeal to buyers across the Atlantic.  What Porsche delivered was the gorgeous and very rare America models, rakish roadsters featuring aluminum bodywork by Glaser, but the price point of $4,600 proved too high. Max Hoffman, undeterred, went on to suggest that Porsche needed branding, resulting in the famous Porsche crest logo they use to this day.  The biggest hit, however, was the introduction, again at Hoffman’s behest, of the Speedster model, which debuted in 1954 and become a staple of production over the next 5 years.  Following the formula of the America but at a reduced price point, the speedster notably came to market at just under $3,000 at the port of entry, a price target Hoffman was eager to hit. The Speedster used the body of the regular Cabriolet but had very few of the amenities of the more expensive car, arriving only with a simple canvas top and roll up door windows, and the now famous beautiful shorter windshield. Speedsters proved quite popular in the United States and were met with much amateur racing success.

1955 brought the introduction of the 356 A models, sporting numerous differences in the shape of the body and the features on the car. Comfort refinements and power increased on the A models with new engines making as much as 88 horsepower. 1959 saw the introduction of the 356B models featuring more design changes and revised engine options. The super 90 model was very fast for a Porsche 356, hitting 60 MPH in under 10 seconds. The final revision came in 1963 with the 356C model featuring more design changes and some mechanical upgrades such as 4-wheel disc brakes.  1965 marked the final model year for the 356, marking more than 15 years of production, with the venerable 911 taking the place of the 356 as the Porsche flagship thereafter.

Period road tests mention the Speedsters lively steering, comfortable ride, commendable build quality, and good handling.  At the limit, the rear engine placement did lead to worrying handling tendencies by some experts.  The story of the Porsche 356 is also one of continued development as early similarities to the Beetle were eventually improved upon and ultimately reengineered until the car’s VW roots became a distant relic.  Handling issues for novices were eventually improved and engine capacity continually increased, quelling complaints of the car being underpowered.

Ultimately, the Porsche 356 Speedster represents an incredible story of a globally iconic brand’s humble beginnings.  Starting with bootstrapped hand production, in one model cycle Porsche went from obscurity to world renowned recognition both on the racetracks and by well-heeled owners who adored the car for its unusual layout and impeccable build quality.  At a time when American cars were locked in a horsepower war, the Porsche forged ahead on the fundamentals of lightness, packaging, and balance that would become a hallmark for the brand.  It is for these reasons, in conjunction with its ease of use and operation, that we believe the Porsche 356 is one of the all-time great classic cars.  We believe it is quite rare that a brand launches its first model with the fundamental building blocks for a vehicular DNA that is still present in the current day offerings.  Porsche has become one of the most recognized and archetypal brands on earth, with an incredible record of racing wins in a variety of championships all over the world.

Specifications

Series Porsche Speedster Specifications
Year	1955
1955 Speedster Production	1034
Engine	Type 547 4 Cylinder Air cooled 1488CC twin Solex 40BPI carb
Drivetrain	Rear engine, Rear wheel Drive
Power	60 Horsepower (DIN)
Torque	78 Ft-lb
Length	156”
Transmission	4 Speed Manual
Country of Manufacture	Germany
0-60	14 Sec Est.
¼ Mile	19 Sec. est. @95 MPH
Top Speed	100 MPH
Color EXT	“Speedster” Blue (1 of 193 in this color)
Color INT	Beige
Documentation	Pre-Purchase Inspection, CoA, Kardex, restoration photos
Condition	High quality older restoration with minimal mileage
Restored	Yes
Paint	Very good quality, with mild touch up and minimal issues
Accessories	Tool Kit, Spare Wheel, Jack, Blaupunkt Radio, Fog Lights
Vin #	80598
Engine #	35016, Documented Matching
Transmission #	6070, Documented Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche Speedster going forward.

USE OF PROCEEDS – SERIES #83FB1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #83FB1 Asset Cost (1)	$330,000	94.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.71%
	Brokerage Fee	$2,573	0.74%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,800	0.51%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$1,300	0.37%
	Sourcing Fee	$11,557	3.30%
	Total Fees and Expenses	$17,500	5.00%
	Total Proceeds	$350,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/31/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$330,000
Installment 2 Amount	$0
Acquisition Expenses	$3,371

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 512

Summary Overview

●On September 5, 2018, the Series #83FB1 Offering was completed and, upon completion, the Series #83FB1 purchased a 1983 Ferrari 512 BBi (at times described as “The BBi” or “The 512 BBi” throughout this Offering Circular) as the underlying asset for Series #83FB1 (the “Series Ferrari 512” or the “Underlying Asset” with respect to Series #83FB1, as applicable), the specifications of which are set forth below.

●The 512 BBi represents the final iteration of the venerable Berlinetta Boxer (referring to the Formula One developed and proven flat 12 engine it possessed). The “i” in BBi differentiated itself from its predecessor, the 512 BB, with its updated fuel injected rather than carbureted fueling system. “The Bosch fuel-injected 512 was the culmination of all Ferrari had learned from its Boxer cars”

●The 512 BBi holds a special place not only in Ferrari history, but in automotive history as a whole; “When the BB (Berlineta Boxer) production ended in 1984, with it went the last links to the old-school Italian way of building Ferraris- entirely by hand.”

●We believe that this particular 512 BBi is an exceptional low mileage example (5,637 miles) relative to the majority the 1,007 examples produced between 1981 and 1984. Furthermore, this example was spec’d with the “rare factory Zegna Edition incorporating Zegna cloth interior Accents”12

●In addition to being a well-preserved vehicle with an interesting ownership history, the 512 BBi was recently (2017) the subject of a “platinum nut and bold restoration and mechanical servicing to as-new condition” by Exclusive Motorcars of Los Angeles, California, which is reported to have a total cost of nearly $300,000.

Asset Description

Ownership and Pricing History

The Ferrari 512 BBi was introduced in 1981 with a list price of $62,500, which when adjusted for inflation, equals roughly $151,385.55 in 2017 dollars.  This particular 512 BBi was sold most recently at Mecum auctions for $363,000 in September 2017.

The ownership history for the 512 BBi was sourced from conversations with previous owners. Formal documentation begins with the restoration of the 512 BBi in 2017. However, the 512 BBi is believed to have been originally owned by, and later seized from, a Mexican gentleman with ties to criminal activities. Upon seizure, the Underlying Asset was stored in the possession of the Mexican government for a long period of time, which can be attributed with its particularly low mileage. The car was later acquired, imported to the US, and restored to “factory” condition by reputable US specialists.

Vehicle Maintenance and Restoration History

In 2017 the BBi went through what is referred to as a Platinum Nut and Bolt Rotisserie Restoration by the esteemed Exclusive Motorcars in Los Angeles California. This Restoration brought what was already a spectacular example to a better than new condition investing approximately $300,000.

Design and Features Overview

Exterior:

Most of the updates to the “i” Model of the 512 BB line were beneath the skin; However, a few key cosmetic upgrades were presented with the release of the BBi. Exposed driving lights fitted to the nose as well a shortened “Egg-Crate” grille gave the BBi a more aggressive and modern persona than the previous Berlinetta Boxer’s. Similarly, rear parking lights were fitted to the newly designed shroud framing the quad polished exhaust tips.”

Following a thorough inspection, we believe the Pininfarina body work to be in highly original and excellent condition, with all panels presented as they would have left the factory, with correct alignment, fitment, and panel gaps showing.  Overall, we believe the paintwork to have been restored to a quality commensurate with factory specifications, beautifully displaying the Argento hue. During inspection, it was noted that a small approximately ¼ inch blemish on the lower edge of the front valence has been touched up.

All lenses and rubber gaskets were noted to be in excellent condition, other than a slight tear in the gasket along the trailing edge of the hood, which the Manager intends to remedy from the proceeds of the Offering.  All exterior lighting, turn signals, and the horn were noted to be in normal operating condition. A front blinker light bulb will require replacement. The 512 BBi Michelin TRX tires are near new condition. Upon inspection of the undercarriage of the Series Ferrari 512 no leaks were found, and the steering, suspension and other related hardware were noted to be in extremely clean, as-new condition. VIN stamp locations were noted to be correct.  The engine and transmission number are believed to be matching and original to the Series Ferrari 512; however, this has not yet been verified by Ferrari Classiche.

Interior:

The restored rare black leather interior with Zegna cloth inserts shows nearly as new, with minimal wear commensurate with a vehicle of such low mileage.  All gauges, switches and interior electronics are in working condition. The original Ferrari Pioneer radio with equalizer is currently installed and appears to be working properly, other than the volume control.  We believe that overall the quality of the interior can be described as excellent, with fit and finish, plastics, shut lines and panel gaps showing to factory standards. During the inspection, it was noted that a plastic cover on the driver’s side seat hinge was missing, as well as the grill on the driver’s side door speaker. The Manager will endeavor, but will not guarantee, to source these parts with funds received from the Sourcing Fee.  The air conditioner and heater were noted to be working properly.

All major accessories are currently missing, including the tool kit, jack kit, spare wheel, bulb kit, belt kit and leather-bound owner’s manuals; likely the result of the 512 BBi’s time spent in the custody of the Mexican government. The Manager will endeavor, but will not guarantee, to source replacements for all of these accessories with funds received from the Sourcing Fee.

Engine Overview

At the heart of every Ferrari is the engine; the BB line represented a new era for Ferrari introducing its first ever mid-engine 12-cylinder road car. Beginning with the 365 GT4 BB and culminating with the 512 BBi the formula one proven Boxer engine design allowed for a lower center of gravity as the cylinders are horizontally opposed. Sergio Pininfarina can be quoted stating, “I very much like the Boxer engine because of its space architecture. For years I had to fight with a high engine and a large radiator because the engine’s height automatically dictated the radiators height, the Boxer engine was lower making everything easier.” The Boxer name refers to the motion of the cylinders emulating a boxer throwing punches. To welcome the newest evolution of the Boxer line, what started out as a 4.4L engine in the 365, grew into a much more robust and refined 4.9L engine producing 340 HP and 333 lb-ft at 4600 rpm. Also new to the 512 line was the Dry-Sump lubrication system.

The 4.9L Flat 12 sends its power through a manual shifted 5-speed transmission to the wheels via a limited slip differential.  This allowed the 512 BBi to launch itself to 60 mph in, a swift for its time, 5.4 sec and continues to accelerate to a top speed of 175 MPH. However, it was said the car was capable of 188MPH. Road and Track “marveled at its ability to keep accelerating, easily running it beyond 150 MPH” during their 1985 review of the car.11

We have tested the recently rebuilt engine and it currently starts with immediacy and idles smoothly at the correct RPM.  The clutch engagement was progressive and linear during the road test of the Series Ferrari 512.  Overall, we believe the engine and drivetrain to be in excellent mechanical and operating condition.  During the pre-purchase inspection it was noted that at low RPMs in first gear, the flywheel made some whirring noises. Given the limited use of the 512 BBi since restoration it is likely that this will remedy itself after break-in, however the Manager intends to have this inspected professionally.

Market Assessment

The Berlinetta Boxer line is historically significant as the last truly hand-build Ferrari, giving it a special place in Ferrari history. The passion, process, time, and dedication that went into every BBi chassis is an important part of what makes this car so special. As industrialization and mass production spread across the automotive industry, Ferrari had one last chance to build a car with the same hands on process that allowed it to become a brand recognized internationally for beauty, quality and performance. For these reasons, the BBi holds a special place in history as the final truly hand fabricated Ferrari.

The BBi was also a true drivers car. And because of this, the majority of the 1,007 BBi’s produced have relatively high mileage in comparison to the Series Ferrari 512, which has traveled just approximately 5,637 miles since 1983. Due to the BBi’s relatively low production total we believe that the Series 512 BBi is at the upper end of the collectability spectrum.

Beyond being a beautifully presented example, the original owner elected to order the car with the Zegna interior accents, making the Series 512 BBi particularly unique and collectible. The 512 BBi is believed to be 1 of only 27 BBi’s built with this special interior according to Coys of Kensington, however the Manager has not yet been able to confirm these statistics with the Ferrari factory.

Model History and Engineering

Introduced at the 1981 Frankfurt Auto Show, the BBi was the Final edition of the famed Berlinetta Boxer line. Built in response to Lamborghini’s legendary Miura, the 1973 365 BB was the beginning of what would ultimately become what we believe to be one of the most significant Ferrari lines ever. In 1974 when Lamborghini released the space age, and drastically designed Countach LP400; Ferrari countered by updating the Berlinetta Boxer line with its second evolution, the 512 BB. As emission regulations from the EU and US added new complications to manufacturers, the fuel injected and more emission friendly BBi was born. Even after integrating the new Bosch K-Jetronic Fuel injection system, it was still illegal to import 512 BBi’s to the United States due to the stringent emissions regulations. Of course, US enthusiasts found a way around these complications. Ferrari would sell the US buyer a car under the condition that delivery had to take place in Europe. The buyer would then be left to undertake a federalization process other than being provided with suggested broker and registered importers. In retrospect we now know that Ferrari didn’t want to invest time and money into a federalization program due to the impending U.S. approved Testarossa.15

The BBi’s chassis featured independent suspension at all four corners. Utilizing race proven wishbone arms and coil springs assisted by hydraulic shock absorbers gave it a very comfortable yet performance-oriented feel. Front and rear anti roll bars allowed the body to stay as flat as possible through corners. Tucked behind the highly recognizable and unique to the BBi five spoke star pattern alloy wheels were oversized ventilated disc brakes. Stopping power was provided by twin hydraulic and servo assisted calipers.

The BBi’s significance in the Ferrari line is undeniable. In 1984 when the last BBi rolled out of the factory, so did Ferrari’s hand-built fabrication process. The Ferrari 512 BBi was the flagship model of the time, boasting an advanced flat-12 formula one developed engine. The aluminum block featured a cubic capacity of 4943cc achieved by a 82mm x 78mm bore and stroke. Released with the original 365 GT4 BB, the 512 BBi carried over the technological advancement of utilizing the more cost efficient and quieter belt driven twin overhead cam shafts opposed to chain driven cams as had been seen in the past.

Specifications

Series Ferrari 512 Specifications
Year	1983
BBi Production Total	1,007
Engine	4.9L Flat 12 Cylinder
Drivetrain	Mid-engine, Rear wheel drive
Power	335 HP
Torque	333 lb-ft
Length	173.2”
Transmission	5-Speed Manual
Country of Manufacture	Italy
0-62	5.4 Seconds Est.
¼ Mile	14.3 Sec. est.@103 MPH
Top Speed	175 MPH
Color EXT	Argento
Color INT	Black / Grey Zegna accents
Documentation	Restoration photographs and receipts
Condition	Restored
Books/manuals/tools	n/a – the Manager will attempt to acquire
Restored	Yes
Paint	Believed original color, restored to factory quality
Vin #	ZFFJA09B000047801
Engine #	Believed matching, Pending Verification
Transmission #	Believed matching, Pending Verification

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 512 going forward.

USE OF PROCEEDS – SERIES #93XJ1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93XJ1 Asset Cost (1)	$460,000	92.93%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	0.30%
	Brokerage Fee	$3,638	0.73%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,200	0.24%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$26,500	5.35%
	Sourcing Fee	$1,891	0.38%
	Total Fees and Expenses	$33,500	6.77%
	Total Proceeds	$495,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	12/15/2017
Expiration Date of Agreement	N/A
Down-payment Amount	$25,000
Installment 1 Amount	$145,000
Installment 2 Amount	$290,000
Acquisition Expenses	$27,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES JAGUAR XJ220

Summary Overview

•On November 6, 2018 the Series #93XJ1 Offering was completed and, upon completion, the Series #93XJ1 purchased a 1993 Jaguar XJ220 (at times described as the “XJ” or the “XJ 220” throughout this Offering Circular) as the underlying asset for Series #93XJ1 (the “Series Jaguar XJ220” or the “Underlying Asset” with respect to Series #93XJ1, as applicable), the specifications of which are set forth below.

•In 1992, the Jaguar XJ220 set the production car world speed record at the legendary Nardo test track in Italy, achieving 212.3 MPH (217 MPH without catalytic converters), impressive even by today’s standards. Jaguar claimed that if it had been a straight road, they would have achieved their original goal of 220mph, the target speed behind the XJ220’s model designation.

•Shortly thereafter, and perhaps more importantly, the XJ220 set the fastest lap time, 7 minutes and 46.36 seconds, for a production car at the Nürburgring, an accolade that it held for the following 8 years.

•Nonetheless, the Jaguar XJ220’s exemplary performance was shrouded in controversy. After amassing 1500 pre-orders each paying approximately $65,000 as a deposit based on a prototype that promised a V-12 engine, scissor-style doors, 4-wheel drive, and a $450k price tag, the production car delivered only half the cylinders, traditional doors, rear wheel drive and a price tag that soared to $660k (the most expensive car at the time).

•As such, total production numbers of the XJ220 were limited to 271 cars. Adding to this exclusivity was the fact that, like many cars of the time, due to stringent emission regulations the XJ220 was not officially sold in the US market.

•It is estimated that 32 vehicles have been specified to meet US emissions standards. Of those 32 cars it is believed that only two vehicles were built to “50-state legal” specification, meaning that the car could be owned by a resident of California, a state known for having the strictest of emissions regulations. The Series Jaguar XJ220 is one of those two 50-state legal cars.

•The Series XJ220 is a highly original, low mileage example (~1,300 miles), with known provenance, notable previous ownership, in an iconic and desirable color combination, that has been recently refreshed and serviced by marquee experts.

•We believe that the XJ220 is relatively inexpensive when compared to its peer group, including the F40, Porsche 959, and McLaren F1, and for a car of its rarity, stature and performance. We believe that the market will continue to recognize its significance as one of the first true hyper-cars.

Asset Description

Ownership and Pricing History

The Series Jaguar XJ220, Chassis number 092, was ordered by its original owner, a resident of the Netherlands, and delivered on January 14th, 1993. Although the original owner held the car for 8 years, he only managed to accumulate 503 miles at the time of its sale. California resident and former owner of Lamborghini of Orange County, Vik Keuylian, then imported the Series XJ220 to the United States in June of 2001. Over the course of the next two years the Series XJ220 was federalized to 50-state legal standards by G&K Automotive Conversions, and in September of 2003, passed California emissions inspection with 586 miles. In September 2004, the Series XJ220 passed a California emissions inspection again, now with 620 miles.

In 2008/9 Grand Prix Classics of San Diego listed the Series XJ220 for sale with 856 miles on the odometer. The XJ220 was ultimately sold to notable motorsports privateer racer William M. Wonder who has his initials (W.M.W.) painted subtly in red below the driver’s side window. These initials are still displayed on the XJ220 today. From 2009 through 2017, the car resided with Wonder in Pennsylvania and accumulated 449 additional miles. In 2017, the Series #93XJ1 asset was acquired into the inventory of reputable Miami collector car dealer, Curated Investments, now with approximately 1,300 total miles. Rally Rd. signed the purchase option agreement for the Series Jaguar XJ220 with Curated Investments in December 2017.

Vehicle Maintenance History

-The Series Jaguar XJ220 received general servicing at 856 miles completed by Audio of Plano Texas.

-A complete fuel system refurbishing and general mechanical servicing including fluids, belts, air conditioning is being commissioned by the Manager and performed by a marquee specialist and former mechanic of Risi Competizione prior to completion of the Offering. As part of this process, the Manager intends to commission an independent pre-purchase inspection of the Series XJ220 to confirm that the Underlying Asset is mechanically sound. Any additional specific issues that may be identified will be disclosed prior to completion of the Offering.

Design and Features Overview

Exterior:

The Jaguar XJ220’s aerodynamic focused design makes it one of the most visually unique and striking automobiles released in the 1990’s, a surprising achievement given that the project suffered from a severe lack of budget forcing Jaguar to conduct aerodynamic testing on a ¼ scale model rather than a significantly more expensive full-size mock-up. The XJ220 designers strived to integrate the simple and clean lines seen on older Jaguar models into their new supercar. To accommodate restrictions on aerodynamic aids dictated by the design team, Jaguar engineers were faced with the challenge of creating a body shape out of aluminum with elegant enough curves to be recognizable as a jaguar, while also delivering the necessary performance standards. Jaguar, at this time, was being heavily overshadowed by the Group B derived Ferrari F40 and Porsche 959 – the XJ220 was their answer.

Specific Exterior Issues to Note:

-The rear wing will be professionally repainted to correct minor shrinkage and bubbling of the current paint

-Minor damage from shipping on passenger side rocker panel (small dent and paint chip) will be professionally repaired and spot painted to a high standard

-Minor paint chip on upper door jamb (common to the XJ220) will be professionally spot painted to a high standard

-Minor paint chips on rear bumper will be professionally repaired to a high standard

-Paint-less dent removal has been performed on small dent on rear deck and was performed to an adequate standard

-Driver side molding has a minor scuff on rear quarter panel section of the molding (not on the body panel) which will be professionally repaired to a high standard

-Minor dent on rear trunk lid above the second “A” in Jaguar, will be corrected with paint-less dent removal

-There are minimal stone chips that will remain on the front bumper

-There is a minor clear coat blemish on driver side rear rim from curbing

-Aftermarket clear bra on rear wheel flairs to be removed and replaced due to aging

Interior:

The Series #93XJ1 Asset is finished with a smoke grey leather interior, which compliments the exterior Spa Silver paint color and makes for an iconic combination. The driver-oriented cockpit has many of the comforts of a modern car such as climate control, sound system, and great visibility, however, still retains a minimalistic design to mitigate distractions. Directly in front of the driver is a prominently located tachometer and speedometer, with auxiliary gauges such as boost psi, engine temp, oil temperature, fuel level, transmission temp and a clock, located in a secondary cluster on the driver’s side door set to the left of the main cluster. Pedal placement and seating geometry offers hints to the racing heritage of the team behind the engineering of the XJ220. The 5-speed manual transmission is centrally located with a high positioned shift knob allowing for unobstructed shifts and minimal distance between shifter and steering wheel. Series Jaguar XJ220 retains its original Alpine Radio system with trunk loaded 6-CD changer.

-Two original keys are available

-Seats and upholstery are in exceptional near new condition.

-Steering wheel, shifter, center bolster have minimal wear to the leather

-Copies of original owner’s manuals are present (originals are known to have degraded with age)

-Original center lock wheel lug, original center lock wheel torque wrench, original jaguar medical kit, original fuse and bulb kit, and original sales brochure are all present

Specific Issues to Note:

-n/a

Mechanicals:

Specific Highlights of Asset

-50 State Legal Emissions: Believed to be 1 of 2 California emissions-regulated cars.

-1,305 original miles (2,103 KM)

-Recent refurbishment to fuel system

-Original Bridgestone Expedia S-01 tires with US DOT stamping

Specific Issues to Note:

-n/a

Model History and Engineering

The Jaguar XJ220 has a somewhat interesting and convoluted history. It started out as an almost “skunkworks-style” project led by automotive racing legend, Tom Walkinshaw. The team working on the XJ220 was labeled as “The Saturday Club” consisting of 12 engineers and designers who volunteered themselves to work nights and weekends to bring their masterpiece to reality. This dedicated team set out to accomplish one thing, to build a car whose performance would eclipse its supercar peers from Ferrari and Porsche. Although in the end Jaguar did achieve its goal, it was overshadowed by the displeasure their customer base. As emblematic of the time, environmental regulations made it impossible for Jaguar to produce a street version of the XJ220 that leveraged the Le Mans proven Jaguar V-12. This ultimately led to the root of what caused decades of mixed feelings regarding the XJ220, a 6-cylindar power plant. Although the Twin Turbo Metro 6R4 Developed by an ex Cosworth engineer (who was poached from the Williams F1 Team) was dramatically lighter, more fuel efficient and generated much more horsepower and torque than the anticipated V-12, early customers were highly disenfranchised by the unexpected change of plans. When Jaguar released the final engine specs many people who had put down substantial deposits reneged on their orders. The V-12 is not the only feature Jaguar excluded from the project’s original plans in the interest of speed. The original design concept called for a drivetrain with power to all 4-wheels. Jaguar ultimately realized they would have to implement a simpler and lighter 2-wheel dive setup to achieve the 220 MPH target top speed. An MSRP that came in more than $100,000 over budget during a time of financial recession only added to the project’s troubles.

In 1988 when the XJ220 project was announced, an astonishing 1,500 people put down an approximately $65,000 deposit to secure their order. With only 271 chassis ever produced, we believe the majority of those potential customers were disenfranchised by a combination of Jaguar’s decisions and the economic climate of the early 1990’s.

Market Assessment

We believe that for a car of such rarity, beauty and industry benchmark performance the XJ220 has not received the recognition that has benefited its contemporary models by Ferrari and Porsche. Beyond being more a more capable performer than the Porsche 959 and Ferrari F40, it is considerably more rare. There were ~350 Porsche 959’s produced and approximately 1,300 F40’s produced, with low mileage examples of both selling for well above one million dollars in today’s market. Although the XJ220’s early history was shrouded in controversy and misunderstanding, we believe that it has since shed these labels and claimed its throne as one of the most influential supercars of all time, and the most iconic Jaguar’s since the E-type. While arguably the wrong business decision at the time, we believe that Jaguar’s decision to alienate its customers in pursuit of engineering superiority helped set the stage for the modern hyper-car movement.

Specifications

Series Jaguar XJ220 Specifications
Year	1993
XJ220 Production Total	271
Engine	3.5L Quad Cam 24-Valve V6
Drivetrain	Mid-engine, Rear wheel drive
Power	542 hp
Torque	475 lb-ft
Length	194.09”
Transmission	5 Speed Manual
Country of Manufacture	United Kingdom
0-60	3.6 Seconds Est
¼ Mile	11.7 Sec. est.@125 MPH
Top Speed	220 MPH
Color EXT	Spa Silver
Color INT	Smoke Grey
Documentation	Yes
Condition	Original Condition, Minor Refurbishment
Books/manuals/tools	Copy of Original/ Copy of Original/ Yes
Restored	No
Paint	Original (Minimal Touch Up)
Vin #	SAJJEAEX8A220849
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar XJ220 going forward.

USE OF PROCEEDS – SERIES #95BL1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95BL1 Asset Cost (1)	$112,500	94.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.84%
	Brokerage Fee	$871	0.74%
	Offering Expenses (2)	$889	0.75%
Acquisition Expenses (3)	Accrued Interest	$1,439	1.21%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.23%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$750	0.63%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$780	0.66%
	Total Fees and Expenses	$5,000	4.22%
	Total Proceeds	$118,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	5/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$10,000
Installment 1 Amount	$80,000
Installment 2 Amount	$22,500
Acquisition Expenses	$2,460

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW M3 LIGHTWEIGHT

Summary Overview

•On July 12, 2018 the Series #95BL1 Offering was completed and, upon completion, Series #95BL1 purchased a 1995 BMW E36 M3 Lightweight (at times described as the “M3 LTW” or the “Lightweight” throughout this Offering Circular) as the underlying asset for Series #95BL1 (the “Series BMW M3 Lightweight” or the “Underlying Asset” with respect to Series #95BL1, as applicable), the specifications of which are set forth below.

•In 1995 BMW released the E36 M3 Lightweight as a homologation to their dominant and 24 Hour of Daytona winning E36 M3 GT racecars. This race inspired road car was BMWs answer to US customers’ desire for a more “raw” version of the current, and already industry-standard setting, E36 M3. This lightweight version shed a full 225 pounds off the standard M3.

•BMW never released official production numbers for the Lightweight; however, it is believed that only 126 cars were ever produced, of which 11 were pre-production cars used for marketing and testing purposes, and 85 were delivered to the US market, thus making the M3 LTW an extremely rare variant by any standard.

•The Lightweight was built with one main purpose in mind, to create the purest and most driver focused road car BMW had ever manufactured to date. “The lightweight car is M3 Espresso, Pure and concentrated,” says Car and Driver.

•Each M3 LTW engine was hand selected by BMW engineers after being tested to ensure only engines whose power was at the upper crest of BMW’s accepted standard deviations were allocated to Lightweights.

•World-renowned tire producer, Michelin, has owned a Lightweight since its release for internal use as a test car. Still to this day they use that very same vehicle to develop modern tires such as the Michelin Pilot Super Sport and Pilot Sport 4S.

•Each Lightweight went through a finishing process by BMW USA race team organizers PTG (Prototype Technology Group) where the cars received final adjustments, special part installations, and set-up. PTG enjoyed numerous podium finishes in the IMSA GTS-2 class, most notably winning the 1997 24 Hours of Daytona in the #10 PTG M3 driven by Bill Auberlen. PTG’s race winning DNA is intertwined into each Lightweight.

•The Series BMW M3 Lightweight is a particularly compelling example due to its low mileage, high originality, detailed known single ownership history since new and complete maintenance record.

Asset Description

Ownership and Pricing History

The Series #95BL1 Asset is a single owner example that was maintained to extremely high standard by its original owners, a husband and wife duo from Massachusetts. The Series BMW M3 Lightweight has traveled only 13,400 miles to date, a statistic that falls well below the average of its peers. The Series M3 Lightweight landed at the port of New Jersey on November 20, 1995 and was then transported to Herb Chambers BMW in Boston. The car was then on display in the showroom until it was purchased by the owner from whom we are purchasing. The Series BMW M3 Lightweight has spent the entirety of its life in Massachusetts under the care of its original owners who took delivery of the car when new from BMW on March 17th, 1997 (the Underlying Asset was in dealership inventory previously). It is worth noting that the owner is an engineer and took great precautions and care when it came to maintaining the Series BMW M3 Lightweight. Detailed journals were meticulously kept on the car, noting its maintenance history and what services were performed, all oil changes, details of the alignment setup, and even every single time the car was refueled (including date, amount, and brand of petrol).

With an introductory MSRP of $47,895.00, the M3 LTW cost nearly ten thousand dollars more than the standard M3. This extremely rare and stripped down Fédération Internationale de l'Automobile homologation model was only cut out for the dedicated enthusiast willing to forfeit modern comforts and pay more for performance. Today public auction results indicate that low mileage examples have recently sold in the range of $135,000 to $165,000 and higher mile examples have recently sold in the range of $75,000 to $90,000. Most recently, at the 2017 Gooding Amelia Island Auction, a Lightweight with 7,500 miles sold for $145,750.

Vehicle Maintenance History

The Series BMW M3 Lightweight has spent its entire existence under the expert care of its original owner. Having a background in mechanical engineering, the owner took responsibility for the care, service, and maintenance of the Series BMW M3 Lightweight. Judging by the frequency of maintenance and extremely detailed documentation of all services performed, amount of care invested in this example is apparent. Ranging from post track-day brake bleeds to regular oil changes about every 3-5 months, the original owner took exemplary care of this car. Stemming from his background in mechanical engineering, the owner frequently fine-tuned his own tire alignments to enhance the cars grip threshold and handling characteristics; an exercise that not only takes a great deal of knowledge, but also great patience as it is extremely time-consuming without expensive equipment. We believe the original owner serviced the Series BMW M3 Lightweight to a level that is well beyond what one would expect from a standard dealer serviced vehicle.

Design and Features Overview

Exterior:

The body of the M3 LTW differed only slightly from the standard M3 model. Not to be mistaken by their similar silhouettes, the Lightweight utilized aluminum door panels and carbon fiber pieces in order to shed unnecessary weight. The sunroof had also been deleted from all Lightweights for added stiffness as well as additional weight reduction.  The Lightweight sits atop a set of forged alloy BMW motorsports wheels in order to reduce un-sprung weight. The telltale giveaway of a Lightweight is the BMW Motorsports red, purple and blue checkered flag decals, motorsports derived front wing, and the motorsports derived rear spoiler. Based on the results of the pre-purchase inspection, we believe, the exterior of the Series #95BL1 Asset to be extremely well preserved, only showing minor flaws consistent with its low mileage and meticulous owner. Notably, the VIN stickers are present on all original body panels of the Series BMW M3 Lightweight.

Specific Exterior Issues to Note:

•Slight peeling of the Series BMW M3 Lightweight motorsport flag livery

•Minor road blemishes on lower rocker panel (to be expected of a car this low to the ground)

•Front Lip has minor scuffs underneath, slight scuffs on leading edge and top, but no cracking

•Minor (< ½”) blemish on both rear wheel lips - not due to road/curb rash, but rather from debris due to rear rims being wider than fronts

•Small ding on driver side rear fender

Paint Meter Results (believed to be 100% original paint):

•Right rear quarter panel – 4mm

•Left Rear quarter panel – 4mm

•Right door – 4mm

•Left door – 4mm

•Right front fender – 4.5mm

•Left front fender – 5mm

•Hood – 4mm

•Roof – 4.5mm

•Trunk – 8.5mm (Original trunk was removed to accommodate installation of the optional rear spoiler on an aftermarket trunk; however, the original trunk and spoiler have been retained and preserved)

Interior:

The interior, although very similar to the standard E36 M3, has some key features, or perhaps lack thereof, that are unique to the Lightweight. Most notably, the Hurricane Cloth interior is bespoke to special edition BMWs. BMW opted for a cloth interior over a more luxurious leather interior in the interest of saving weight. Continuing the theme, there are several components that are not found in the car in the interest of saving weight. These items include: Air conditioning, a radio and sound system, sound dampening material, electric seats & windows, and even the hard-

plastic BMW emblem on the steering wheel. Based on the results of the pre-purchase inspection, the condition of the Underlying Asset’s interior can generally be described as excellent, including:

-Two original keys are present

-Seats and upholstery are in excellent condition other than a few minor flaws outlined below

-Steering wheel, shifter, center bolster have minimal wear to the leather

-Original owner’s manuals, BMW books, factory window sticker, original title, owners journal documenting notes on use and maintenance of the vehicle are present

Specific Issues to Note:

-Drooping headliner affecting approximately 1 sq. ft. of fabric

-Fabric on passenger side rear seat has started to loosen up

-Center console ashtray is stuck closed (possibly due to carbon fiber shrinkage)

Mechanicals:

Specific Highlights of Series BMW M3 Lightweight:

-Approximately 13,400 original miles

-Euro spec lowering springs

-Shortened final drive ratio to 3.23 to allow for faster acceleration

-Original VIN number present on engine and transmission

-The car retains all 4 original components of the trunk kit

▪Engine lower cross brace (installed)

▪Upper strut brace (installed)

▪GT wing (installed on aftermarket trunk lid so as to avoid drilling the original, which has been retained and preserved)

▪Dual pickup oil pan and pump (not installed)

Specific Modifications to Note:

-The car once had a rear seat 4pt. roll bar installed that has been since removed and holes plugged professionally.

-The rubber break lines have been replaced with proper stainless-steel variants on all four corners.

Compression and Leakage Tests Findings:

-All numbers are within factory standards and indicate this being a healthy and well-kept engine.

Cyl. #	1	2	3	4	5	6
Compression	185 PSI	180 PSI	185 PSI	185 PSI	185 PSI	190 PSI
Leakage	10% @ 35PSI.	8% @ 35PSI	7% @ 35 PSI	7% @ 35PSI	5% @ 35 PSI	11% @ 35 PSI

Model History and Engineering

In 1995, three years into BMW E36 M3 production, the desire from the American market for a track ready and more performance-oriented version of the already extremely capable M3 was answered. A limited run of approximately 126 cars homologated from BMW’s 24 Hours of Daytona winning GTS-2 M3 program were produced by shedding a total of 225 pounds through the use of aluminum and carbon fiber, removing unnecessary luxuries such as air conditioning, a radio & sound system, sound dampening material, electronic seats and windows, and even the hard-plastic BMW emblem on the steering wheel.

BMW engineers believed that the 3.0L inline 6cyl. M3 engine was more than capable of taking on anything in its class and set out to pair this engine with the purest, lightest and stiffest chassis they could conceive for the road. We believe that many enthusiasts would agree that a light and stiff chassis is almost as important, if not more important, than having a more powerful engine.  Although the Lightweight’s relatively high MSRP (almost $10,000 higher than the standard M3 version) for the time made initial sales of the car challenging, over the years it has grown into a desirable BMW collectible vehicle.

As a testament to what BMW set out to achieve, the quote below is what BWM Motorsports Brand Manager, Erik Wensberg, wrote as a description for dealers: “1995 BMW M3 Lightweight: Designed for the performance purist and/or active competitor, the M3 Lightweight is a limited-production specialty product built with competition in mind. This road-legal model will be produced to special standards, deleting all unnecessary comfort and convenience equipment, and adding a number of performance upgrades which are all based on the European M3 GT homologation series for worldwide GT racing. The M3 Lightweight defines the true essence of the M3 performance profile.”

Even by today’s standards, we believe that the Lightweight is respected as a well-balanced and pure driving experience. Michelin, one of the world’s most widely respected tire producers, is still using an un-modified Lightweight as a tire test vehicle some 20 years after its original manufacture. Developing 21st century tire technology with a car that’s over 20 years old is a testament to the enduring performance of the M3 LTW. A naturally aspirated engine, square tire setup, and a 2,950lb curb weight provide drivers with “crystal clear communication” to the road and make the Lightweight an ideal development vehicle.

Market Assessment

We believe that it is not often that one of the highest volume automotive manufacturers in the world releases a special edition model with such limited production as the 1995 E36 M3 Lightweight. There are only a handful of times BMW has released a car with production numbers even remotely close to that of the Lightweight, and all of those vehicles’ prices have historically experienced considerable appreciation. These vehicles include the 1956 BMW 507 of which 252 were produced (currently valued @ $2,100,000), the 1978 BMW M1 of which 453 were produced (currently valued @ $655,000), and the 1972 BMW 3.0 CSL of which 169 were produced (currently valued @ $329,000).

Further, the Lightweight was derived as a direct homologation of one of BMW’s most successful and dominant race chassis. Based on estimates from Hagerty and Kidston over the past 10 years, homologation models such as the Lancia Stratos (Approx. up 152%), the Audi Quattro (Approx. up 370%), and the Ford RS 200 (Approx. up 166%), tend to retain value and appreciate at a rate above broader collector cars market (Up Approx. 93% according to Kidston). We believe, the direct technology leveraged from factory race teams enables owners to drive essentially a factory race car on the street, as well as the nostalgia they provide to motorsports fans makes them desirable as collectibles.

Notable public figure, Hollywood actor, car collector and automotive enthusiast, the late Paul Walker, owned a total of six 1995 BMW M3 Lightweights based on his belief in the future collectability of the model.

Released in the middle of the 1990 recession and the 2000 dot-com bubble, sales of 1995 M3 lightweights initially suffered and considerable discounts were offered to buyers. Prices have since recovered and the car has recently started to receive recognition from the collector community as an important model in the BMW lineage.

The Series BMW M3 Lightweight is a single-owner, matching-number, documented-history example retaining its near complete originality, including body panels, engine, drivetrain, paint, and key accessories. As compared to the Underlying Asset, we believe that many other Lightweights have been modified for the track, damaged, under-maintained, and/or driven for considerably higher mileage.

Specifications

Series BMW M3 Lightweight Specifications
Year	1995
Make	BMW
Model	M3 Lightweight
M3 Lightweight Production Total	Estimated 126 (116 sold to public)
Engine	3.0L Inline 6 Cyl. 24V DOHC
Drivetrain	Front Engine, Rear Wheel Drive
Power	240 Horsepower
Torque	225 Ft/lb
Length	174.5 In.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	5.8 Seconds Est.
¼ Mile	13.9 Sec.
Top Speed	155MPH
Color EXT	Alpine White
Color INT	Hurricane Cloth
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes, All Original
Restored	No
Paint	Original
Vin #	WBSBF9329SEH07978
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW M3 Lightweight going forward.

USE OF PROCEEDS – SERIES #90FM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90FM1 Asset Cost (1)	$10,375	62.88%
	Interests issued to Asset Seller as part of total consideration (1)	$4,125	25.00%
	Cash on Series Balance Sheet	$500	3.03%
	Brokerage Fee	$90	0.55%
	Offering Expenses (2)	$124	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	1.64%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	3.03%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$515	3.12%
	Total Fees and Expenses	$1,500	9.09%
	Total Proceeds	$16,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$10,375
Installment 2 Amount	$0
Acquisition Expenses	$771

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FORD MUSTANG 7-UP EDITION

Summary Overview

•On July 31, 2018 the Series #90FM1 Offering was completed and, upon completion, the Series #90FM1 exercised the purchase option to acquire a majority equity stake in a 1990 Ford Mustang 7-Up Edition (at times described as the “7-Up Mustang” or the “7-Up Edition” throughout this Offering Circular) as the underlying asset for Series #90FM1 (the “Series Ford Mustang 7-Up Edition” or the “Underlying Asset” with respect to Series #90FM1, as applicable), the specifications of which are set forth below.

•The Series Ford Mustang 7-Up Edition is one of just 4,103 7-UP Edition Mustangs manufactured during its single year of production, and one of only 1,360 produced with a manual transmission.

•An initial run of 30 7-Up Mustangs were intended to be used as a prize for the “Nothing But Net” half-court shot competition at the 1990 NCAA basketball tournament. However, a last-minute dispute derailed the promotion after production had already started. Nonetheless, Ford liked the unique deep emerald green over white color way of the car and received a substantial amount of purchase interest from potential customers that it decided to move forward with the special edition model for the public. It holds a significant place in Ford history as the unofficial 25th anniversary commemorative limited edition of the 7-Up Mustang.

•The 7-Up Mustangs were only offered as a soft top convertible in LX trim with the 5.0 V8 engine. Many found this specification very desirable due to its lack of extra body cladding and therefore weight, while paired to the powerful 5.0 V8.

•The Series Ford Mustang 7-Up Edition is an approximately 13,400 original mile, original paint, highly preserved, manually shifted example.

•With “Fox Body” Mustangs recently being recognized by the collector community, we believe low mileage, highly original examples of the 7-Up Edition to have excellent potential to become a collectors-item.

Asset Description

Ownership and Pricing History

The Series Ford Mustang 7-Up Edition was originally purchased from Jack Bryn Ford & Mercury dealership of Mechanicville, New York. The Series Ford Mustang 7-Up Edition was ordered on January 9, 1990 and was delivered to the dealership in March of,1990. The original owner took delivery shortly after the car arrived at the dealership. The original owner held on the Series Ford Mustang 7-Up Edition for a total of 8 years driving it just 1,448 miles in total. The Series Ford Mustang 7-Up Edition’s second owner, who resided in Albany, New York, accumulated 11,786 miles between 1998 and 2006. Another gentleman, also residing in the state of New York, acquired the Underlying Asset in 2006. He drove the car sparingly, running the mileage up to 12,632 miles. In 2014 the Series Ford Mustang 7-Up Edition was then purchased by another local owner residing in East Hartford Connecticut, who increased the total mileage to approximately 13,400.

Based on the current excellent condition of the Series Ford Mustang 7-Up Edition, we believe that each of its four previous owners cared for the car as one would an important piece of Ford automotive history. Although the Series Ford Mustang 7-Up Edition has traveled a total of 13,400 miles, we believe the wear on the car to be on par with that of a significantly lower mileage example.

The original purchase price of $20,017 in 1990, a relatively high price for the time (average price of a car was $9,473 in 1990), immediately set this model apart from the other Mustangs of the era. Although 7-Up Edition prices decreased throughout the 90’s, the resurgence of interest in “Fox Bodied” Mustangs has led to recent price appreciation. Some low mileage examples have sold for more than $80,000 based on data from Barrett Jackson 2017 Scottsdale auction.

Vehicle Maintenance History

From its clean Carfax and documented mileage & maintenance history, and having received all its regular services, we believe the Series Ford Mustang 7-Up Edition to be in excellent condition from a mechanical standpoint.

Design and Features Overview

Exterior:

The 7-Up Edition is a special edition variant of the “Fox Body” Mustang, which was produced from 1979 – 1993. It was only available in the LX Convertible trim, a more elegant variant than the exaggerated and widened GT version.  Notably, the 7-Up Mustang is finished in its original color combination of Deep Emerald Jewel Green Metallic Paint contrasted by a white convertible soft-top and interior. The 7-Up Edition came from the factory with the premium 15-inch GT aluminum turbine wheels. Other key attributes are the body color matching dual outside mirrors as well as the front fascia and bodyside moldings.

We believe the exterior of the Series Ford Mustang 7-Up Edition to be in exceptional condition for a car with 10,000+ miles. Exterior wear is concurrent with that of a significantly lower mileage example. The car shows minimal paint imperfections, no dry or cracked moldings, and no scuffs on the wheels. We believe that this car has been extremely well persevered for its age and mileage.

Specific Exterior Issues:

-None.

Interior:

The Series Ford Mustang 7-Up Edition is finished in white leather throughout much of the interior. This includes, but is not limited to, the instrument panel padding and registers, glove box door, vinyl door trim panel inserts, console, and armrest padding. Included in the special edition 7-Up Mustang package was cruise control, electronic AM/FM radio with cassette player, clock, premium sound system, and a manual air conditioning system. One feature that contributes to the rarity of this limited-edition model is the five-speed manually shifted transmission, of which only 1,360 were produced.

Features of note include:

-Original window sticker retained

-Original spare tire as new

-Two original keys are retained

-Seats and upholstery are in exceptional condition - no signs of scuffing or discoloration on leather aspects of the car

-Steering wheel, shifter and center bolster have minimal wear to the leather

-Original cardboard folder retained with original books and manual

-Original marketing material provided by Ford upon purchase

-Original dealer build sheet

-Original convertible top boot cover

Specific Interior Issues:

-None.

Mechanicals:

Specific Highlights of Asset:

-13,400 documented miles

-Documented scheduled maintenance.

-Believed to be original tires

Specific Issues to Note:

-None, all mechanical features of the car are in working condition

Model History and Engineering

In 1989 the 7-Up Bottling Company started talks with Ford Motor Company about what they could do together for a promotional event surrounding the 1990 NCAA Basketball championship, which they were co-sponsoring. The concept for the event was an “under the bottle-cap” contest to win a chance to participate in a half-court shot competition scheduled to take place throughout the 1990 NCAA Basketball Tournament. Winners would take home one of 30 special edition 7-Up Mustangs. When plans for the collaboration were canceled, Ford had already started its production of the commemorative 7-Up Edition cars. The team at Ford were fond of the unique color combination and mechanical specifications and decided to put the 7-Up Edition into a relatively small run of production to fill its need for a 25th anniversary Mustang. Originally scheduled for 5,000 units, the company only ended up producing 4,103.

The engineering plan for this car was a simple equation. Take some of the best performance parts from the 5.0 GT model and put them into a more elegant and luxurious LX trim. Without the fender flairs and front valance of the GT, the LX was some 80lbs lighter. The 7-Up Mustang did however feature the sought after 5.0L V8 engine, as well as marginally upgraded suspension hardware carried over from the GT variant.

Market Assessment

We believe the “Fox Body” Mustang to be one of the most recognizable Mustangs ever produced. We believe that “Fox Body” Mustangs have a broad base of interest across multiple generations and use cases. The 7-Up Edition, particularly those examples with the manual transmission, is a compelling specification for a “Fox Body” Mustang and was birthed out of a failed marketing scheme, which we believe provides it additional interest and notoriety in the collector community.

Most recently in 2017, a near zero-mile example of a 7-Up Mustang was sold at the Barret Jackson auction for an estimated $82,500 (this was an automatic transmission car, which is less rare and generally seen as less desirable).

Specifications

Series Ford Mustang 7-Up Edition
Year	1993
7-Up Mustang Production Total	4103
Engine	5.0L Coyote V8
Drivetrain	Front Engine, Rear Wheel Drive
Power	225 hp
Torque	300 lb-ft
Length	179.06”
Transmission	5 Speed Manual
Country of Manufacture	United States
0-60	6.7 Seconds Est
¼ Mile	15.2 Sec.
Top Speed	145 MPH
Color EXT	Deep Emerald Jewel Green Metallic
Color INT	White
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original/ Original/ N/A
Restored	No
Paint	Original
Vin #	1FACP44E5LF159089
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford Mustang 7-Up Edition going forward.

USE OF PROCEEDS – SERIES #89PS1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89PS1 Asset Cost (1)	$61,000	36.97%
	Interests issued to Asset Seller as part of total consideration (1)	$99,000	60.00%
	Cash on Series Balance Sheet	$1,000	0.61%
	Brokerage Fee	$470	0.28%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,021	1.22%
	Total Fees and Expenses	$4,000	2.42%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	6/21/2018
Expiration Date of Agreement	$43,373
Down-payment Amount	$0
Installment 1 Amount	$61,000
Installment 2 Amount	$0
Acquisition Expenses	$271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 911 SPEEDSTER

Summary Overview

•On July 31, 2018 the Series #89PS1 Offering was completed and, upon completion, the Series #89PS1 exercised the purchase option to acquire a minority equity stake in a 1989 Porsche 911 Speedster (at times described as the “911 Speedster” or “1989 Speedster” throughout this Offering Circular) as the underlying asset for Series #89PS1 (the “Series Porsche 911 Speedster” or the “Underlying Asset” with respect to Series #89PS1, as applicable), the specifications of which are set forth below.

•The 1989 Speedster payed homage to what we believe to be one of the most significant models in Porsche history, the 1950’s 356 Speedster.

•Released amid sales turmoil and a sharp downturn in sales at Porsche, the 1989 Speedster was created to help reverse a slump that almost put Porsche out of business. This very same concept was employed some 30 years earlier (spearheaded by Max Hoffman Porsche) with the original introduction of the Speedster designation.

•The 1989 Speedster was the last car to come out to the original Stuttgart Porsche factory and considered to be the last 911 with the “classic” body style.

•Only 2,100 1989 Speedsters were built and of those only 797 were allocated to North America.

•The 911 Speedster was the first in a series of special edition 911’s, which also includes the 964 Speedster, the 993 Speedster, the 997 Speedster, and the recently announced 991 Speedster.

•The Series Porsche 911 Speedster is a matching numbers example with Porsche issued Certificate of Authenticity and maintains a high level of originality.

•The Series Porsche 911 Speedster has previously been in the custody of well-respected collectors and dealers such as Bruce Canepa, Ferrari of Denver, and most notably, famous Comedian and prolific Porsche collector Jerry Seinfeld.

•With just under 11,000 miles and what we believe to be a highly complementary color combination of silver metallic over marine blue, the Series Porsche 911 Speedster is a unique example among its peers.

Asset Description

Ownership and Pricing History

The Series Porsche 911 Speedster was originally ordered to Stuart, Florida by its first owner, who drove the car a total of 10,414 miles over the course of the next 23 years. In 2013 notable collector and comedian Jerry Seinfeld purchased the Series Porsche 911 Speedster and retained ownership until late 2015. In December of 2015 the car was sent to Canepa Motorsports where it received a full top to bottom service. The Series Porsche 911 Speedster was then acquired by a gentleman living in Colorado who ultimately parted with the car trading it in with  Ferrari of Denver (Stewart’s Classics of Colorado, LLC ).  In 2017 the Series Porsche 911 Speedster was added to the inventory of Ferrari of Denver.

After the 911 Speedster’s initial release at an MSRP of $69,800, prices depreciated into the sub $50,000 range, as was typical of many exotic sports cars of the era. However, in the early 2010’s, prices of air-cooled Porsches, and especially models manufactured in the Stuttgart factory like the 911 Speedster, started to appreciate rapidly. In 2012-2013 a high quality 911 Speedster would trade in the range of $100,000 - $125,000. Shortly thereafter the 911 Speedster experienced a large increase in prices and is now trading in the range of $150,000 - $300,000 based on quality.

Vehicle Maintenance History

-Documented scheduled maintenance has been performed

-Full servicing and refresh by Canepa Motorsports in 2015

Design and Features Overview

Exterior:

The 1989 Speedster was based on the standard Carrera Cabriolet with some key design features that distinguish it from the more common 911 variants. Most notably, and the design staple of the Speedster series, is the removal of the rear seats and the addition of the fiberglass dual hump tonneau cover that hid the manually operated and purposefully simplified soft top. Porsche created a convertible roof that would give the look and feel of the original 1950’s 356 Speedsters. Although true to the design of the original 356 Speedster, the minimalist soft top had some design faults that created extra noise and the potential for leaks. These faults were so apparent that buyers were required to sign a contract upon purchase acknowledging these issues.  The 1989 Speedster could also be ordered with the popular “Turbo Look” package (the vast majority were), which added the widebody arches of the 1989 930 Turbo. Although this package perfectly suited the looks of the car it did add 90 pounds of weight.  Finally, the aluminum framed windshield of the 911 Speedster was shortened by 3 inches and raked 5 degrees flatter than that of a standard 911, giving it the classic 356 Speedster low line look.

Specific Exterior Issues:

-Original paint, other than a professional high-quality re-spray of the driver side door as well as front bumper.

Interior:

The interior of the 911 Speedster is almost exactly the same as what you would find in the base 911 Carrera of the same generation. The key distinguishing feature of the 911 Speedster interior is the replacement of rear seats with two small cubbies. The Series Porsche 911 Speedster has marine blue leather and carpeting covering most of the interior surfaces of the car.

The 1989 models would be the last time in Porsche history that the company produced a centrally located floor mounted 5-speed shifter. Directly behind the steering wheel is the centrally located and oversized tachometer, a feature that is recognized as a Porsche staple. Seats in the 911 Speedster were lower than a typical 911 to compensate for the angled windscreen.

Specific Highlights of the Underlying Asset:

-Two original keys are available w/key card

-Original window sticker

-Owner’s manuals and warranty booklet in the originally provided leather pouch

-Original car cover and cover bag

-Original tool kit

-Original air compressor

-New York State Registration verifying Jerry Seinfeld previous ownership

Specific Interior Issues to Note:

-None, the interior of Series Porsche 911 Speedster retains all of its originality and has minimal wear consistent with the mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-10,825 original miles

-Serviced by one of the most prestigious restoration centers in the world, Canepa Motorsports

-Retains original and matching number engine, transmission, and drivetrain

-Powered by what is considered to be one of the most “bulletproof” air cooled engines Porsche has ever produced, the 3.2L flat six

-G50 updated gear box

Specific Issues to Note:

-Aftermarket exhaust has been installed.

Model History and Engineering

In 1986 Porsche had sold nearly 30,000 new cars in the U.S. By comparison, in 1989 & 1990 combined, Porsche only sold about 18,000 new cars in the U.S. Many believe that the sharp decline can be attributed to the fact that auto enthusiast simply wanted something new and exciting from Porsche, others believe that Porsche had priced out many of its core customers. Marketing teams quickly jumped into action to devise a plan to revive the brand in North America. In the mid 1950’s Porsche faced a similar situation. When the 356 model was released the Porsche dealer Max Hoffman requested the Company make the Speedster model, which was a stripped-down racer at a lower price point compared to other 356’s of the time, positioned to increase sales performance.  Following that same principle, Porsche revived the Speedster name with the 911 Speedster in order to revive its sales performance and bring some excitement to the brand. Immediately after being revealed the automotive community responded positively to the “chopped top” special edition. Although the first concept for the 911 Speedster was produced in 1982, it was kept in the Porsche design archives until 1987, when the brand needed a sales jolt.

We believe that the unique design of the 911 Speedster is what makes it one of the purest 911’s ever created. It kept all the simplicity of early 911’s but addressed known faults such as rust, head stud failure, and timing chain tensioner issues. Although powered by the 3.2L flat-six engine borrowed from the standard Carrera model of the time, the 911 Speedster utilized the stiffer and more robust chassis of the 930 Turbo. Similarly, it borrowed heavy-duty four-piston brakes from the Turbo. Hemmings said it best “the 3.2 Liter Carrera-based Speedster is considered among the best-sorted, best built, most durable air-cooled 911s ever made.

Market Assessment

We believe, that the Speedster name will always hold a significant place in Porsche history. Reserved only for purist special editions, the 1989 Speedster version is considered to be one of the best according to Hemmings. As the last car to be built in the old Stuttgart factory, as well as the last of the “simple” air-cooled Porsche models, the 1989 Speedster combines many desirable classic Porsche attributes. Although prices were at one-point low for an asset of such rarity, the 1989 Speedster market has since appreciated significantly.

We believe that the previous ownership of the Series Porsche 911 Speedster by Jerry Seinfeld adds significantly to the history of the vehicle. Not just because of his celebrity status, but because Jerry Seinfeld is known in the automobile community to purchase the best of the best and looks for models with deep historical significance.

Specifications

Series 1989 Porsche 911 Speedster
Year	1989
Speedster Production Total	2056
Engine	Air Cooled 3.2L flat Six
Drivetrain	Rear Engine, Rear Wheel Drive
Power	214 hp
Torque	195 lb-ft
Length	168.9
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	6.0 Seconds Est
¼ Mile	14.5 Sec. est.
Top Speed	150 MPH
Color EXT	Silver Metallic
Color INT	Marine Blue
Documentation	Yes
Condition	Original Condition, Minor Exterior refurbishment
Books/manuals/tools	Original/ Original/ Original
Restored	No
Paint	Original (minor respray of door and bumper)
Vin #	WP0EB091XKS173673
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche 911 Speedster going forward.

USE OF PROCEEDS – SERIES #98DV1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98DV1 Asset Cost (1)	$120,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.92%
	Brokerage Fee	$956	0.74%
	Offering Expenses (2)	$975	0.75%
Acquisition Expenses (3)	Accrued Interest	$487	0.37%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,895	1.46%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$640	0.49%
	Sourcing Fee	$2,347	1.81%
	Total Fees and Expenses	$7,500	5.77%
	Total Proceeds	$130,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/28/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$40,000
Installment 1 Amount	$80,000
Installment 2 Amount	$0
Acquisition Expenses	$3,222

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DODGE VIPER GTS-R

Summary Overview

●On October 10, 2018 the Series #98DV1 Offering was completed and, upon completion, the Series #98DV1 purchased a 1998 Dodge Viper GTS-R (at times described as the “Viper GTS-R” throughout this Offering Circular) as the underlying asset for Series #98DV1 (the “Series Dodge Viper GTS-R” or the “Underlying Asset” with respect to Series #98DV1, as applicable), the specifications of which are set forth below.

●Only one hundred (100) 1998 GTS-R’s were built as homologation special editions of the Viper GT2 race car.

●The 1998 Dodge Viper GTS-R commemorates the first American car to win at Le Mans since the Ford GT40 in 1969.

●The Series Dodge Viper GTS-R has never been registered or titled (it is currently on Manufacturer's Statement of Origin from Chrysler Motors).

●The Series Dodge Viper GTS-R is believed to be one of the lowest mileage examples in existence today, displaying just 221 miles on the odometer.

●The Series Dodge Viper GTS-R was previously held in the personal collection of one of the owners of Viper Exchange, a specialist dealership located in Texas.

●Dodge has announced that it has ceased production of the Viper product line and has no immediate plans to build new models.

Asset Description

Ownership and Pricing History

The Series Dodge Viper GTS-R was originally delivered to Orlando Dodge in Orlando, Florida in September 1998. The car was then acquired by the owner of Viper Exchange (Tomball Dodge in Texas), where it remained until the Company’s acquisition in July 2018. The car has never been registered or titled and retains its original Manufacturer’s Statement of Origin (MSO). As the Viper GTS-R has remained in the dealership network since new, there is no further transaction or ownership history.

The Viper GTS-R was released with an MSRP of $85,200. Given the rarity of these cars, transactions have only started to appear in the public auction markets over the past several years. Prices have generally ranged from $90,000 - $150,000 based on condition, mileage, and quality.

Vehicle Maintenance History

The Viper GTS-R has been owned and maintained by dealers in the Dodge network since its original manufacture date. With 221 miles on the odometer, the car has not been used enough to warrant extensive maintenance. For much of its life, the car has been owned by Viper enthusiasts and marquee experts whom we believe to have preserved the car in line with generally accepted best practices. In 2017, Viper Exchange serviced some electrical components, including an airbag and window regulator, along with replacing the seat belts per a manufacturer recall. In July 2018, Viper Exchange performed a full 99-point inspection, serviced the differential, and performed an oil change and coolant flush. Viper Exchange deemed the car to be in excellent working condition at this time.

Design and Features Overview

Exterior:

Built to commemorate the 1997 FIA GT2 championship-winning race car, the 1998 Viper GTS-R has certain differentiating features from the “standard” Viper GTS of the day. All 100 examples were finished in Stone White with Viper Blue Le Mans racing stripes to match the Oreca team’s race car from the prior year. This color combination is also a nod to legendary American racer Briggs Cunningham, who used Chrysler engines in his custom-built race cars that he campaigned at Le Mans in the 1950s.

The Viper GTS-R features a GT2 aerodynamics package that includes a front air dam and splitter, nose mounted aero canards, ground effect side sills, and a tall carbon fiber rear wing. Though the racing versions were built in France by Oreca, Chrysler commissioned the original suppliers to fabricate these parts for the road car. The only functional difference between the racecar and the homologation edition is that the rear wing of the Viper GTS-R is set at zero angle of incidence and can’t be adjusted like the ones on the racecars. The 18-inch BBS forged aluminum wheels, designed specifically for the Viper GTS-R and ACR club-racing edition Vipers, are exact replicas of those on the racecar and feature what were at the time newly designed Michelin MXX3 tires.

Specific Exterior Issues:

-None, the car received a full visual inspection by Viper Exchange and is believed to be free of meaningful defects or imperfections and commensurate with a car of its mileage.

Interior:

The interior of the Viper GTS-R exudes an aura of motorsport. The cabin is trimmed in black leather with blue accents on the seats, center console, emergency brake handle, and door panels. The leather seats feature red Oreca-branded five-point competition-style harnesses and a numbered plaque next to the shifter displays the car’s production number. This car is one of the few Viper’s in production to have a build production number that coincides with the last two numbers of the VIN.

Specific Highlights of the Underlying Asset:

-Two original keys and fobs (one is slightly damaged)

-Original window sticker

-Original car cover (never opened)

-Welcome letter from Viper plant manager, William Hinckley

-Original books and manuals

-Document book, poster, and magazine articles

-Original Manufacturer’s Statement of Origin (MSO)

Specific Interior Issues to Note:

-None, the interior of Series Dodge Viper GTS-R retains all of its originality and has minimal wear consistent with the low mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-221 original miles

-Previously owned and serviced by the owner of Viper Exchange, a noted Dodge Viper specialist dealership and service center

-Retains original and matching number engine, transmission, and drivetrain

-Powered by a tuned-down version of Chrysler’s 8.0L V10 used in the GT2 race car

-Fully synchronized 6-speed manual transmission with 5th and 6th gear overdrive

Specific Issues to Note:

-None

Model History and Engineering

The ‘80s were considered a rather “dull” period for American car manufacturers, having been constrained by government regulations on fuel efficiency in the early part of the decade known as the “Malaise Era.” Bob Lutz, then President of Chrysler Corporation (parent company of Dodge), wanted to build a car that would bring Dodge and the broader American car industry back into the global spotlight. Dodge released the first Viper concept to the public in 1989 at the North American International Auto Show in Detroit and was immediately inundated with requests to produce the car.

The first-generation cars, produced from 1992 to 1995, featured an 8.0L V10, developed with the help of Lamborghini, that produced 400 horsepower and 465 ft-lbs. of torque. Dodge released the second generation in 1996 with minor styling and power upgrades, as well as the introduction of the GTS model, a 450hp coupe version of the standard R/T. That same year marked the beginning of the Viper’s extensive racing history, with two teams campaigning the BPR International GT Endurance Series (renamed FIA GT Championship in 1997).

Production of the Viper ended in 2017 after twenty-five years and five generations of the model. In total, Dodge built 31,947 Vipers, a relatively small sum relative to the 40,000 Corvettes produced in 2016 alone. Though there have been rumors of bringing the Viper back into production, the latest release from of Fiat Chrysler suggests that a new Viper is “not in the plan” at this time.

We believe that the limited-production homologation edition Viper GTS-R embodies the essence of the Viper name: no frills, hardcore speed and handling ability. Though later models of the Viper had larger engines and could pull more g-forces on the skid pad, the Viper GTS-R was the original special edition, extreme, road-going version of the competition Viper and marked the beginning of a highly successful racing career for the model.

Market Assessment

Regardless of whether additional Viper models are produced, we believe that the Viper line will remain as an icon of the American auto manufacturing industry. While many Vipers have been driven hard and are no longer in investment-grade condition, we believe the Series Viper GTS-R is truly a time capsule example of one of the rarest and most extreme Viper models ever produced. According to Hagerty, values for well-preserved Vipers have started rising in recent years, especially as Generation Y, for which the Viper was a bedroom poster car, begins to enter the prime car collecting years of their lives. For reference, a standard 1998 Viper GTS in Condition 1 has seen a rise in value of roughly 50% over the past five years. The values are further supported by relatively reasonable maintenance costs as compared to other exotic performance cars. For example, an oil change on a Viper costs roughly $150, while the same service on a Ferrari or Lamborghini can often cost at least three times as much, if not more.

Specifications

Series Dodge Viper GTS-R
Year	1998
Viper GTS-R Production Total	100
Engine	8.0L V10
Drivetrain	Front Engine, Rear Wheel Drive
Power	460 hp
Torque	560 lb-ft
Length	176 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	4.2 sec (est.)
¼ Mile	12.2 sec (est.)
Top Speed	185 MPH
Color EXT	Stone White with Viper Blue stripes
Color INT	Black and blue (two-tone)
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	1B3ER69E9WV401024
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1998 Dodge Viper GTS-R going forward.

USE OF PROCEEDS – SERIES #80LC1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80LC1 Asset Cost (1)	$562,375	88.56%
	Interests issued to Asset Seller as part of total consideration (1)	$47,625	7.50%
	Cash on Series Balance Sheet	$3,500	0.55%
	Brokerage Fee	$4,310	0.68%
	Offering Expenses (2)	$4,763	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.04%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,250	0.35%
	Marketing Materials	$500	0.08%
	Refurbishment & maintenance	$430	0.07%
	Sourcing Fee	$8,976	1.41%
	Total Fees and Expenses	$21,500	3.39%
	Total Proceeds	$635,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	8/1/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$60,000
Installment 1 Amount	$502,375
Installment 2 Amount	$0
Acquisition Expenses	$3,451

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI COUNTACH LP400 S TURBO

Summary Overview

●Upon completion of the Series #80LC1 Offering, Series #80LC1 will purchase a 1980 Lamborghini Countach LP400 S Turbo (at times described as the “Series Countach Turbo” throughout this Offering Circular) as the underlying asset for Series #80LC1 (the “Series Lamborghini Countach LP400 S Turbo” or the “Underlying Asset” with respect to Series #80LC1, as applicable), the specifications of which are set forth below.

●The Series Countach Turbo is 1 of 2 Countach Turbo prototypes built in the early 1980’s by Max Bobnar, the official Lamborghini distributor in Switzerland.

●The Series Countach Turbo has been recognized internationally by features in numerous magazines and websites.

●The Series Countach Turbo is built on a rare and unique variant of a quintessential 1980s poster car, the LP400 S “low body” Series II Countach, of which just 105 were made.

●The Series Countach Turbo has recently been test-driven in Miami by famous Lamborghini test driver Valentino Balboni.

●The Series Countach Turbo had disappeared from the public eye for decades, leading to a number of theories and speculation by the automotive community regarding its whereabouts.

Asset Description

Ownership and Pricing History

The Series Countach Turbo was delivered new to Swiss Lamborghini Distributor Max Bobnar in 1980. Between 1980-1982, Bobnar commissioned Master Technician Franz Albert to convert the car to twin-turbo specification and make other performance modifications unique to this Countach Turbo prototype. In addition, records indicate the Underlying Asset was used as a show car and was at one time photographed with Valentino Balboni and Ferruccio Lamborghini. The Countach Turbo eventually found its way to an owner in Reno, Nevada, where it spent many years in storage unbeknownst to much of the automotive community. The car was then “discovered” by John Temerian, Founder of Curated Investments, LLC in 2017, who ultimately acquired the car in early 2018.

Due to the “one-off” nature of the Series Countach Turbo, specific pricing history is not available for the Underlying Asset or similar assets. For reference, the standard Lamborghini Countach LP400 S Series II car was released with an MSRP of roughly $82,500. For the early part of the 21st century, values hovered around this MSRP, with a deviation of about $20,000 up or down depending on condition. Prices for the LP400 S Series II started appreciating considerably in late 2013, as values across the condition spectrum increased by roughly 400%, peaking in late 2016 at roughly $628,000 for a Condition 1 car.

Vehicle Maintenance History

The Series Countach Turbo spent the majority of its life in long term storage in Nevada, and maintenance records from this time period are sparse. However, upon purchase earlier this year, Curated Investments, LLC (“Curated’) performed a full servicing and cosmetic refreshing of the car, bringing it back to fully functional and road-going condition. While in the custody of Curated, we believe the car has been stored and maintained in-line with commercial best practices.

Design and Features Overview

Exterior:

Designed by Marcello Gandini at Bertone, the Countach represented a stark deviation from his previous supercar design, the iconic Lamborghini Miura produced between 1966 and 1973. Apart from the more radical wedge-shaped look, the Countach also featured a tube chassis with an aircraft-grade aluminum body, giving the car it’s lightweight yet incredibly strong structure. The Countach design marked the debut of Lamborghini’s iconic scissor doors and the LP400 S model came with what are to date still the widest street-legal rear tires in existence at 375-section-width. In addition to wider tires, the LP400 S model added fiberglass wheel arches, a modified suspension, and a front spoiler. The Series Lamborghini Countach also features an optional rear wing, designed to improve stability at high speeds and make it look more like a race car.

As an LP400 S Series II, also known as a “low body,” the Series Countach Turbo features the lower suspension setting from the original Countach LP400, also known as the “Periscopio.” As part of his special build, Max Bobnar had the body and wheels painted Red Metallic and added unique side skirts with “Turbo” lettering.

Specific Exterior Issues:

(1)The Series Countach Turbo has received a recent exterior detail and touch up (minor dent removal and touch up painting of the lower spoilers) and is believed to be free of any material defects.

(2)The condition of the exterior of the car is highly original and commensurate with its mileage and with a car that has been in long term warehouse storage.

Interior:

Upholstered with white leather, the interior of the Series Countach Turbo is largely original to the standard production model. Compared to the first generation Countach, the LP400 S cars featured a new dashboard, steering wheel, and Jaegar instrumentation (the LP 400 used gauges from Stewart Warner). The Series Countach Turbo modifications include red Sabelt racing seat belts and a small knob beneath the steering wheel used to adjust the turbo boost.

Specific Highlights of the Underlying Asset:

-Escort radar system original to the 1980s

Specific Interior Issues to Note:

-None, the interior of the Series Lamborghini retains all of its originality and has wear consistent with the mileage

Mechanicals:

Specific Highlights of the Underlying Asset:

-13,700 original miles

-Original engine converted to twin-turbo spec by Master Technician Franz Albert on behalf of Max Bobnar

-Recent service and refresh by Curated, an exotic automobile dealership in Miami that specializes in Lamborghini

-Recently driven by famous Lamborghini test driver Valentino Balboni

Specific Issues to Note:

-None

Model History and Engineering

Lamborghini debuted the Countach concept, then dubbed the LP500, at the 1971 Geneva Motor Show. The car featured a 5.0L V12 and took the automotive world by surprise as its futuristic design was a radical change from the elegant and refined Miura. Lamborghini ultimately abandoned the 5.0L engine after it routinely exploded during tests, and instead turned back to the more reliable 4.0L engine based on the Miura’s powerplant, changing the name to LP 400 along the way.

Lamborghini began producing the LP400, also known as the “Periscopio” because of its roof shape, in 1974 and built 157 in total by the end of the model run in 1977. In 1975, Canadian Formula 1 team owner Walter Wolf decided to modify his personal LP400, enlisting chief Lamborghini engineer Gianpaolo Dallara to modify the car by installing a 5.0L engine, larger Pirelli P7 tires, and alterations to the bodywork and suspension geometry.

Lamborghini decided to commercialize Wolf’s build, and thus the LP400 S was born. The first 50 cars produced were known as Series 1, retaining the low body profile of the LP400, along with Campagnolo “Bravo”

wheels and Stewart-Warner gauges. Series II, recognized by its new wheel design, comprised of the following 105 cars, including the Series Countach Turbo. The final series featured slightly raised suspensions, ending the “low body” look that defined early Countach models. In total, 237 LP400 S cars were built.

The Series Countach Turbo, however, is unlike any of the other 236 LP400 cars that were built. In the early 1980s, Swiss Lamborghini distributor Max Bobnar commissioned Master Technician Franz Albert to convert chassis 1121160 to twin-turbo spec, adding a new paint scheme and side skirts along the way. The result is a 1 of 2 Countach Turbo prototype that has been featured in countless online articles and magazines, and until its recent discovery was considered to be a mystery in Lamborghini’s history.

Market Assessment

We believe that originality, rarity and provenance are three keys factors in determining the collectability and investment potential of a classic car. As such, we feel that the Series Countach Turbo represents a particularly unique opportunity to acquire an asset unlike any other in existence and with a history of recognition from the automotive community.

The more standard Countach LP400 S models (and other Countach variants), which are themselves quite rare, have increased in value by over 300% over the past five years (for a Condition 1 model)  and appear to be increasingly coveted by investors and collectors who idolized these cars when they were first introduced. We believe the value of the Underlying Asset will additionally be supported by rising prices of standard Countach LP400 S models.

Specifications

Series Lamborghini Countach LP 400 S Turbo
Year	1980
Countach Turbo (Bobnar Prototype) Production Total	2
Engine	4.0L V12 Twin Turbo
Drivetrain	Rear Mid-Engine, Rear Wheel Drive
Power	To be confirmed
Torque	To be confirmed
Length	161.5 inches
Transmission	6 Speed Manual
Country of Manufacture	Italy
0-60	4.8 sec. (est)
¼ Mile	Unknown
Top Speed	Unknown
Color EXT	Red Metallic
Color INT	White
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	1121160
Engine #	Matching (pending certification)
Transmission #	Matching (pending certification)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Countach Turbo going forward.

USE OF PROCEEDS – SERIES #94DV1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94DV1 Asset Cost (1)	$52,500	91.30%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.48%
	Brokerage Fee	$423	0.74%
	Offering Expenses (2)	$500	0.87%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.47%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$650	1.13%
	Marketing Materials	$250	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$906	1.58%
	Total Fees and Expenses	$3,000	5.22%
	Total Proceeds	$57,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/4/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$52,500
Installment 2 Amount	$0
Acquisition Expenses	$1,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DODGE VIPER RT/10

Summary Overview

●Upon completion of the Series #94DV1 Offering, Series #94DV1 will purchase a 1994 Dodge Viper RT/10 (at times described as the “Viper RT/10 ” throughout this Offering Circular) as the underlying asset for Series #94DV1 (the “Series Dodge Viper RT/10” or the “Underlying Asset” with respect to Series #94DV1, as applicable), the specifications of which are set forth below.

●As a first-generation Dodge Viper, the Viper RT/10 represents the first iteration of what would ultimately become a worldwide automotive icon.

●The Series Dodge Viper RT/10 is believed to be among the lowest mileage examples in existence today, displaying just 738 miles on the odometer.

●The Series Dodge Viper RT/10 retains its original window sticker still affixed to the windshield and comes with its original sales paperwork and delivery photos from when the car was brand new.

●In mid-2018, Dodge announced that it has ceased production of the Viper model line and has no immediate plans to build new models.

Asset Description

Ownership and Pricing History

As demonstrated by its exceptionally low mileage, the Series Dodge Viper RT/10 has been treated as a collectible since new. The Underlying Asset has had several owners and was recently offered for sale by a reputable classic car dealership in Connecticut.

The Viper RT/10 was originally sold with an MSRP of just over $54,000, as shown by the original window sticker still affixed to the windshield of the Underlying Asset. By the early 2000s, first generation Vipers had depreciated considerably, and top condition examples could be bought for less than $40,000. Values remained relatively stable until mid-2015, at which point prices first began to start appreciating. According to Hagerty, top condition vehicles jumped from $38,000 to $51,800 during the course of that year, and today transact at approximately $60,000.

Vehicle Maintenance History

Based on available maintenance records, we believe that the Series Dodge Viper RT/10 has been maintained properly since new, particularly given the low mileage. The car recently received a full fluid service and comes with documentation that includes photos of its original delivery.

Design and Features Overview

Exterior:

A defining feature of the Viper RT/10’s design is its extremely long hood, a must-have in order to house its massive 10-cylinder engine. First generation cars like the Underlying Asset were all roadsters with manually operated soft tops and all featured a side-exit exhaust and unique 3-spoke wheels. The Series Dodge Viper RT/10 is one of an estimated 687 cars from 1994 finished in black exterior paint and retains its original window sticker affixed to the windshield.

Specific Exterior Issues:

-No material defects, the car presents in nearly showroom condition.

Interior:

The cabin is trimmed with black leather on the seats, center console, emergency brake handle, and door panels. The leather seats feature substantial bolsters as to provide a secure driving position for the operator. The 1994 Viper was the first Dodge Viper to be offered with factory A/C.

Specific Highlights of the Underlying Asset:

-Original window sticker

-Original sales paperwork and delivery photos, including an original title signed by Bob Lutz and Carroll Shelby

-Original soft top cover

-Original steering wheel cover

-Plastic side windows still in original bags

Specific Interior Issues to Note:

-None, the interior of Series Dodge Viper RT/10 retains all of its originality and has no material wear.

Mechanicals:

Specific Highlights of the Underlying Asset:

-Approximately 740 original miles

-Retains original and matching number engine, transmission, and drivetrain

-Powered by Chrysler’s 8.0L V10

Specific Issues to Note:

-None

Model History and Engineering

The 1980s were considered a rather “dull” period for American car manufacturers, having been constrained by government regulations on fuel efficiency in the early part of the decade known as the “Malaise Era.” Bob Lutz, then President of Chrysler Corporation (parent company of Dodge), wanted to build a car that would bring Dodge and the broader American car industry back into the global spotlight. Dodge released the first Viper concept to the public in 1989 at the North American International Auto Show in Detroit and was immediately inundated with requests to produce the car.

The first-generation cars, produced from 1992 to 1995, featured an 8.0L V10, developed with the help of Lamborghini, that produced 400 horsepower and 465 ft-lbs of torque. The car was so well received that Chrysler couldn’t keep up with demand, and customers were willing to pay $100,000 over the ~$50,000 sticker price to secure an allocation. Very little changed during the production run for the first-generation Vipers, with the only notable upgrade being the addition of factory A/C in 1994.

Production of the Viper ended in 2017 after twenty-five years and five generations of the model. In total, Dodge built 31,947 Vipers, a relatively small number relative to the 40,000 Corvettes produced in 2016 alone. Though there have been rumors of bringing the Viper back into production, the latest release from Fiat Chrysler suggests that a new Viper is “not in the plan” at this time, according to then Fiat Chrysler CEO Sergio Marchionne.

Market Assessment

Regardless of whether additional Viper models are produced, we believe that the model line will remain as an icon of the American auto manufacturing industry. While many Vipers have degraded over time and are no longer in investment-grade condition, we believe the Series Dodge Viper RT/10 to be a truly time-capsule example of the original iteration of the Viper. Values for well-preserved Vipers have started appreciating in recent years, especially as Generation Y, for which the Viper was a bedroom poster car, begins to enter the prime car collecting years of their lives. Demand among enthusiasts is further supported by relatively reasonable maintenance costs as compared to other exotic performance cars. For example, an oil change on a Viper costs roughly $150, while the same service on a Ferrari or Lamborghini can often cost at least three times as much, if not more.

Specifications

Series Dodge Viper RT/10 Specifications
Year	1994
First Generation Viper Production Total	7,875 (5,676 US-Spec)
Engine	8.0L V10
Drivetrain	Front-engine, Rear wheel drive
Power	400 hp
Torque	462 lb-ft
Length	175 in.
Transmission	6 Speed Manual
Country of Manufacture	United States
0-60	4.5 sec. (est)
¼ Mile	12.9 sec. (est)
Top Speed	165 MPH
Color EXT	Black
Color INT	Black
Documentation	Yes
Condition	Original
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	1B3BR65E0RV100641
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Dodge Viper RT/10 going forward.

USE OF PROCEEDS – SERIES #91MV1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91MV1 Asset Cost (1)	$35,200	92.63%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,000	2.63%
	Brokerage Fee	$307	0.81%
	Offering Expenses (2)	$500	1.32%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.71%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	2.63%
	Marketing Materials	$200	0.53%
	Refurbishment & maintenance	$700	1.84%
	Sourcing Fee	-$1,178	-3.10%
	Total Fees and Expenses	$1,800	4.74%
	Total Proceeds	$38,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/12/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$33,950
Installment 2 Amount	$0
Acquisition Expenses	$2,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MITSUBISHI VR4

Summary Overview

●On December 7, 2018 the Series #91MV1 Offering was completed and upon completion, the Series #91MV1 purchased a 1991 Mitsubishi 3000GT VR4 (at times described as the “VR4” throughout this Offering Circular) as the underlying asset for Series #91MV1 (the “Series Mitsubishi 3000GT VR4” or “Series VR4” or the “Underlying Asset” with respect to Series #91MV1, as applicable), the specifications of which are set forth below.

●The Series Mitsubishi 3000GT VR4 is a one-owner and 100% original car with only 2,201 miles on the odometer.

●The Series Mitsubishi 3000GT VR4 is a first-year example powered by a 300-horsepower V6 twin-turbocharged engine, in the desirable color combo of white with a red interior.

●The Mitsubishi 3000GT VR-4 utilized active suspension and four-wheel steering, technology that was ahead of its time.

●The Mitsubishi 3000GT was the first production car ever to have both front and rear active aero.

Asset Description

Ownership and Pricing History

The Series VR4 is a single-owner example that spent most of its life in California. The car has a mere 2,201 miles on the odometer, and it has been noted that the mileage was accrued over periodic drives through the first owner’s 26 years of care. In 2017, the car was sold to a dealer on the east coast for a period of time before being brought to auction, where it was purchased by a specialty car dealer in Florida.

With an original MSRP of $32,500 in 1991, the Mitsubishi 3000GT VR4 was considered a premium offering for Mitsubishi. Unlike its high-performance Japanese counterparts, such as the Toyota Supra and Mazda RX7, the VR4 has not yet fully recovered from its initial depreciation and values remain below the original MSRP. Although prices have stagnated for much of the past decade, prices for premium examples have recently risen, appreciating from just under $20k to nearly $25k since the beginning of 2018.

Vehicle Maintenance History

We believe the Series VR4 has been serviced regularly throughout its life and the Underlying Asset comes with a clean Carfax.

Design and Features Overview

Exterior:

With pop-up headlights, side vents, and a rear wing and front spoiler that could self-adjust, the first generation VR4 embodied the essence of 90’s Japanese automotive design. The first restyling came in 1994, when Mitsubishi abandoned the pop-up headlights and made a number of modifications to the body kit. The company went through two more iterations of exterior modifications in 1997 and finally in 1999, the car’s last year of production.

Specific Exterior Issues to Note:

-None, the exterior of the Series VR4 presents as a nearly new car, and commensurate with the mileage.

Interior:

The VR4’s interior design can be described as spacious and touring focused. The seats are plush yet still supportive enough for spirited driving. The gauge cluster is compact and simple, consisting of just the tachometer and speedometer, while auxiliary gauges are set towards the center of the dash. The interior of the Series VR4 is finished in two tone black and red leather with red carpet dressing the foot wells.

Specific Interior Issues to Note:

-None, the Series VR4  presents in lightly used condition, commensurate with mileage.

Mechanicals:

One of the highlights of the Mitsubishi 3000GT VR4, and consequently one of its flaws, was the use of a number of high-tech systems throughout the vehicle, as it resulted in a heavy vehicle with a greater likelihood of having complicated mechanical issues. Apart from a twin turbo engine that produced nearly 300 horsepower, the car featured a tunable, dual-mode exhaust, active aerodynamics, four-wheel steering, and an electronically controlled suspension.

Specific Highlights of the Underlying Asset:

-2,201 original miles

Specific Issues to Note:

-Very minor surface rust on some engine components near the front of the engine bay

Model History and Engineering

Mitsubishi released the 3000GT model in 1990 as a successor to the Starion. The top of the line VR4 was available from the beginning and was full of cutting-edge technology such as all-wheel drive, four-wheel steering, a dual-mode exhaust, and active aerodynamics. While this all may seem great to the modern consumer used to cars with all kinds of high-tech features, some of this technology was ahead of its time and reception in period was lukewarm, resulting in poor sales figures. It also resulted in a car that weighed nearly two tons, heavy even by today’s standards, and nearly 1000 pounds more than its peer, the Mazda RX7. The 3000GT model was also sold at Dodge dealerships under the Dodge Stealth name. Though adorning the name of an American manufacturer, these cars were built alongside the Mitsubishis in Japan.

The VR4 went through a number of changes during its 8-year production run in the United States. Power increased from 300 in 1991 to 320hp in 1994 and the 5-speed Getrag transmission was replaced by a 6-speed gearbox. Many of the hi-tech features such as the active aero and dual mode exhaust were abandoned during the middle of the decade, and the Spyder, or convertible version, was launched in 1995 with its retracting metal hardtop, another first of its kind.

Market Assessment

In recent years, values of sports cars produced by Japanese manufacturers have been on the rise. Cars such as the Toyota Supra, Mazda RX-7, and Acura NSX have all experienced significant appreciation in recent years. The Mitsubishi 3000GT VR4 may not yet be the most sought-after product of the 1990s golden age for Japanese cars, but we believe the Series VR4 to be an exceptional and desirable example of Mitsubishi’s top of the line offering that remained in production for nearly eight years and was significant in pushing the limits of modern automotive technologies into production.

Specifications

Series Mitsubishi VR4
Year	1991
VR4 Production Total	15,539
Engine	3.0 L Twin Turbo DOHC V6
Drivetrain	Front engine, All wheel drive
Power	300 hp
Torque	307 lb-ft
Length	180 in.
Transmission	5 Speed Manual
Country of Manufacture	Japan
0-60	4.8 sec. (est)
¼ Mile	13.5 sec. (est)
Top Speed	158 MPH
Color EXT	White
Color INT	Black and Red
Documentation	Yes
Condition	Original
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	JA3XE74C6MY001169
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mitsubishi VR4 going forward.

USE OF PROCEEDS – SERIES #02AX1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #02AX1 Asset Cost (1)	$100,000	92.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.85%
	Brokerage Fee	$794	0.74%
	Offering Expenses (2)	$810	0.75%
Acquisition Expenses (3)	Accrued Interest	$481	0.45%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.25%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	1.39%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,944	1.80%
	Total Fees and Expenses	$6,000	5.56%
	Total Proceeds	$108,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/19/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$100,000
Installment 2 Amount	$0
Acquisition Expenses	$2,452

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ACURA NSX-T

Summary Overview

●On November 30, 2018 the Series #02AX1 Offering was completed and upon completion, the Series #02AX1 purchased a 2002 Acura NSX-T (at times described as the “NSX-T” throughout this Offering Circular) as the underlying asset for Series #02AX1 (the “Series Acura NSX-T” or “Series NSX-T” or the “Underlying Asset” with respect to Series #02AX1, as applicable), the specifications of which are set forth below.

●The Acura NSX was designed and developed by some of the most famous names in automotive history, including Italian design firm Pininfarina and Formula 1 driver Ayrton Senna.

●The original Acura NSX, released in 1990, was the first production car to be built with an entirely aluminum monocoque chassis.

●The Series NSX-T is 1 of 41 cars ever produced in the color combination of Imola Orange Pearl exterior paint with orange leather interior and is 1 of just 20 produced in model year 2002.

●We believe the Imola Orange NSX-T may have been a subtle tribute to Senna, who died from injuries sustained from a crash at the Imola race circuit after having recorded 41 Formula 1 race victories during the span of his career.

●The Series NSX-T has been dealer-serviced with records from new and presents today in highly original condition.

Asset Description

Ownership and Pricing History

The Series NSX-T was originally sold in October 2002 by Ron Tonkin Acura in Portland, Oregon. Ron Tonkin sold the Series NSX-T to its second, third and fourth owners as well, as the car returned to the dealer’s inventory in 2004, 2011, and finally in early 2012. The fourth owner initially kept the car in Virginia before it was brought back west to California. The most recent owner purchased the car in 2016 with just under 20,000 miles and drove the car sparingly in the Scottsdale, Arizona area before offering up the car for sale in May of 2018.

The 2002 Acura NSX-T was released with a base price of $89,000. During the course of the 2000s, average prices for the 2002 NSX-T settled in the $40k-$60k range. Values for NSX-T examples have generally been on the rise since the beginning of this decade, with the best examples increasing in value from roughly $58k in 2012 to over $100k in 2018. However, transaction data for the rare Imola Orange cars are limited.

Vehicle Maintenance History

The Series NSX-T is believed to have been owned and maintained by NSX enthusiasts since new. As such, we believe the car has been serviced in-line with general best practices, and this is supported by a well-documented service history, including a detailed Carfax and service records that accompany the car.

Early in its life, the Series NSX-T received several “bolt-on” modifications, including a performance exhaust, lowered suspension, and short shifter mechanism. However, the car has since been largely returned to stock with all OEM Acura parts. The short-shift kit remains installed, but the original shifter is included with the car. The Series NSX-T most recently received a full pre-purchase inspection by Acura of North Scottsdale, who noted the car to be in excellent condition and all original with the exception of the shifter.

Design and Features Overview

Exterior:

The year 2002 marked a number of significant changes to the exterior design of the NSX, including the switch from pop-up halogen to fixed high-intensity-discharge (HID) headlamps. Other modifications for the model year included a deeper front air dam, revised taillight housings, new exhaust tips, and a lip spoiler on top of the trunk lid. This was also the introductory year for the Series NSX-T’s Imola Orange Pearl paint, one of two new exterior paint colors offered along with Long Beach Blue Pearl.

The exterior of the Series NSX-T presents in a condition comparable to examples with much fewer than 20,000 miles and is without any noticeable defects.

Specific Exterior Issues to Note:

-The rear bumper received a high-quality re-spray to correct for scratches on the surface.

Interior:

The interior of the Series NSX-T is trimmed largely in orange leather, complemented by a black leather dashboard and two-tone orange and black leather trimmed doors. Acura made a few subtle interior revisions for the 2002 model year, including new sew patterns for the seats, new finishes on various surfaces, and a change in the background color on the instrument panel from black to dark blue.

Specific Highlights of the Underlying Asset:

-Original car cover

-New, unopened orange OEM Acura floor mats

-Original books and manuals

-Binder with extensive service records

Specific Interior Issues to Note:

-The shifter mechanism has an aftermarket brushed aluminum shift knob resembling that of the Alex Zanardi NSX, however the original is included with the car.

-An assessment by an independent technician revealed that a small section of the driver’s seat may have been re-dyed to address wear. However, it was noted that this was professionally done and is not visible to the untrained eye.

Mechanicals:

Specific Highlights of the Underlying Asset:

-20,150 original miles

-Extensive service records from the Acura dealership network since 2002

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

The story of the Acura (Honda) NSX began in Japan in 1984, when Honda decided to design a prototype sports car that could compete with the Ferrari 328 and later the Ferrari 348. Honda hired Pininfarina, the Italian design house credited with iconic cars such as the Ferrari Testarossa and F40, to develop the initial concept, dubbed the HP-X. Honda engineers further refined the design, taking styling cues the General Dynamics F-16 fighter jets to improve both the interior and exterior of the car. Famed Formula 1 driver Ayrton Senna was also involved in the development of the NSX, suggesting numerous chassis and suspension improvements after testing the car at famous racing circuits such as Suzuka and the Nürburgring.

The first public appearance of the NSX came at the 1989 Chicago Auto Show. The following year, the first generation NSX began to hit showrooms as a 1991 model. These first-generation cars were all coupes and featured a mid-mounted 3.0L V6 with 270 horsepower and a five-speed manual gearbox. The next notable update came in 1995, when Honda introduced the targa-top NSX-T, followed by an increase in engine displacement to 3.2L in 1997.

In 2002, Honda made a number of changes to the NSX-T, including fixed headlamps, aerodynamics improvements, and suspension upgrades. The company also introduced a number of limited production cars with (non-black) matching exterior and interior colors. Production of these re-designed cars lasted until 2005, when production of the first generation NSX ended with a total of roughly 18,000 built over 14 years. The NSX would not return until 2015, when it debuted at the Detroit Auto Show as a hybrid sports car made by Honda in the United States.

Market Assessment

We believe the Acura NSX was an iconic 1990s poster car that helped put Japanese manufacturers on the supercar map. While Japan had previously produced the legendary Nissan Skyline and Toyota 2000GT, the NSX was the first car that could match performance the Italian exotics of the day. As a versatile and relatively comfortable car with maintenance costs typically much lower that its Italian and German counterparts, we believe the first generation NSX will continue to be desired by enthusiasts.  Furthermore, although Acura has recently resumed NSX production, we do not view the second-generation cars as direct substitutes for the “original” NSX given their use of hybrid technology and a dual-clutch automatic transmission.

Specifications

Series 2002 Acura NSX-T
Year	2002
Imola Orange with Orange Interior NSX-T Production Total	41
Engine	3.2L V6
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	290 hp
Torque	224 lb-ft
Length	174 in.
Transmission	6 Speed Manual
Country of Manufacture	Japan
0-60	4.9 sec (est.)
¼ Mile	13.3 sec (est.)
Top Speed	175 MPH
Color EXT	Imola Orange Pearl
Color INT	Orange
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes
Restored	No
Paint	Original, other than rear bumper re-paint
Vin #	JH4NA216X2T000234
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Acura NSX-T going forward.

USE OF PROCEEDS – SERIES #92LD1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92LD1 Asset Cost (1)	$146,181	88.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.52%
	Brokerage Fee	$1,213	0.74%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$10,000	6.06%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$975	0.59%
	Sourcing Fee	$2,423	1.47%
	Total Fees and Expenses	$16,319	9.89%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/21/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$13,500
Installment 1 Amount	$132,681
Installment 2 Amount	$0
Acquisition Expenses	$11,446

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LANCIA MARTINI 5

Summary Overview

●Upon completion of the Series #92LD1 Offering, Series #92LD1 will acquire a 1992 Lancia Delta Integrale Evo Martini 5 (at times described  as  the  “Martini 5” throughout  this  Offering  Circular)  as  the underlying asset for Series #92LD1 (the “Series Lancia Delta Integrale Evo Martini 5” or “Series Lancia Martini 5” or the “Underlying Asset” with respect to Series #92LD1, as applicable), the specifications of which are set forth below.

●The Series Martini 5 is a one-owner, low-mileage, highly original, and well-maintained example of a very desirable World Rally Championship homologation special.

●The Series Lancia Martini 5 is one of just 400 “Martini 5” editions ever produced.

●The Series Lancia Martini 5 wears livery seen on some of the most highly decorated race cars to ever exist sponsored by Martini Racing.

●The Martini 5 was built to commemorate Lancia’s 5th consecutive World Rally Championship, defeating the likes of Toyota, Mitsubishi, Subaru, and BMW, all dominant forces in motorsports at the time.

Asset Description

Ownership and Pricing History

The Series Lancia Martini 5 was imported into the UK by Lancia experts Thornley Kelham, who purchased the car directly from its original owner in Italy. It is believed that the original owner only drove the car on special occasions, a statement supported by the Underlying Asset’s current 8,721km (5,418 miles) on the odometer.

The 1992 Lancia Delta Integrale Evo Martini 5 was released with an MSRP of just under $50,000. Over the past 25 years, Martini 5s have experienced considerable appreciation, with premium examples currently transacting in the range of $150,000. Examples located in North America have tended to command a premium, with a car comparable to the Series Martini 5 selling for nearly $200,000 at an RM Sotheby’s auction in New York in 2017.

Vehicle Maintenance History

Imported by Lancia specialists Thornley Kelham, the Series Lancia Martini 5 recently received a full service and refurbishing, bringing the car up to the highest standards. In additional to a mechanical servicing (performed in-house) at a cost of over $10k, Thornley Kelham performed a full undercarriage overhaul of the car, negating any surface rust or drying rubber and bringing the Series Lancia Martini 5 up to what could be described as concours condition.

Design and Features Overview

Exterior:

The Lancia Delta was designed by Giorgetto Giugiaro, who created other legendary cars such as the Lotus Esprit, BMW M1, and Maserati Bora. All Martini 5 cars received the same white exterior paint with Martini livery, including two-tone red and blue stripes that run down both sides of the car from front to rear. Evo models of the Delta Integrale featured larger wheel arches to accommodate a wider track and came with white, rally-style wheels. The Series Martini 5 retains its original paint, which has been refurbished professionally at a cost in excess of $15k, and the trim, glass, and rims show no signs of marking or other imperfections.

Specific Exterior Issues:

-The car has had paint refurbishment on areas highly susceptible to rock chips, however the paint meter readings are still in line with factory specifications

Interior:

The Series Lancia Martini 5 features the standard Martini 5 interior of dark gray alcantara with red stitching. A momo steering wheel with a Martini badge at the center adds to the car’s aura of motorsport. The Magneti Marelli Instrument cluster can be easily recognized as that of a Lancia Delta due to its unique configuration and design elements.

The Series Lancia Martini 5 retains its original plastic covers on the door inserts and in the rear footwell, yet another nod to the preservation quality of the Underlying Asset. Below the centrally located 5-speed shifter sits a Martini plaque that displays the Underlying Asset’s production number of 203 out of 400.

Specific Highlights of the Underlying Asset:

-Dark gray alcantara interior with red stitching, a design exclusive to the Martini 5

-Retains original protective plastic on alcantara door inserts and in the rear footwell

Specific Interior Issues to Note:

-None, the interior of Series Lancia Martini 5 retains all of its originality and has minimal wear commensurate with mileage

Mechanicals:

Due to World Rally Championship regulations at the time, the margin for modifications between race-prepped and street versions of rally cars was very small. Compared to the standard Delta Integrale, Evo cars such as the Underlying Asset featured a remapped engine that produced 210 horsepower, versus 200 in the standard Integrale. Other modifications for the Evo edition included upgraded suspension and braking systems along with a front aluminum strut brace and larger steering box. Like all Lancia Deltas, the Martini 5 also features Lancia’s famous permanent 4WD drivetrain.

Specific Highlights of the Underlying Asset:

-8,721 original kilometers (5,418 miles)

-Retains original engine, transmission and drivetrain

-Recent full service by marque experts, Thornley Kelham

-Full pre-purchase inspection by Walker’s Garage, a Lancia Delta specialty shop in the UK

Specific Issues to Note:

-Exhaust system and certain suspension components have been replaced with new OEM parts (new old stock)

-

Model History and Engineering

Lancia introduced the Giugiaro-designed Delta in 1979 and followed up with the HF (High Fidelity) model the following year, a car that was named European Car of the Year. Lancia released the Evo I, on which the Martini 5 is based, in 1991 as an updated version of the 16V Integrale, a car introduced in 1989. Lancia produced the Evo in order to adapt for racing modifications that needed to be homologated. Evo cars received a heavily modified body kit to go along with all-around performance enhancements.

Lancia produced the Martini 5 in 1992 to commemorate Lancia’s record fifth consecutive WRC Constructors’ Championship in 1991. A total of 400 cars were built worldwide, mechanically identical to the standard Evo I, but donning a special paint scheme of white with Martini livery.

The Lancia Delta Integrale is one of the most successful rally cars of all time, and much of this success can be attributed to Lancia’s advanced drivetrain. The cars featured a permanent 4WD system with a Torsen differential that could adjust the amount of power sent to the front or rear wheels. The car even came complete with ABS, although the system had a very high threshold for kicking in so as not to upset the handling.

Market Assessment

We believe the Series Lancia Martini 5 to be a pristine example of a model homologated from a race platform that dominated the World Rally Championship throughout the late 80s and early 90s. A mere 400 were produced, and we believe the Underlying Asset to be one of the finest examples in existence today. After staying relatively under the radar, Lancia models have recently commanded a real presence at concours events, including cars such as the Martini Integrale’s, the 037, and the legendary Stratos. At the 2018 Amelia Island event, a Lancia collector brought a collection of six cars that was so well received he was then asked to bring that same group of cars out to Quail Lodge, a main attraction during Monterey Car Week. Furthermore, a Lancia enthusiast from Italy recently commissioned a recreation Delta built with modern technology, known as the Integrale Futurista. We believe this resurgence of the Lancia brand in automotive circles will support continued demand and appreciation for the Martini cars in the marketplace.

Specifications

Series Lancia Martini 5 Specifications
Year	1993
Lancia Delta Integrale Evo Martini 5 Production Total	400
Engine	2.0L 16v Turbocharged 4 cyl.
Drivetrain	Front Engine, 4 Wheel Drive
Power	210 hp
Torque	224 lb-ft
Length	153 in.
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	6.3 Seconds Est
¼ Mile	N/A
Top Speed	135 MPH
Color EXT	White with Martini Racing Stripes
Color INT	Dark Grey Alcantara with Red Accents
Documentation	Yes
Condition	Original Condition, Minor Refurbishment
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (Minimal Touch Up)
Vin #	ZLA831AB000567646
Engine #	Original, Matching
Transmission #	Original, Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lancia Martini 5 going forward.

USE OF PROCEEDS – SERIES #99LE1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99LE1 Asset Cost (1)	$62,100	89.35%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.88%
	Brokerage Fee	$511	0.74%
	Offering Expenses (2)	$521	0.75%
Acquisition Expenses (3)	Accrued Interest	$291	0.42%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.39%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	2.16%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,106	3.03%
	Total Fees and Expenses	$5,400	7.77%
	Total Proceeds	$69,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/4/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$62,100
Installment 2 Amount	$0
Acquisition Expenses	$2,262

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LOTUS SPORT 350

Summary Overview

●On December 4, 2018 the Series #99LE1 Offering was completed and upon completion, the Series #99LE1 purchased a 1999 Lotus Esprit Sport 350 (at times described as the “Sport 350” throughout this Offering Circular) as the underlying asset for Series #99LE1 (the “Series Lotus Esprit Sport 350” or “Series Sport 350” or the “Underlying Asset” with respect to Series #99LE1, as applicable), the specifications of which are set forth below.

●The Series Sport 350 is a one-owner, low-mileage, all-original example of one of the rarest Lotus Esprit’s ever produced.

●The Series Sport 350 is 1 of 8 US-spec cars, 1 of 15 left-hand-drive cars, and 1 of 50 total Lotus Esprit Sport 350s ever produced.

●The Sport 350 package includes a number of performance-enhancing modifications, including increased engine torque, high performance AP Racing brakes, lightweight OZ magnesium wheels, and a large carbon fiber rear wing.

●When the car was released, Lotus described the Sport 350 as the most extreme version of the Esprit to ever be built.

Asset Description

Ownership and Pricing History

The Series Sport 350 was purchased new by its first and only owner at Barrett Motor Cars, a Lotus dealership in San Antonio, Texas. The original owner put roughly 10k miles on the Underlying Asset before trading it into a local dealership, Elite Motorsports, in 2015. The dealership kept the Underlying Asset in its inventory for several years before listing the car for sale in 2018.

The Series Sport 350 was originally sold with an MSRP of $97,420 in the spring of 2000. Given the extreme rarity of the car, we have not been able to source transaction history for other US-spec Sport 350 models. As a reference point, a UK-spec Sport 350 with over 23k miles sold for roughly $42k at the Silverstone Auction in the fall of 2014. An additional available reference point would be the recent sale of a 60k-mile 2001 Lotus Esprit V8 GT, another limited production model of which 242 total were made, for just under $60k.

Vehicle Maintenance History

We believe the original owner maintained the Underlying Asset in-line with best practices, and the car comes with a fully documented service history and a clean and detailed Carfax. The Underlying Asset was serviced at John Eagle European, a luxury British dealership, for most of its life. The Series Sport 350 most recently received an extensive service at Luxury Auto Works, an independent repair facility in Austin, Texas. In addition to replacing all fluids, the shop performed an engine service that included a new timing belt and tensioner, water pump, intake gaskets, idler pulley, thermostat, and drive belt. The car has also recently received new Michelin Pilot Super Sport tires.

Design and Features Overview

Exterior:

The exterior of the Series Sport 350 largely resembles the standard Lotus Esprit S4 designed in the early 90s by Julian Thompson, then Head of Design at Lotus, and currently the Director of Advanced Design at Jaguar / Land Rover. Notable features of the Sport 350 include a carbon fiber rear wing mounted on lightweight aluminum uprights, single-piece OZ racing wheels, a glass roof panel, and additional aerodynamics built into the front spoiler. The silver Sport 350s also came with “Sport 350” stickers across the side and roof of the car; however, we believe the original owner of the Series Sport 350 decided to have these removed in favor of a more subtle appearance.

Specific Exterior Issues:

-None, the car is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

Due to US import regulations, the 8 US-spec Sport 350s did not share the same lightweight composite seats as the other 42 examples produced. Other distinct interior features of the US-spec cars included the use of twin airbags (resulting in a different steering wheel) and a non-carbon fiber dashboard. The Series Sport 350 has a two-tone black and silver leather interior with a suede headliner. This was the most premium interior option for US-spec Esprit V8s and was used on all Sport 350s imported to compensate for the lack of the lightweight composite seats.

Specific Interior Issues to Note:

-None, the interior of Series Sport 350 retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The Sport 350 is the highest performance road-legal Esprit ever produced by Lotus. Notable mechanical upgrades versus the standard Esprit V8 include a remapped ECU (engine control unit) to create more torque in lower gears, high-performance AP racing brakes, stiffer engine mounts, and lightweight magnesium wheels. Non-US cars also received stiffer suspension springs, but it is believed that the US-spec cars retained the softer springs of the standard Esprit V8 to compensate for rougher roads.

Specific Highlights of the Underlying Asset:

-11,019 original miles

-Recent full service (including engine) in 2016, with fewer than 1,000 miles driven since the service

-Retains original and matching number engine, transmission, and drivetrain

-Original spare tire (not included on the non-US Sport 350)

Specific Issues to Note:

-None

Model History and Engineering

Production of the Lotus Esprit began in 1976 with the Series 1 and ended with the Series 4 in 2004. In 1994, designer Julian Thompson revamped the Giugiaro-styled Series 3, adding a fiberglass rear wing as well as some other body kit modifications. The Series 4 Esprit was also the first to have power steering. Lotus introduced the V8 Esprit in 1996, featuring a Lotus-designed all-aluminum twin-turbo engine that produced nearly 350hp. The engine featured a flat-plane crankshaft, a design also famous for its use in Ferrari’s V8 engines.

The Sport 350 was introduced in 1999 and only 50 road-going versions were ever produced. In building this car, Lotus improved the standard V8 by adding brake, suspension, and handling technology developed during Lotus’ 20-year GT racing career. Of the 50 produced, 8 were built to U.S. specifications. Given stringent US import laws that would have required crash testing additional cars, the US-spec Sport 350s were brought in as standard Esprit V8s with a Sport 350 Package. These cars therefore did not have the lighter weight body of non-US Sport 350s, but it is believed that the difference is a mere 40lbs.

Lotus unveiled a redesigned Esprit at the 2010 Paris Motor Show, intending to begin producing the car in 2014. However, Lotus ultimately cancelled the project to focus on building its small lightweight sports cars such as the Exige and Evora. In 2018, it was reported that the Esprit would return as a 2020 model, thought exact details of the car are still unknown.

Market Assessment

Due to its rarity and scarce press coverage, we believe the Esprit Sport 350 to be a car relatively unknown to the automotive community outside of Lotus enthusiasts. As such, we believe the Sport 350 has the characteristics typical of cars with a history of appreciation, including rarity, performance and provenance. The Sport 350 is one of the lowest production incarnations of the iconic Esprit product line that spanned 28 years and has performance figures in line with its peer group, including the Ferrari F355. Although the Series Sport 350 is not a full UK-spec car, we feel the Series Sport 350 is a particularly desirable example with its LHD configuration and legality for road driving in the United States market.

Specifications

Series Lotus Esprit Sport 350
Year	1999
US-spec Sport 350 Production Total	8
Engine	3.5L V8
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	350 hp
Torque	295 lb-ft
Length	174 in.
Transmission	5 Speed Manual
Country of Manufacture	UK
0-60	4.5 sec. (est)
¼ Mile	13.0 sec. (est)
Top Speed	175 MPH (est)
Color EXT	Silver
Color INT	Black with silver door and seat inserts
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	SCCDC0826XHA15873
Engine #	Matching
Transmission #	Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lotus Esprit Sport 350 going forward.

USE OF PROCEEDS – SERIES #88PT1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88PT1 Asset Cost (1)	$57,200	86.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,750	2.65%
	Brokerage Fee	$485	0.73%
	Offering Expenses (2)	$500	0.76%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.41%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,073	4.66%
	Marketing Materials	$250	0.38%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,471	3.74%
	Total Fees and Expenses	$7,050	10.68%
	Total Proceeds	$66,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	$43,642
Down-payment Amount	$12,069
Installment 1 Amount	$49,805
Installment 2 Amount	$0
Acquisition Expenses	$3,594

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 944 TURBO S

Summary Overview

●Upon completion of the Series #88PT1 Offering, and subject to the execution of a purchase agreement, Series #88PT1 will acquire a 1988 Porsche 944 Turbo S (at times described as the “944 Turbo S” or “Turbo S” throughout this Offering Circular) as the underlying asset for Series #88PT1 (the “Series Porsche 944 Turbo S” or the “Underlying Asset” with respect to Series #88PT1, as applicable), the specifications of which are set forth below.

●The Series 944 Turbo S is 1 of 1,635 total built worldwide and we believe it to be 1 of 51 with Maraschino Red exterior paint.

●The Series 944 Turbo S is an all-original example and comes with a Porsche Certificate of Authenticity.

●The 944 Turbo S, produced for just one year, was the pinnacle of the 944-model line, and a number of period magazines claimed the car was faster than the 911 Turbo.

Asset Description

Ownership and Pricing History

The Series 944 Turbo S was purchased in Florida by its original owner before being sent to Switzerland, where it spent the majority of its life. A few years ago, the car was brought back to North America and was recently acquired by a major Porsche collector with just under 40k miles on the odometer.

The Porsche 944 Turbo S was released with an MSRP of nearly $50,000. The past decade has been one of consistent growth for 944 Turbo S values, following the trend of many other Porsche models of the era. Top condition examples in early 2008 had a value of just under $17,000. Rising steadily since then, similar cars are now transacting in the $57,000 range.

Vehicle Maintenance History

Based on mileage, condition and available records we believe the Underlying Asset has been maintained in-line with recommended practices. The most recent owner has kept the car in his personal museum, starting the Underlying Asset on a regular basis and changing the fluids every year.

Design and Features Overview

Exterior:

The design of the Porsche 944 is largely based off of the 1979 Porsche 924 Carrera GT prototype, with the main difference being re-designed rear fenders. The Porsche 944 Turbo S looks nearly identical to the standard 944 Turbo, which featured a handful of aerodynamic improvements over the standard 944. The Series 944 Turbo S is one of a minority of cars that were not built as “Silver Rose” editions, which featured a silver rose metallic colored exterior paint and burgundy plaid interior. In fact, we believe only 51 of the 1,635 cars produced received Maraschino Red exterior paint.

Specific Exterior Issues to Note:

-None, the car is believed to have all original paint and no known material defects with a condition that is commensurate with its mileage.

Interior:

The 944 Turbo S interior featured power seats for both the driver and passenger, and many came equipped with a 10-speaker sound system. Most Turbo S cars featured the Burgundy Plaid interior of the Silver Rose, however the Series 944 Turbo S sports a gray leather interior with a Porsche pattern on the cloth seat inserts.

Specific Interior Issues to Note:

-None, the interior of Series 944 Turbo S retains all of its originality and has minimal wear consistent with the mileage.

-The original radio has been replaced with a unit obtained from “Porsche Classic” that has more modern technology but retains a period correct look. The original radio has not been retained.

Mechanicals:

When it was released in 1988, the 944 Turbo S was the fastest 4-cylinder powered production car on the market. The 2.5L turbo engine was based on the one used in the 944 Turbo Cup race cars and was hand assembled alongside those of the 911 and 928 S4. Displacement remained unchanged versus the standard Turbo, though a larger turbocharger resulted in higher boost and horsepower increased to nearly 250, roughly 30 more than the standard Turbo.

Other upgrades of note for the 944 Turbo S include the M030 suspension package, consisting of Koni height-adjustable shocks, a high friction clutch, a limited-slip differential, a larger braking system obtained from the 928 S4, and lightweight forged alloy wheels.

Specific Highlights of the Underlying Asset:

-Less than 40,000 original miles

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

The Porsche 944 (or “944”), designed by Tony Lapine, was produced from 1982 to 1991, overlapping with its predecessor, the Porsche 924 (or “924”), for 6 years until the end of the 924 line in 1988. With the 944, Porsche abandoned the Audi-sourced engine used in the 924 and developed an all-new 2.5L straight 4, a small engine by sports car standards, but one that served Porsche’s goals for fuel efficiency and size. The basis for the exterior of the car was the 924 Carrera GT, however Porsche revised the bodywork and added an all-new interior to complement other performance modifications.

The 944 underwent its first meaningful changes in mid-1985, when the car received upgrades such as a new dash and door panels, an embedded radio antenna, new wheels, and a larger fuel tank, in addition to a host of other modifications. ABS became standard in 1987, which required Porsche to change the wheel offset and wheel design. Porsche debuted the 944 S version of the 944 that same year, bringing a slightly more powerful engine and the first use of four valve per cylinder heads in the 944 series.

The 944 Turbo was introduced in 1986 and featured a turbocharged and intercooled engine that produced 220hp. The Turbo received improved aerodynamics over the base 944, and an upgraded transmission and suspension. The top of the line Turbo S followed in 1988, which brought a state-of-the-art suspension package and a much more powerful version of the 2.5L turbocharged engine. The Turbo S was only produced in 1988 and a total of 1,635 cars were built, many of which were Silver Rose editions with burgundy plaid interiors. Total 944 production was 163,192 cars, making it the most successful model line in Porsche history until the introductions of the Boxter and 911 Carrera (997).

Market Assessment

As prices for classic 911s have increased significantly over the past decade, enthusiasts have increasingly focused on the more affordable 944. With a near perfect front to rear weight distribution, the 944 has been touted by industry experts and enthusiasts alike as one of the best handling Porsches ever produced. Many 944 Turbo S cars have been converted to race cars or heavily used over the years, and low-mileage, investment-grade examples of the highest spec 944 Turbo S are becoming increasingly hard to find and have historically commanded premium values accordingly.

Specifications

Series Porsche 944 Turbo S
Year	1988
944 Turbo S Production Total	1,635
Engine	2.5L Turbo Flat 4
Drivetrain	Front-Engine, Rear Wheel Drive
Power	250 hp
Torque	258 lb-ft
Length	169 in.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	5.5 sec. (est)
¼ Mile	13.9 sec. (est)
Top Speed	162 MPH (electronically limited)
Color EXT	Maraschino Red
Color INT	Gray
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Engine #	To be confirmed by COA
Transmission #	To be confirmed by COA

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 944 Turbo S going forward.

USE OF PROCEEDS – SERIES #88BM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88BM1 Asset Cost (1)	$135,000	95.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.42%
	Brokerage Fee	$1,036	0.73%
	Offering Expenses (2)	$1,058	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$525	0.37%
	Marketing Materials	$200	0.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$910	0.65%
	Total Fees and Expenses	$4,000	2.84%
	Total Proceeds	$141,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$135,000
Installment 2 Amount	$0
Acquisition Expenses	$996

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW E30 M3

Summary Overview

●Upon completion of the Series #88BM1 Offering, Series #88BM1 will purchase a 1988 BMW E30 M3 (at times described as the “BMW E30 M3” (or “E30 M3”) throughout this Offering Circular) as the underlying asset for Series #88BM1 (the “Series BMW E30 M3” or “Series E30 M3” or the “Underlying Asset” with respect to Series #88BM1, as applicable), the specifications of which are set forth below.

●The BMW E30 M3, built to comply with Group A homologation standards, is the winningest vehicle in all of touring car racing history.

●The E30 M3 was the first car developed by BMW’s M Division based on the 3-series chassis.

●The Series E30 M3 is a single-owner, all-original, first-year, and very low mileage example, retaining items such as owner’s manuals, spare keys, showroom brochure, maintenance booklet, and window sticker.

●The Series E30 M3 still wears its original coat of paint, a true testament to the care the Underlying Asset received throughout its life.

Asset Description

Ownership and Pricing History

The Series E30 M3 was originally ordered and delivered to Danvers BMW of Danvers, Massachusetts. Although the Series E30 M3 is considered a 1988 model, it was registered by its first and only owner in July of 1987. The Underlying Asset would spend the next 30 years with its original owner in Massachusetts before being acquired by Copley Motorcars, a classic car dealership in Massachusetts, in November of 2017.

The Series E30 M3 was ordered with an original build price of $34,810. Resale values for M3 examples did not surpass this original MSRP until 2013. Since then, values of E30 M3s have appreciated dramatically. In January 2013, values for top condition examples were $34,900. By late 2015 this number was $105,000, and as of September 2018, $137,000. Recent public data on low-mileage, original-paint E30 M3’s is not readily available, but as a reference point, a 10k mile example sold for $96,250 at the Bonhams Quail Lodge Auction in 2015.

Vehicle Maintenance History

While most service documentation is absent and not recoverable due to the closing of Danvers BMW, the previous owner noted that the Underlying Asset received all of its scheduled servicing. In 2002, the Underlying Asset received a cooling system service. In 2017, the Underlying Asset was sent to European Auto Solutions (“EAS”), a specialty repair shop in Massachusetts, for a full inspection and servicing. The Underlying Asset returned to EAS the following year to have the climate control system checked and recharged. Prior to acquiring the Underlying Asset, the Company commissioned EAS to perform a full pre-purchase inspection. The Series E30 M3 was determined to be in excellent condition both mechanically and cosmetically, passing the PPI in all categories examined and confirming the car is in original condition.

Design and Features Overview

Exterior:

Designed by Claus Luthe, the E30 M3 exterior was largely based off of the standard E30 3 series of the day. With that said, the only body panel that was taken directly from the regular 3 series was the hood. The addition of boxed fender flares to fit the larger tires fitted to the M model quickly became an identifying factor of the M3. A lower front bumper and rear wing for improved aerodynamics were also added. The classic BMW kidney grill and quad round headlights were retained.

The exterior of the Series E30 M3 presents itself in exceptional condition, especially considering it still wears its original coat of paint. All body panels were noted to be original per the pre-purchase inspection report. Paint meter readings confirmed that all body panel paint thickness is consistent with original standards from the factory.

Paint Meter Readings

●Hood (5.0-5.5 Mils)

●Roof (5.0-5.5 Mils)

●Right Rear Quarter Panel (4.8-5.5 Mils)

●Right Door (5.0-5.6 Mils)

●Right Front Fender (5.0-6.0 Mils)

●Left Front Fender (4.6-6.0 Mils)

●Left Door (4.7-6.0 Mils)

●Left Rear Quarter (4.5 to 6.0 Mils)

Specific Exterior Issues to Note:

-The Series E30 M3 has a quarter-sized area of missing paint on the trunk due to an error during paint detailing.

Interior:

The interior of the Series E30 M3 retains its original upholstery and is in exceptional condition for its age and mileage. The seats, door panels, and carpets are beige while the center console, dash, and steering wheel are black. The interior differs only slightly from a standard 3 series, notably the replacement of the economy meter with an oil temperature gauge and M colors on the middle spoke of the steering wheel and gear shifter.

Specific Highlights of the Underlying Asset:

-Original Books

-Original Window Sticker

-Original Order sheet

-Both original keys

-Showroom brochure

Specific Interior Issues to Note:

-None, the Series E30 M3 shows minimal signs of wear commensurate with age and mileage and retains all of its original interior parts.

Mechanicals:

Specific Highlights of the Underlying Asset:

-9,375 original miles

-Recent service and pre-purchase inspection conducted by marque expert and seasoned concours judge Ed Owen of European Auto Solutions, confirming the Underlying Asset is in great condition from a mechanical perspective

-5 speed “dogleg” transmission

Specific Issues to Note:

-Minor oil seepage originating from the valve cover gasket

Model History and Engineering

BMW’s history in motorsport dates back to 1936, when Ernst Henne piloted a BMW 328 at the Nürburgring race circuit in the first ever recorded race for a BMW. The red, purple, and blue stripes associated with BMW’s Motorsports, or “M,” division first appeared on the 1974 BMW 2002 Turbo, two years after the official formation of BMW’s dedicated motorsport department. Beginning with the M1 supercar in 1978, BMW’s M division has been responsible for building the most extreme cars produced at the factory, including models such as the M3 and M5.

The E30 M3 was first shown to the public at the 1985 Frankfurt Motor Show and quickly assumed its role as the benchmark of performance sports cars. The car was originally produced to meet Group A racing homologation standards that required 5,000 road-going versions to be produced in a 12-month span. However, demand for the original M3 was so great that production was expanded reaching a total of 18,000 units sold across all E30 M3 models.

After just two weeks of development, BMW engineers had come up with the base specs for the S14 power plant to be used in the E30 M3. Paul Rosche, hailed as the godfather of the turbo-charged engine, lead the team in the mechanical development of the S14. The S14 power plant would take elements of some of BMW’s best engines of the time and integrate them into a lightweight and naturally aspirated 2.3-liter four cylinder. Using an engine block dating back to 1962, a modified cylinder head from an M1 supercar, the smaller-displacement and lighter S14 engine was able to match the power of the six-cylinder 635CSI due to its 7,250 RPM redline. To compliment the new engine, the E30 M3 had BBS wheels, larger brakes, and a tuned suspension.

The E30 M3 remains the most successful touring car of all time. Beginning with the 1987 German Touring Car Championship, the E30 went on to win multiple national touring car titles in France, England, and Italy. The E30 M3 also won the World Touring Car Championship in 1987 and went on to win and compete in many 24-hour endurance races at the famous Nürburgring racetrack.

Market Assessment

We believe that few sports car models have reputations on par with the E30 M3, a car that not only dominated race series around the world, but also is considered by many, to this day, to be one of the best driving BMW road cars ever produced. Although BMW continues to make the M3, the company has arguably changed the character of the car, which now features a turbocharged engine as of 2014 vs. the naturally aspirated engine of earlier models. While production of the E30 M3 was relatively high, many examples were driven hard, modified, and / or are otherwise in lower quality condition. We believe there to be significant demand for well-preserved examples, particularly those still retaining factory paint such as the Underlying Asset.

Specifications

Series BMW E30 M3
Year	1988
Production Total of E30 M3 (US-Spec)	5,300
Engine	2.3L I4
Drivetrain	Front Engine, Rear Wheel Drive
Power	200 hp
Torque	176 lb-ft
Length	171 in.
Transmission	5 Speed Manual
Country of Manufacture	Germany
0-60	6.3 sec (est.)
¼ Mile	14.7 sec (est.)
Top Speed	148 MPH
Color EXT	Diamond Black
Color INT	Beige
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	WBSAK0303J2195066
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW E30 M3 going forward.

USE OF PROCEEDS – SERIES #11BM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #11BM1 Asset Cost (1)	$78,500	93.45%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	1.79%
	Brokerage Fee	$617	0.73%
	Offering Expenses (2)	$630	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.32%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,500	1.79%
	Marketing Materials	$200	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$782	0.93%
	Total Fees and Expenses	$4,000	4.76%
	Total Proceeds	$84,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/20/2018
Expiration Date of Agreement	$43,485
Down-payment Amount	$7,850
Installment 1 Amount	$70,650
Installment 2 Amount	$0
Acquisition Expenses	$1,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW 1M

Summary Overview

●Upon completion of the Series #11BM1 Offering, Series #11BM1 will purchase a 2011 BMW 1M (at times described as the “BMW 1M” (or “1M”) throughout this Offering Circular) as the underlying asset for Series #11BM1 (the “Series BMW 1M” or the “Underlying Asset” with respect to Series #11BM1, as applicable), the specifications of which are set forth below.

●The BMW 1M was built for only 1 year, in 2011, and only 6,342 were produced worldwide, including just 740 for the U.S. market.

●With the 1M, BMW wanted to capture the essence of the original E30 M3 model by building a compact performance sedan without an abundance of technological features.

●The Series BMW 1M is a low-mileage, highly optioned, all-original example, in desirable Valencia Orange Metallic color that has been thoroughly inspected by Enthusiast Auto Group, an automotive workshop that specializes in M Division BMW cars.

●The 1M model line was among the first M cars to feature a turbocharged engine, marking the end of a long line of M cars powered by high-revving naturally aspirated engines.

Asset Description

Ownership and Pricing History

The Series BMW 1M is a one-owner car that spent its life in New Jersey before being acquired, serviced and prepared, by Enthusiast Auto Group (“EAG”), a specialist BMW Motorsports dealership, in 2018.

The BMW 1M was released with a base price of $47,010, though a number of options including metallic paint and accessory packages were additional costs. Given strong demand for the limited production cars, many examples initially sold for prices well above sticker and continue to trade hands at a premium to MSRP now seven years later. In August 2018, a 4k-mile example sold publicly on Bring a Trailer for $76,125, inclusive of buyer’s premium.

Vehicle Maintenance History

We believe the original owner properly maintained the Underlying Asset in line with recommended practices, with services including a 1,200-mile break-in service, three additional low mileage engine oil services, and a brake fluid flush. The Underlying Asset received a full service, inspection, and cosmetic refresh upon being acquired by EAG in 2018.

Design and Features Overview

Exterior:

The BMW 1M has a number of features that distinguish the car from a standard 1 Series coupe. In addition to a wider wheelbase, the model features a number of aerodynamic bits such as “air curtains” that reduce turbulence around the wheel arches, a rear spoiler lip, flared wheel arches, and a newly designed front bumper assembly that improves air supply to the engine. The quad-exit exhaust at the rear is another hint that the 1M is a special model.

The 1M was offered in 3 colors: Alpine White, Black Sapphire Metallic, and Valencia Orange Metallic. The Underlying Asset is 1 of 2,316 worldwide finished in Valencia Orange Metallic, representing 36% of the total production.

Specific Exterior Issues:

-A paint refresh of the front bumper was performed by EAG to remove factory license plate mounting holes and other minor cosmetic blemishes.

Interior:

The 1M’s interior is simple yet sporty with black leather and alcantara trim accented by orange stitching. The Underlying Asset is fully optioned with power front sport seats, navigation, and a Harmon Kardon surround sound system, among other features.

Specific Highlights of the Underlying Asset:

-The Series BMW 1M includes every available interior option.

Specific Interior Issues to Note:

-None, the interior of Series BMW 1M retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The 1M shares many features with the M3 of the time, including its suspension componentry, brakes, tires, wheels, electronically controlled rear differential, and M-tuned dynamics control. However, unlike the M3 and M5 of the past that featured large naturally aspirated engines, the 1M was powered by the twin-turbo inline six previously used in the Z4. The engine features an overboost option that delivers an extra 37 torques at full throttle, and although BMW claims a 0-60mph time of 4.7 seconds, independent tests have shown the number to be closer to 4.5 seconds. The 1M came with a six-speed manual as the only option for transmission.

Specific Highlights of the Underlying Asset:

-3,790 original miles

-Recent service and inspection at BMW experts Enthusiast Auto Group

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

BMW’s history in motorsport dates back to 1936, when Ernst Henne piloted a BMW 328 at the Nürburgring race circuit in the first ever recorded race for a BMW. The red, purple, and blue stripes associated with BMW’s Motorsports, or “M,” division first appeared on the 1974 BMW 2002 Turbo, two years after the official formation of BMW’s dedicated motorsport department. Beginning with the M1 supercar in 1978, BMW’s M division has been responsible for building the most extreme cars produced at the factory, including models such as the M3 and M5.

BMW began development of the 1M in 2009 and released the car just two years later in 2011, making it the quickest ever development of an M car. During a 2010 interview with BMWBlog, Albert Biermann, Head of Development at BMW’s M Division at the time, described the 1M as a car built in the tradition of the original BMW M3. While the M3 and M5 of the day featured large 8- and 10-cylinder naturally aspirated engines respectively, the 1M borrowed a twin-turbo six from the BMW Z4 that was further tuned by the factory. The suspension, steering, and braking systems were borrowed from the M3, and the wheels were the same as those on the M3 Competition. All 1Ms featured a six-speed Getrag transmission, and all were coupes with no option for a sunroof.

BMW made an exception to its naming convention with the 1M. According to Dr. Kay Segler, Managing Director of BMW M GmbH at the time, the “M1” designation will always be reserved for the mid-engined sports car produced between 1978 and 1981. BMW sold the 1M for a single model year in 2011 and produced a total of 6,342cars worldwide, 740 of which were sold in the U.S. Specs remained largely the same across markets, and no official special versions of the 1M were produced by BMW.

Market Assessment

Though considered by some to be a “parts bin” special made up of components from the Z4 and M3 of the day, the 1M was the smallest and lightest M car on sale, a tribute to similar cars of the M Division’s past, most notably the original E30 M3. With almost immediate price appreciation of used examples, the 1M has the characteristics of a modern classic, and we believe that the BMW community will continue to be drawn to the model, given the 1M’s limited production and impressive performance and drivability.

Specifications

Series BMW 1M
Year	2011
BMW 1M Production Total	740 (U.S.) 6,342 (total)
Engine	3.0L Twin Turbo Inline Six
Drivetrain	Front-Engine, Rear Wheel Drive
Power	340 hp
Torque	332 lb-ft
Length	172 in.
Transmission	6 Speed Manual
Country of Manufacture	Germany
0-60	4.5 sec. (est)
¼ Mile	12.8 sec. (est)
Top Speed	155 MPH (electronically limited)
Color EXT	Valencia Orange Metallic
Color INT	Black
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original (with minor touch up)
Vin #	WBSUR9C5XBVT47613
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW 1M going forward.

USE OF PROCEEDS – SERIES #02BZ1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #02BZ1 Asset Cost (1)	$185,000	94.87%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	1.54%
	Brokerage Fee	$1,433	0.73%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$525	0.27%
	Marketing Materials	$200	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,108	1.59%
	Total Fees and Expenses	$7,000	3.59%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/18/2018
Expiration Date of Agreement	$43,441
Down-payment Amount	$18,500
Installment 1 Amount	$166,500
Installment 2 Amount	$0
Acquisition Expenses	$996

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BMW Z8

Summary Overview

●Upon completion of the Series #02BZ1 Offering, Series #02BZ1 will purchase a 2002 BMW Z8 (at times described as the “BMW Z8” (or “Z8”) throughout this Offering Circular) as the underlying asset for Series #02BZ1 (the “Series BMW Z8” or the “Underlying Asset” with respect to Series #02BZ1, as applicable), the specifications of which are set forth below.

●The BMW Z8 was the first BMW with an MSRP over $100,000, and was considered the company’s flagship model, or halo car, for the 21st century.

●The BMW Z8 is a limited production car, with only 5,703 total produced between 1999 and 2003, and just 2,543 imported to the U.S.

●The Series BMW Z8 is a low mileage original car, complete with the numerous original factory documents and accessories.

●The Series BMW Z8 is finished in Titanium Silver, the same color as the Z8 driven by James Bond in The World is Not Enough, replete with a Sport Red and Black leather interior.

Asset Description

Ownership and Pricing History

The Series BMW Z8 was originally imported into the US in April 2002 and delivered to Foreign Motors West, a BMW dealership in Natick, Massachusetts. The car was sold to its first owner a few weeks later and remained in this owner’s possession for the next eleven years, covering just under 6k miles. Since 2013, the Underlying Asset traded hands between three additional owners, each time being sold to long-time clients of Copley Motorcars, a collector car dealership in Needham, Massachusetts.

The BMW Z8 was released in 2000 with an MSRP of $128,000. Following a brief dip in values over the mid to late 2000s, Z8 prices began a trend upwards starting in 2008. Between late 2008 and late 2014, values for top condition examples rose from $108,000 to $145,000. Thereafter, the Z8 market experienced a period of appreciation, with top condition examples now typically trading hands in excess of $270,000.

Vehicle Maintenance History

The original owner maintained the Underlying Asset in-line with recommended practices, as supported by the documented service history and clean Carfax report. The Series BMW Z8 received a full fluid service at The Boston Sportscar Company, a Massachusetts specialty repair shop, in January 2018, at which point four new Michelin tires were installed.

Design and Features Overview

Exterior:

The design of the Z8 can be attributed to Henrik Fisker, who worked at BMW Technik, the company’s design studio in Munich, from 1989 to 1999. Fisker later founded Fisker Automotive, and is currently operating Fisker, Inc, a manufacturer of premium electric cars. The exterior styling of the Z8 took inspiration from the iconic BMW sports cars of the post-war era, specifically the BMW 507. Notable features include a long, sloping hood and a twin-kidney grill. The use of an aluminum space frame chassis and hand-formed aluminum body panels gave the lithe two-seat roadster a structural rigidity comparable to that of a closed four-door sedan. The Underlying Asset is finished in Titanium Silver with a matching hardtop and tan convertible top.

Specific Exterior Issues:

-None, the Underlying Asset is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

The interior of the Z8 is luxurious, with a number of features hinting to classic BMWs of the past. The speedometer, tachometer, and other gauges are located in the center of the dash, and the three-spoke leather-wrapped steering wheel adds to the retro look. The dashboard is made of a single painted plastic panel, and interior trim is a mix of brushed aluminum and polished chrome. Other notable features include a push-button starter, sound system, and navigation unit. The interior of the Underlying Asset is finished in Sport Red with Black leather trim on the seats.

Specific Highlights of the Underlying Asset:

-Heated seats

-Retains original hardtop (including stand and cover), Z8 car cover, wind deflector, soft top window cloth, tool roll, factory battery tender, factory first aid kit, original books and keys, and original window sticker.

Specific Interior Issues to Note:

-None, the interior of Series BMW Z8 is well preserved and original with minimal wear consistent to the mileage.

Mechanicals:

The Z8 featured a modified version of the 4.9 L V-8 engine designed for the 2000 BMW M5, referred to internally as the “M62.” Although the factory reported a 0-60mph time of 4.7 seconds, independent testing by Autoweek revealed the number to be even quicker than the factory reported figure. The Z8 also features four-wheel independent suspension, a six-speed manual transmission, and a balanced 50/50 weight distribution to complement a chassis that consists of an aluminum space frame.

Specific Highlights of the Underlying Asset:

-7,550 original miles

-Recent inspection and fluid service at The Boston Sportscar Company in January 2018

-Retains original engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

BMW introduced the Z8 at the 1999 Frankfurt Auto Show, two years after displaying the Z07 concept car on which it was based at the 1999 Tokyo Motor Show. Henrik Fisker refined the original Z07 concept car and created the final design for the production version of the Z8. As a limited production, high-performance, uniquely styled car, the Z8 was meant to be a flagship for BMW and attract customers across the product line. The Z8 also represented the company’s first foray into the $100k+ MSRP market segment. BMW produced the Z8 for four years, from 1999 to 2003, with minimal changes throughout the production run. BMW Z8 production totaled 5,703 cars worldwide.

Market Assessment

BMW has not built a luxury, high-horsepower, two-seater sports car since the Z8, and we believe it to be one of the more collectible BMWs of the 21st century. Although now nearly two decades old, we believe the design of the Z8 has withstood the test of time. In addition to performance and design respectable even by today’s standards, we believe demand is further supported by the car’s feature the James Bond Film: The World Is Not Enough. As a car combining modern functionality with retro design, we remain confident in continued demand for the Z8 among the collector car community.

Specifications

Series BMW Z8
Year	2002
BMW Z8 Production Total	5,703
Engine	4.9L V8
Drivetrain	Front-Engine, Rear Wheel Drive
Power	394 hp
Torque	368 lb-ft
Length	173 in.
Transmission	6 Speed Manual
Country of Manufacture	Germany
0-60	4.2 sec. (est)
¼ Mile	12.6 sec. (est)
Top Speed	180 MPH (est)
Color EXT	Titanium Silver
Color INT	Red
Documentation	Yes
Condition	Original Condition
Books/manuals/tools	Original / Original / Original
Restored	No
Paint	Original
Vin #	WBAEJ13422AH61732
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series BMW Z8 going forward.

USE OF PROCEEDS – SERIES #72MC1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72MC1 Asset Cost (1)	$65,200	52.37%
	Interests issued to Asset Seller as part of total consideration (1)	$49,800	40.00%
	Cash on Series Balance Sheet	$2,500	2.01%
	Brokerage Fee	$542	0.44%
	Offering Expenses (2)	$934	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$2,500	2.01%
	Registration and other vehicle-related fees	$271	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$200	0.16%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,354	1.89%
	Total Fees and Expenses	$7,000	5.62%
	Total Proceeds	$124,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/1/2018
Expiration Date of Agreement	$43,497
Down-payment Amount	$0
Installment 1 Amount	$65,200
Installment 2 Amount	$0
Acquisition Expenses	$3,171

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA COSMO SPORT

Summary Overview

●Upon completion of the Series #72MC1 Offering, Series #72MC1 will purchase a 1972 Mazda Cosmo Sport Series II (at times described as the “Mazda Cosmo Sport” (or “Cosmo Sport”) throughout this Offering Circular) as the underlying asset for Series #72MC1 (the “Series Mazda Cosmo Sport” or the “Underlying Asset” with respect to Series #72MC1, as applicable), the specifications of which are set forth below.

●The Mazda Cosmo Sport was the first production car to feature a two-rotor rotary, or “Wankel,” engine.

●The Mazda Cosmo Sport is a rare car, with a total of only 1,519 built over its six-year production run, most of which were sold new in the Japanese domestic market.

●The Series Mazda Cosmo Sport is believed to be a three-owner car with only 27k original miles and documentation dating back to 1976.

●The Series Mazda Cosmo Sport has been in the private collection of a well-known American collector for the past eight years and has been maintained and refurbished during that time by Cosmo expert Glenn Roberts.

Asset Description

Ownership and Pricing History

The Series Mazda Cosmo Sport is believed to be a three-owner car. We believe the Series Mazda Cosmo Sport had two different owners in Japan before it was exported by a dealer to the United States in 2009. The third and most recent owner purchased the Underlying Asset in 2010. The Company entered into purchase option agreement to acquire the Series Mazda Cosmo Sport in October 2018.

A new Mazda Cosmo retailed for just over $4,000 in 1972, with the Series II cars costing roughly $200 more than the Series I. Values for collectible Japanese sports cars took a sharp up-turn in mid-2014. Between 2008 and early 2014, the value of a condition 1 Mazda Cosmo increased from $55,000 to $76,300. Values for the Mazda Cosmo peaked dramatically in 2014 when a 1967 Mazda Cosmo sold for $264,000 at the Gooding and Company Pebble Beach auction in August 2014, a price that remains the highest recorded sale for the model at auction. Values have since trended downward from this peak, and a Condition 1 car now around $146,000. There is no significant price difference between Series I and Series II cars

Vehicle Maintenance History

The Series Mazda Cosmo Sport comes with extensive Japanese service and ownership documentation dating back to 1976. Much of the documentation is in Japanese and will be in translated form on the Platform. The Underlying Asset received a yearly service in 1978 at a Mazda dealership in Tokyo, with an indicated 41,119km (25,550 miles) on the odometer. The same year, the Underlying Asset received an engine tune-up, new fuse box, and new headlight gasket from a local Mazda dealership. Following its import into the U.S., the Underlying Asset was maintained by Cosmo specialist Glenn Roberts.

Design and Features Overview

Exterior:

The Cosmo was designed in-house at Mazda and drew inspiration from notable Western market cars at the time, including the Ford Thunderbird and Ferrari 400 Superamerica. The Series II cars featured 15-inch wheels (versus 14 inches on the Series 1) and a longer wheelbase to improve ride quality and interior room. Additional modifications included a larger grille and two additional vents on either side of the front bumper.

Specific Exterior Issues:

-None, the Underlying Asset is believed to have all original paint and no known material defects.

-The Underlying Asset received minor cosmetic refurbishment by Cosmo expert Glenn Roberts in 2014.

Interior:

The interior of the Series Mazda Cosmo Sport is finished in black vinyl with houndstooth cloth inserts and dark purple carpeting and floor mats. The Underlying Asset also features the rare factory options of air-conditioning, positioned between the two headrests, and Clarion speakers. Like all Cosmos, the driver’s seat and large wooden steering wheel are on the right side of the relatively small cockpit.

Specific Highlights of the Underlying Asset:

-Rare A/C option

-Clarion speakers

Specific Interior Issues to Note:

-The interior of the car remains nearly entirely original, and as such, shows slight signs of wear commensurate with its limited road use.

-The removable floor mat on the driver’s side is worn in the heel pad area.

-Two small adhesive labels have been affixed to the instrument panel indicating normal ranges of water and oil temperature.

Mechanicals:

The Mazda Cosmo Sport was the first production car powered by a two-rotor rotary engine. German engineer Felix Wankel invented the rotary engine design in 1957 as an alternative to the standard internal combustion design. After many years of development, Mazda was able to adopt the engine for use in their Cosmo road car. The Series 1 cars featured a 110 HP rotary engine and a 4-speed manual gearbox. Mazda introduced the Series II Cosmo in July 1968 with a slightly more powerful engine (128 horsepower) and a new five-speed gearbox.

Specific Highlights of the Underlying Asset:

-26,626 original miles

-Maintained by Cosmo expert Glenn Roberts since 2009

-Retains original engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

Mazda unveiled the Cosmo 110S (known as the Cosmo Sport in the Japanese domestic market) at the 1963 Tokyo Motor Show. The company formally announced the car the following year and the first production cars rolled off the line in May of 1967. The Cosmo Sport was the first mass-produced sports car powered by a rotary engine, an engine that had been under development for the past six years. Although a number of other auto manufacturers abandoned commercialization of a rotary engine due to frequent engineering setbacks, Mazda stuck with the project and produced a rotary engine that would define the brand for decades to come.

The Mazda Cosmo Sport, a car that derives its name from the ongoing space race between the U.S. and Russia in the 1950’s and 1960’s, appropriately represented a large step forward for the sports car industry. The Cosmo Sport’s 982 cc rotary engine weighed barely 100 kg, yet produced 110 horsepower at 7000 rpm, figures that remain impressive today. Mazda introduced a number of upgrades to the Cosmo Sport the following year and released the Series II model in July of 1968. The Series II models produced an additional 18 horsepower and featured a new five-speed gearbox. Other modifications included a longer wheelbase, larger wheels, and servo-assisted brakes.

Mazda sold the Cosmo Sport from 1967 to 1972 with a total of 1,519 produced worldwide. All Cosmo Sports were right-hand drive and hand-built, with most destined for the Japanese domestic market.

Market Assessment

The Mazda Cosmo Sport was among the first passenger cars ever produced by Mazda and marked the beginning of a long-line of rotary-engine powered sports cars, culminating with the RX8 nearly forty years later. As a very rare car with unique styling and status as the original Mazda sports car, we believe the Cosmo Sport will retain its reputation as one of the most collectible Japanese cars ever produced.

Specifications

Series Mazda Cosmo Sport
Year	1972
Mazda Cosmo 110S Production Total	1,519
Engine	982cc twin-rotor Wankel
Drivetrain	Front-Engine, Rear Wheel Drive
Power	128 hp
Torque	103 lb-ft
Length	163 in.
Transmission	5 Speed Manual
Country of Manufacture	Japan
0-60	9.3 sec. (est)
¼ Mile	Reliable data not available
Top Speed	120 MPH (est)
Color EXT	White
Color INT	Black with houndstooth seat inserts
Documentation	Yes (dating back to 1976)
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	Original
Vin #	11193
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mazda Cosmo Sport going forward.

USE OF PROCEEDS – SERIES #94LD1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94LD1 Asset Cost (1)	$570,000	95.40%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$4,500	0.75%
	Brokerage Fee	$4,392	0.74%
	Offering Expenses (2)	$4,481	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.33%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,656	1.95%
	Total Fees and Expenses	$23,000	3.85%
	Total Proceeds	$597,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/9/2018
Expiration Date of Agreement	$43,503
Down-payment Amount	$57,000
Installment 1 Amount	$43,000
Installment 2 Amount	$470,000
Acquisition Expenses	$2,471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI DIABLO JOTA

Summary Overview

●Upon completion of the Series #94LD1 Offering, Series #94LD1 will purchase a 1994 Lamborghini Diablo SE30 Jota (at times described as the “SE30 Jota” throughout this Offering Circular) as the underlying asset for Series #94LD1 (the “Series Lamborghini Diablo Jota” or the “Underlying Asset” with respect to Series #94LD1, as applicable), the specifications of which are set forth below.

●The Lamborghini Diablo Jota is one of the fastest Lamborghinis ever built, with a top speed of 211 mph, higher than a number of cars produced by Lamborghini today, including the Gallardo LP570-4 (201 mph) and Huracan LP610-4 (202 mph).

●The “Jota” kit was designed and built by Lamborghini Engineering SpA, Lamborghini’s factory racing division, to add more extreme performance to its flagship Diablo that was built to commemorate the 30th anniversary of Lamborghini.

●The Series Lamborghini SE30 Jota is 1 of 150 SE30s produced in total and 1 of 28 upgraded to Jota-specification.

●The Series Lamborghini SE30 Jota is a low-mileage and highly original example of one of the rarest Diablos ever produced.

Asset Description

Ownership and Pricing History

The Series Lamborghini SE30 Jota was imported in January 1994 through J.N. Lamborghini in Long Island City, NY, the official Lamborghini distributor for the U.S. The car was bought by its first owner, residing in Honolulu, HI, in October 1994. The Underlying Asset remained with its first owner until December 2002, at which point the car showed an indicated 11,691 km and was sold to Lamborghini Honolulu, a factory Lamborghini dealer. The Underlying Asset was sold to its next owner, who titled the car in New Jersey, though it is unclear if the car itself was shipped to New Jersey. A DMV record indicates that after the car was titled in New Jersey on 4/12/2005 it received a recommended service from Lamborghini Honolulu on 8/16/2005. The most recent owner of the Underlying Asset bought the car in July 2007 and had it brought to the continental U.S., storing the car as part of a private collection in California. The Company entered into an agreement to acquire the Underlying Asset in October 2018.

The 1994 Lamborghini Diablo Jota was released with an MSRP of $300,000. Public transaction data is not readily available, as cars of this caliber often trade hands in the private markets. The single public sale of a Lamborghini Diablo Jota took place May 14, 2016 at the RM Sotheby’s biennial Monaco auction, when a two-owner example with 6,700 km, painted in a special ordered blue color, sold for €672,000.00, or ~$749,078.

Vehicle Maintenance History

The Series Lamborghini SE30 Jota comes with a Carfax report and maintenance records dating back to 2012. Driven Exotics, a Lamborghini specialist, performed an extensive tune-up in 2012 that included repairing minor leaks, tightening the shift gate, and installing two new rear tires. The Series Lamborghini SE30 Jota received its next service in early 2016 at Evans Automotive in Columbus, Ohio. Work performed included a full fluid service, new engine belts, installation of a new OEM power steering pump, and new spark plugs. The car received another service at Evans in 2017 and was recently inspected at Modena Motorsport in Los Angeles in October 2018.

Design and Features Overview

Exterior:

The exterior design of the SE30 Jota largely resembled the “standard” Diablo SE30. The main difference was the Jota featured a new, redesigned engine cover with large air scoops that peaked above the roof. The Series Lamborghini SE30 Jota is finished in “Anniversary Purple,” which is believed to be the most popular SE30 color, comprising roughly one-third of all 150 SE30s produced.

Specific Exterior Issues:

-During the pre-purchase inspection in October 2018, the following exterior imperfections were noted: scuffs on right rear and left front wheels, minor chips and scuffs on front bumpers, paint chip at top edge of driver’s side door, minor paint chips in the hood, and some delamination of the door glass at the edges.

Interior:

The interior design of the SE30 Jota was relatively unchanged compared to the standard SE30. One notable difference is that visibility via the rearview mirror was all but eliminated as a result of the added air scoops specific to the Jota package. The Series Lamborghini SE30 Jota is trimmed in black leather with extensive use of carbon fiber and includes the optional radio system.

Specific Interior Issues to Note:

-None, the interior is believed to be in condition commensurate with age and mileage and without material defects, as noted on the October 2018 pre-purchase inspection report.

Mechanicals:

Lamborghini tasked its Formula 1 engine builders of the time with developing the modifications for the Jota engine, and the result was a 70 horsepower increase over the standard SE30, bringing peak power up to nearly 600 HP. Engine modifications include a lighter crankshaft, new camshafts, and a reprogrammed ECU, all connected to a less-restrictive, though technically street-legal, exhaust system.

Specific Highlights of the Underlying Asset:

-Approximately 20,856 original kilometers (12,959 miles)

-Believed to retain original and matching number engine, transmission, and drivetrain

-Dealer-installed Jota kit installed by Driven Exotics

Specific Issues to Note:

-During the pre-purchase inspection in October 2018, the following mechanical issues were noted: 2 of 4 rear shocks are leaking, A/C compressor seeping, brake cooling ducts torn.

Model History and Engineering

Lamborghini tasked Marcello Gandini, designer of both the Miura and Countach, to develop a successor capable of achieving a top speed of 315 km/h, or roughly 196 mph. As Lamborghini was acquired by Chrysler in 1987, Gandini’s design would need the approval of Chrysler management. Although Chrysler made some adjustments in the name of improved drivability, the Diablo launched in 1990 largely unchanged from Gandini’s original design.

The story of the Diablo SE30 Jota dates back to Chrysler’s acquisition of Lamborghini in 1987. When Chrysler took over, they created a racing division of Lamborghini with the intent to run in Formula 1. Although this division, called Lamborghini Engineering SpA, developed a number of Formula 1 engines, the Formula 1 effort was short-lived, and the company set its sights on GT-class racing. Lamborghini quickly realized that it was not going to be able to compete with the massive budgets of Ferrari and McLaren and instead turned its attention towards building a car that could be used by privateer racing teams.

Beginning in 1993, Lamborghini built 150 special edition Diablos to commemorate the company’s 30th anniversary. These special editions, called the SE30, were both lighter and more powerful than the standard Diablo. Lamborghini then took the Diablo a step further, tasking Lamborghini’s racing division to develop the “Jota” upgrade kit for the SE30. Only 28 of these kits were built and included numerous performance and aerodynamic modifications that resulted in 70 additional horsepower and a top speed of 211 mph. In fact, the Jota was originally sold with a statement that the car couldn’t be used on the road and was meant only for track use. It is estimated that 15 Jota kits were installed by the factory, with the remaining sold as kits to dealers who performed the conversions, as is the case with the Series Lamborghini SE30 Jota.

Market Assessment

In a January 2018 article, Jalopnik classified the SE30 Jota as a homologation special for a racecar that was never built. As a nearly 600 horsepower and very rare example of one of Lamborghini’s iconic model lines developed by the company’s factory racing division, we believe the SE30 Jota represents an opportunity to own one of the most radical Lamborghini’s to ever have been produced. Furthermore, we remain optimistic about the future collectability of supercars with a manual transmission. In fact, a 2015 article in Road & Track magazine quoted Lamborghini’s Chief of R&D, Maurizio Reggiani, as saying that the dream of a manual transmission in any future Lamborghini’s is all but officially dead.

Specifications

Series Lamborghini Diablo Jota
Year	1994
SE30 Production Total	150 (28 with Jota Kit)
Engine	5.7L V12
Drivetrain	Mid-Engine, Rear Wheel Drive
Power	595 hp
Torque	471 lb-ft
Length	177 in.
Transmission	5 Speed Manual
Country of Manufacture	Italy
0-60	3.8 sec. (est)
¼ Mile	Unknown
Top Speed	211 MPH (est)
Color EXT	Anniversary Purple
Color INT	Black
Documentation	Yes (since 2012)
Condition	Original Condition
Books/manuals/tools	Original / Original / Original (To be confirmed)
Restored	No
Paint	Believed Original (rear deck painted at Jota kit installation)
Vin #	ZA9DU27PXRLA12004
Engine	Believed Original
Transmission	Believed Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini Diablo Jota going forward.

USE OF PROCEEDS – SERIES #65AG1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65AG1 Asset Cost (1)	$170,000	95.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	1.68%
	Brokerage Fee	$1,312	0.74%
	Offering Expenses (2)	$1,339	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.28%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,878	1.05%
	Total Fees and Expenses	$5,500	3.08%
	Total Proceeds	$178,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/29/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$170,000
Installment 2 Amount	$0
Acquisition Expenses	$971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALFA ROMEO GIULIA SS

Investment Overview

●Upon completion of the Series #65AG1 Offering, Series #65AG1 will purchase a 1965 Alfa Romeo Giulia Sprint Speciale (at times described as the “Alfa Romeo Giulia SS” or “Sprint Speciale” throughout this Offering Circular) as the underlying asset for Series #65AG1 (the “Series Alfa Romeo Giulia SS” or the “Underlying Asset” with respect to Series #65AG1, as applicable), the specifications of which are set forth below.

●Designed by the iconic Italian design house Bertone, the Sprint Speciale was the most aerodynamic road car of its time. Its Disco Volante, or flying-saucer, design was influenced by aerodynamic design studies, known as Berlinetta Aerodinamica Tecnica, undertaken by Alfa Romeo and Bertone in the late 1950s.

●In the late 1960s, the Sprint Speciale competed in some of the world’s most famous automotive races, including the Targa Florio and 24 Hours of Daytona.

●The Series Alfa Romeo Giulia SS is 1 of 1,400 ever produced and has spent its entire life in the United States.

●The Series Alfa Romeo Giulia SS is a highly original, low-mileage example that has been under single ownership for the past 40 years. The Underlying Asset is accompanied by extensive documentation, including the original Certificate of Origin, window sticker, manuals, mail correspondence between prior owners, and service history.

Asset Description

Ownership & Maintenance History

●Sold new on October 25th, 1966 at Auto Engineering in Lexington, MA with an MSRP of $4,961. In mid-1967, the Series Alfa Romeo Giulia SS was sold to Alfa Romeo dealer and factory racer Gaston Andrey who then wholesaled it to Foreign Motors in Boston.

●The second true owner purchased the Underlying Asset from Foreign Motors in December 1967 with roughly 3,200 miles on the odometer. During his 11-year ownership, the second owner kept extensive and meticulous service records, highlighted by a 400-hourglass-out repaint because he was unhappy with the quality of the original factory paint.

●The third and most recent owner purchased the Series Alfa Romeo Giulia SS in March 1978 with roughly 11,000 miles on the odometer, having seen an ad for the Series Alfa Romeo Giulia SS in the February 1978 issue of Road & Track magazine. A true Alfa Romeo enthusiast, comprehensive invoices and documentation attest to his exceptional care of the Underlying Asset, which won a number of awards at national automotive events under his ownership.

●The Underlying Asset is accompanied by extensive records and documentation covering its full history from new.

●The Underlying Asset’s most recent extensive service was in March 2016. Services included: full cooling system overhaul, oil change, new battery, fuel tank restoration, new spark plugs, carburetor clean / tune, steering system refresh, and some minor body work to correct flaws.

●Upon acquiring the Asset in December 2018, RSE Collection commissioned LBI Limited to perform the following services: full fluid service, new engine gaskets, engine bay and underbody detail.

Notable Features

●Original Certificate of Origin, window sticker, manuals, tools, and full documented service history

Notable Defects

●The paint shows checking in various places, as well as some small chips and dents.

●Some hard-to-reach areas, such as inside the door jambs, were not refinished during the glass-out repaint and retain their original paint.

●Rubber trim shows signs of age.

●We believe the wheels may have been refinished in the late 1960s as chips in the paint reveal another layer of paint underneath.

●On the driver’s side front lower valence, there is a small, dime-sized area of oxidation coming through the paint.

●Headliner shows some light staining.

●Exhaust replaced with aftermarket system in February 2016.

●Air box is incorrectly finished and polished (believed to be in preparation for Boston Auto Show).

●Engine shows signs of leaks as do the exhaust and transmission.

●Non-OEM seat belt harnesses and fog lights installed by second owner.

Specifications

Series Alfa Romeo Giulia SS
Year	1965
Production Total	1,400
Mileage	16,575
Engine	1.6L Inline Four
Transmission	5 Speed Manual
Color EXT	Rosso Alfa
Color INT	Cuoio
Documentation	COI, Window Sticker, Service and Purchase Records
Condition	Original (repainted)
Books/manuals/tools	Yes
Restored	No
Paint	Repainted
Vin #	AR381377
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Alfa Romeo Giulia SS going forward.

USE OF PROCEEDS – SERIES #76PT1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #76PT1 Asset Cost (1)	$179,065	94.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.05%
	Brokerage Fee	$1,396	0.74%
	Offering Expenses (2)	$1,424	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	1.32%
	Marketing Materials	$500	0.26%
	Refurbishment & maintenance	$500	0.26%
	Sourcing Fee	$2,244	1.18%
	Total Fees and Expenses	$8,835	4.65%
	Total Proceeds	$189,900	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/27/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$179,065
Installment 2 Amount	$0
Acquisition Expenses	$3,771

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE TURBO CARRERA

Investment Overview

●Upon completion of the Series #76PT1 Offering, Series #76PT1 will purchase a 1976 Porsche Turbo Carrera (at times described as the “Turbo Carrera” throughout this Offering Circular) as the underlying asset for Series #76PT1 (the “Series Porsche Turbo Carrera” or the “Underlying Asset” with respect to Series #76PT1, as applicable), the specifications of which are set forth below.

●The Turbo Carrera was designed by Ernst Fuhrmann, Chairman of Porsche at the time and an engineer known for his work on the quadcam 356 Carrera engine, carrera RSR, and 917K race car. Fuhrmann transferred knowledge of turbochargers gained from the development of the iconic turbocharged 917 race car into the Turbo Carrera, satisfying the desire for more power on a production 911.

●The Turbo Carrera, originally designed to homologate the 934 and 935 race cars, shared the same 3.0L single turbo flat 6 that led the 934 to win the 1977 SCCA Trans Am Series and the 1979 24 hours of Le Mans, where it took 1st through 4th place.

●The Series Porsche Turbo Carrera is 1 of 520 US-spec Turbo Carreras from 1976, 1 of 52 total 3.0L Turbo Carreras finished in Light Yellow (Turbo Carreras produced from 1975-1977 were 3.0L), and the only Light-Yellow example to feature factory original Tartan interior inserts.

●The Series Porsche Turbo Carrera is a well-maintained and highly original example that has been under Porsche Club of America (PCA) member ownership since new. The Series Porsche Turbo Carrera has competed in numerous Concours events and most recently won 1st place in the “Unrestored” class during the September 2018 PCA Concours d’Elegance at the Petersen Automotive Museum in Los Angeles.

●The Series Turbo Carrera is accompanied by extensive documentation, including a Porsche Certificate of Authenticity and documented ownership history since new. The Underlying Asset also retains its original books, jack, air compressor and space saver spare tire.

Asset Description

Ownership & Maintenance History

●The original owner custom ordered the Underlying Asset with the following factory options: U.S. Equipment, Light Alloy (Fuchs) Wheels, Pirelli CN36 Tires, Aluminum Trim in Anodized Black, Electric Sunroof, and Tourist Delivery. Production was completed in February 1976, at which point the original owner took delivery of the Underlying Asset at the factory, using it in Europe for the following month, after which it was returned to the factory for inspection, service, and final export to the U.S. with 731 miles on the odometer.

●In 1996, the Underlying Asset was acquired by its second owner residing in Delray Beach, Florida with ~21k miles. The Underlying Asset was subsequently acquired by its third owner residing in Columbia, South Carolina in 2000. He acquired the Underlying Asset with ~49k miles and covered an additional ~5k miles through 16 years of ownership.

●The most recent owner acquired the Underlying Asset in early 2017. Under his custodianship, the Underlying Asset has received nearly $10k worth of services, including regular maintenance items, minor mechanical refurbishment, factory-correct Turbo vinyl graphics, professional color-sanding, and new Pirelli CN36 tires, among other minor items.

●Other notable services include a transmission rebuild by Carquip in 2000, a top-end engine rebuild by Porsche marque experts Andial in 2000, and a full engine out service and detail in 2013.

●The Series Carrera Turbo also received an upgraded K27 turbo in 2010 as well as Porsche 930 brakes, both very common upgrades adding to the usability and safety of the vehicle.

Notable Features

●Porsche Certificate of Authenticity, original books / manuals, extra key, tool kit, jack, space saver spare, air compressor

●PCA Concours award

Notable Defects

●Spot paint / blending on rear right quarter panel

●Typical cracking on the driver’s side exit seat bolster

●Non-OEM dual exit exhaust

●Turbo vinyl graphics are not original to the car (added in 2018)

Specifications

Series Porsche Turbo Carrera
Year	1976
Production Total (1976)	1,174 (Total) 520 (U.S.)
Mileage	55,285 miles
Engine	3.0L Flat 6
Transmission	4 Speed Manual
Color EXT	Light Yellow
Color INT	Cinnamon Leather (117) on Beige Tartan Dress Cloth (87)
Documentation	Porsche COA, service records
Condition	Original with mechanical upgrades
Books/manuals/tools	Yes
Restored	No
Paint	Original (minor spot paint)
Vin #	9306800326
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche Turbo Carrera going forward.

USE OF PROCEEDS – SERIES #63CC1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #63CC1 Asset Cost (1)	$120,000	95.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.59%
	Brokerage Fee	$926	0.73%
	Offering Expenses (2)	$945	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,658	1.32%
	Total Fees and Expenses	$4,000	3.17%
	Total Proceeds	$126,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/6/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES CORVETTE SPLIT WINDOW

Investment Overview

●Upon completion of the Series #63CC1 Offering, Series #63CC1 will purchase a 1963 Chevrolet Corvette Split Window (at times described as the “Split Window” or “‘63 Corvette” throughout this Offering Circular) as the underlying asset for Series #63CC1 (the “Series Corvette Split Window” or the “Underlying Asset” with respect to Series #63CC1, as applicable), the specifications of which are set forth below.

●The 1963 Corvette Split Window is hailed as one of the most recognizable American icons in the automotive world and the first American grand tourer to challenge the performance of its exotic European counterparts.

●The Series Corvette Split Window is a single-owner, unrestored example with a total of 38,580 original miles.

●The Series Corvette Split Window features a desirable combination of Silver Blue exterior, 300hp engine, 4-speed manual transmission, positraction differential, white wall tires, and “self-seeker” radio. While the exact number of ‘63 Corvettes in Silver Blue is unknown, the color was only available on ‘63 and ‘64 models.

●The Series Corvette Split Window is a completely original car, retaining its original vin-stamped drivetrain, exterior paint, and interior, and is accompanied by its original build/order sheet and owner identification card.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has remained under the care of the original owner for its entire life. It was ordered new on October 20, 1962 and delivered on March 21, 1963 at A.D. Anderson Chevrolet of Baltimore, Maryland.

●The Underlying Asset retains service records from early in its life, including a major service in 1967. At the time, the Underlying Asset had 34,431 miles and received a new head gasket, ignition points, clutch, spark plugs, belts, hoses, battery, air filter, and an oil change. In the 50 years since following this major service, the car has covered only an additional ~4,000 miles, during which time the Underlying Asset has been regularly serviced, including most recently a new alternator unit.

●In 2018, the Series Corvette Split Window was inspected by a Corvette specialist at GT Motor Cars in Wallingford, CT, confirming its originality and strong mechanical condition.

Notable Features

●Original build / order sheet, original owner identification card

●The Underlying Asset comes with notarized affidavit of authenticity confirming that the Underlying Asset is completely original

Notable Defects

●Non-perforating crack in steering wheel

●Oxidation to headers and flaking of the original orange paint

●Notable wear in driver side carpet

●Three 2’’ diameter areas below the rear bumper where paint is missing

Specifications

Series Corvette Split Window
Year	1963
Production Total (1963 Coupes)	10,594
Mileage	38,580 miles
Engine	327 Cubic Inch V8
Transmission	4 Speed Manual
Color EXT	Steel Blue
Color INT	Blue
Documentation	Original build sheet, early service records, registrations since new
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	30837S101171
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Corvette Split Window going forward.

USE OF PROCEEDS – SERIES #65FM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65FM1 Asset Cost (1)	$75,000	90.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	3.03%
	Brokerage Fee	$606	0.73%
	Offering Expenses (2)	$619	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.33%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.61%
	Marketing Materials	$500	0.61%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,504	3.04%
	Total Fees and Expenses	$5,000	6.06%
	Total Proceeds	$82,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/4/2018
Expiration Date of Agreement	$43,528
Down-payment Amount	$20,000
Installment 1 Amount	$20,000
Installment 2 Amount	$35,000
Acquisition Expenses	$1,271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MUSTANG FASTBACK

Investment Overview

●Upon completion of the Series #65FM1 Offering, Series #65FM1 will purchase a 1965 Ford Mustang 2+2 Fastback (at times described as the “‘1965 Mustang” or “Mustang Fastback” throughout this Offering Circular) as the underlying asset for Series #65FM1 (the “Series Mustang Fastback” or the “Underlying Asset” with respect to Series #65FM1, as applicable), the specifications of which are set forth below.

●The Ford Mustang was introduced at the New York World’s Fair in 1964, making 1965 the first full model year for what has since become an automotive icon. Ford sold 559,451 Mustangs in 1965, setting the record for the first-year sales of any new car model.

●A 1965 Mustang was used in the James Bond movie “Goldfinger” and also served as the pace car for the 1964 Indianapolis 500.

●The Series Mustang Fastback is an all-original and very low-mileage (~13k) example originally purchased by a Ford executive. The Underlying Asset has since been in the collection of a second Ford executive and spent the past five years in a large collection in New York.

●The Series Mustang Fastback is accompanied by extensive documentation, including the owner’s manual, original window sticker, bill of sale, original owner’s finance loan document, and all original brochure and marketing materials for the 1965 Mustang.

Asset Description

Ownership & Maintenance History

●Sold new on February 10th, 1965 at Auto Engineering in Louisville, KY with an MSRP of $3,082 to Mr. Henry Zimmerman, a Ford executive at the time. Mr. Zimmerman later sold the car to another Ford executive, Mr. Paul Lorenz.

●The Series Mustang Fastback has most recently been in the collection of a major New York-based collector of low-mileage classic cars for the past five years. Prior to this, the Underlying Asset was in the custodianship of another collector based in New York.

●The Underlying Asset was recently presented for sale on consignment by Autosport Designs in Long Island, NY, from whom the Company acquired the Asset.

Notable Features

●Original owner’s manual, window sticker, original bill of sale, and all original brochures and marketing materials for the 1965 Mustang.

●The Underlying Asset shows 13,435 original miles from new and retains its original paint and interior.

Notable Defects

●None, the Underlying Asset presents in exceptional condition commensurate of its age and mileage with no material defects.

Specifications

Series Mustang Fastback
Year	1965
Production Total	71,303 Standard Fastbacks
Mileage	13,435
Engine	4.7L V8
Transmission	3 Speed Automatic
Color EXT	Dynasty Green
Color INT	Black
Documentation	Window sticker, books, manuals, original bill of sale
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	5F09C396962
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mustang Fastback going forward.

USE OF PROCEEDS – SERIES #61MG1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61MG1 Asset Cost (1)	$325,000	95.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.88%
	Brokerage Fee	$2,499	0.74%
	Offering Expenses (2)	$2,550	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.15%
	Marketing Materials	$500	0.15%
	Refurbishment & maintenance	$1,000	0.29%
	Sourcing Fee	$4,680	1.38%
	Total Fees and Expenses	$12,000	3.53%
	Total Proceeds	$340,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/4/2018
Expiration Date of Agreement	$43,528
Down-payment Amount	$32,500
Installment 1 Amount	$292,500
Installment 2 Amount	$0
Acquisition Expenses	$2,271

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MASERATI 3500GT

Investment Overview

●Upon completion of the Series #61MG1 Offering, Series #61MG1 will purchase a 1961 Maserati 3500GT (at times described as the “3500GT” or “Maserati 3500GT” throughout this Offering Circular) as the underlying asset for Series #61MG1 (the “Series Maserati 3500GT” or the “Underlying Asset” with respect to Series #61MG1, as applicable), the specifications of which are set forth below.

●Launched in 1957 with coachwork by Italian coachbuilder Touring, the 3500GT was Maserati's first venture into the premium production sports car market. The 3500GT provided Maserati with the capital needed to develop future models as well as further their race program.

●Derived from the highly successful Maserati 350S race car, the 3500GT’s twin-cam engine developed 220hp, placing it on par with its peers, the Ferrari 250 and Aston Martin DB4.

●The Series Maserati 3500GT is 1 of 1,973 3500GT coupes produced between 1957 and 1964. The Underlying Asset is also among the last of the carbureted 3500GT models, which were discontinued in 1961.

●The Series Maserati 3500GT is finished in the desirable color combination of Blue Sera Lancia over Red leather interior. The Underlying Asset is accompanied by Maserati Classiche documentation, confirming the originality of the engine and transmission.

Asset Description

Ownership & Maintenance History

●The Series 3500GT was ordered on September 5th, 1961 with a price of $11,400. The original owner took delivery of the Underlying Asset on October 7th, 1961 in Milan, Italy.

●In 2014, the Series 3500GT benefited from a full mechanical and cosmetic restoration.

Notable Features

●Maserati Classiche certificate, original order sheets, books, jack, and knock-off hammer

●Retains the original Borrani Disc wheels (currently on period correct Borrani wire wheels to allow for disk brakes)

●Rare factory fresh-air vents mounted atop either fender forward of the windshield

Notable Defects

●Interior has been re-upholstered with non-original red leather. The Underlying Asset originally came optioned with a  “Neutral Leather” interior

●Gap between bonnet and fenders approximately 1/8” larger on driver side than on passenger side

●Black paint flaking from underside of fuel tank

●Dent on driver side floor pan from curb or improper jack usage

●Oxidation visible on exposed metal surfaces in battery compartment located in passenger side of boot

●Light tarnish to stainless steel fender vents either side

Specifications

Series Maserati 3500GT
Year	1961
Production Total	1,984
Mileage	50,250
Engine	3.5L Inline Six
Transmission	5 Speed Manual
Color EXT	Blue Sera Lancia
Color INT	Red
Documentation	Maserati Classiche, Original Order Sheets
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repaint in 2014
Vin #	1011834
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Maserati 3500GT going forward.

USE OF PROCEEDS – SERIES #61JE1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JE1 Asset Cost (1)	$235,000	95.53%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.02%
	Brokerage Fee	$1,808	0.73%
	Offering Expenses (2)	$1,845	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.20%
	Marketing Materials	$700	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,397	1.38%
	Total Fees and Expenses	$8,500	3.46%
	Total Proceeds	$246,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/22/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$235,000
Installment 2 Amount	$0
Acquisition Expenses	$1,450

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES JAGUAR E-TYPE

Investment Overview

●Upon completion of the Series #61JE1 Offering, Series #61JE1 will purchase a 1961 Jaguar E-Type (at times described as the “E-Type” throughout this Offering Circular) as the underlying asset for Series #61JE1 (the “Series Jaguar E-Type” or the “Underlying Asset” with respect to Series #61JE1, as applicable), the specifications of which are set forth below.

●Released at the 1961 Geneva Auto Show, the Jaguar E-Type stole headlines across the world and was famously described by Enzo Ferrari as “the most beautiful car in the world.”

●The Jaguar E-Type was designed by Jaguar co-founder Sir William Lyons along aerodynamicist Malcolm Sayer.

●The Series Jaguar E-Type is 1 of 6,886 left-hand-drive (“LHD”) Series 1 roadsters featuring a 3.8L engine, which were built from 1961 to 1964.

●The Series Jaguar E-Type is a first-year example with the unique early features of flat floors and welded louvers. Only the first 2,086 LHD cars had flat floors, and it is estimated only the first 1,000 cars total featured welded louvers.

●The Series Jaguar E-Type benefited from a comprehensive 2,500-hour bare metal restoration in 2011 conducted by Autosport of Seattle (for the mechanicals) and Britsport of Seattle (for the cosmetics). The Series Jaguar E-Type was restored to its original specification, retaining all original mechanicals and body panels, with the exception of a few upgrades to improve its usability.

Asset Description

Ownership & Maintenance History

●Production of the Series Jaguar E-Type completed at the Jaguar Factory in Coventry, UK on November 9, 1961. The Series E-type was sold to its first owner in Scott City, Kansas in June of 1962.

●The penultimate owner, an E-Type enthusiast and active community member, acquired the Underlying Asset in 1999 as a non-running project. In 2011, he commissioned a full restoration, bringing the Series E-Type to concours condition. During this restoration, the Underlying Asset was upgraded to include modern brake calipers, Koni front shocks, and an upgraded radiator. All original parts have been retained.

●The most recent owner acquired the Series Jaguar E-type November 3, 2015 after it had covered just 200 miles since restoration.

Notable Features

●Jaguar Heritage Certificate

●Photo documentation restoration completed 2011

●Original hard top and jack

●Desirable early features of flat floors and welded louvers

Notable Defects

●New floors, toe boards, transmission tunnel, and lower bonnet valence were fitted during the restoration as the originals were not salvageable

Specifications

Series 1961 Jaguar E-type
Year	1961
Production Total (Series I, 3.8L)	15,498
Mileage	1,140 (since restoration)
Engine	3.8L Inline 6 Cylinder
Transmission	4 Speed Manual
Color EXT	Opalescent Silver Grey
Color INT	Red
Documentation	Jaguar Heritage Certificate, restoration photos
Condition	Restored, concours condition
Books/manuals/jack	Yes
Restored	Yes
Paint	Repainted
Vin #	876073
Engine	Original (R2512-8)
Transmission	Original (EB1613JS)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar E-Type going forward.

USE OF PROCEEDS – SERIES #75RA1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #75RA1 Asset Cost (1)	$75,000	89.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	2.98%
	Brokerage Fee	$617	0.73%
	Offering Expenses (2)	$630	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.30%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.60%
	Marketing Materials	$500	0.60%
	Refurbishment & maintenance	$300	0.36%
	Sourcing Fee	$3,703	4.41%
	Total Fees and Expenses	$6,500	7.74%
	Total Proceeds	$84,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	12/22/2018
Expiration Date of Agreement	$43,546
Down-payment Amount	$7,500
Installment 1 Amount	$67,500
Installment 2 Amount	$0
Acquisition Expenses	$1,550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES RENAULT ALPINE A110

Investment Overview

●Upon completion of the Series #75RA1 Offering, Series #75RA1 will purchase a 1975 Renault Alpine A110 (at times described as the “Alpine” or the “A110” throughout this Offering Circular) as the underlying asset for Series #75RA1 (the “Series Renault Alpine A110” or the “Underlying Asset” with respect to Series #75RA1, as applicable), the specifications of which are set forth below.

●The Renault Alpine A110 was a hugely successful rally car, recording podium finishes in major events such as the Coupe des Alpes and Rallye Monte Carlo in 1969 and 1970. The Alpine then went on to win the World Rally Championship in 1971 and 1973. The Series Renault Alpine A110 is a homologated road variant of the racing car that won the first ever World Rally Championship in 1971.

●The Series Renault Alpine A110 is one of just 2,890 “1300” variants produced in six years of production from 1971-1976.

●The Series Renault Alpine A110 features an upgraded engine bored-out to 1440cc and fitted with twin side draft Dell’Orto carburetors.

Asset Description

Ownership & Maintenance History

●Sold new to its original owner in Belgium for an MSRP of 28,500 Francs.

●The Series Renault Alpine A110 is believed to have had two additional owners since being imported in the United States.

●The Series Renault Alpine A110 was restored to mostly original specifications by Jim Gordon in the mid-2000s. The engine received upgrades typical to the period in which it was produced.

●The Series Renault Alpine A110 was most recently serviced in late 2018 by New Canaan Foreign Car in Connecticut.

Notable Features

●Retains its matching numbers driveline and many original mechanical components

●Original books

●While in the care of its penultimate owner, the Series Renault Alpine A110 was featured in a Motor Trend article by Rory Jurnecka in January 2012

Notable Defects

●Non-original Koni dampers

●The front hood of the Underlying Asset was repainted after another vehicle backed into it in a parking space. One headlight was broken and replaced, but there was no structural damage to the body.

●Heavy crazing to top surface of dashboard.

●Minor cosmetic imperfections commensurate with road use and typical of fiberglass bodies.

Specifications

Series Renault Alpine A110
Year	1975
Production Total (1300cc engine)	2,890
Mileage	101,192 KM.
Engine	1440cc. Inline 4 Cyl.
Transmission	5 Speed Manual
Color EXT	Alpine Blue
Color INT	Black
Documentation	Service Records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Vin #	15597
Engine	Original (upgraded)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Renault Alpine A110 going forward.

USE OF PROCEEDS – SERIES #93FS1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93FS1 Asset Cost (1)	$130,000	94.55%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.82%
	Brokerage Fee	$1,011	0.74%
	Offering Expenses (2)	$1,031	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.18%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.73%
	Marketing Materials	$400	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,308	0.95%
	Total Fees and Expenses	$5,000	3.64%
	Total Proceeds	$137,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/15/2019
Expiration Date of Agreement	$43,570
Down-payment Amount	$10,000
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$1,650

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348TS SS

Investment Overview

●Upon completion of the Series #93FS1 Offering, Series #93FS1 will purchase a 1993 Ferrari 348TS Series Speciale (at times described as the “ Ferrari 348TS SS” throughout this Offering Circular) as the underlying asset for Series #93FS1 (the “Series Ferrari 348TS SS” or the “Underlying Asset” with respect to Series #93FS1, as applicable), the specifications of which are set forth below.

●The Ferrari 348 (including the 348TS SS) is a product of Leonardo Fioravanti of the Pininfarina design firm. Fioravanti’s Ferrari portfolio included cars such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

●The Ferrari 348 model line marked a technological step for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding valuable stiffness to the chassis.

●The Ferrari 348TS SS saw only 100 examples produced, all for the American market. The Ferrari 348TS SS features a number of upgrades over the standard 348, including a freer-flowing exhaust, engine upgrades resulting in 12 additional horsepower, and revised body styling.

●The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast.

●The Series Ferrari 348TS SS is 1 of 65 targa examples produced and includes the F40-style seat option.

●The Series Ferrari 348TS SS is an award-winning example, having earned a Platinum award at the Ferrari Club of America Reading Concours in 2016.

Asset Description

Ownership & Maintenance History

●The Series Ferrari 348TS SS was delivered new to Texas in 1993. The original owner kept the car until 2015, accruing a total of 14,850 miles. The Underlying Asset was then sold to its second owner in Florida, who added 230 miles during a single year of ownership. The third and most recent owner, residing in Pennsylvania, bought the Underlying Asset in April 2016, at which time the odometer indicated 15,124 miles.

●The Series Ferrari 348TS SS comes with a clean Carfax report and service records dating back to 2007. A major service totaling nearly $10k was performed in 2015 and included a full engine service and clutch service, among other maintenance items. Ahead of entering into the 2016 Reading Ferrari Concours, the Underlying Asset received $2k in concours prep from RB Collection in Breinigsville, PA.

Notable Features

●Original car cover, books, and tools

●Original bill of sale

●Believed to be original paint based on consistent finish and paint meter readings

●Optioned with F40-style leather-wrapped carbon fiber seats

Notable Defects

●Slight “peppering” on the front bumper consistent with normal road use

●Very slight delamination around the edge of the windshield

●Minor spider cracking on the passenger side rear wheel center cap, a common issue for these cars that can be easily remedied

Specifications

Series Ferrari 348TS SS
Year	1993
Production Total	100
Mileage	16,422 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Rosso Corso
Color INT	Tan Leather
Documentation	Carfax, service records, original bill of sale
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG36A6P0095017
Engine	Original (#32351)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348TS SS going forward.

USE OF PROCEEDS – SERIES #90MM1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90MM1 Asset Cost (1)	$22,000	82.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	5.64%
	Brokerage Fee	$196	0.74%
	Offering Expenses (2)	$500	1.88%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.94%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$900	3.38%
	Marketing Materials	$300	1.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$954	3.59%
	Total Fees and Expenses	$3,100	11.65%
	Total Proceeds	$26,600	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/23/2019
Expiration Date of Agreement	$43,578
Down-payment Amount	$0
Installment 1 Amount	$22,000
Installment 2 Amount	$0
Acquisition Expenses	$1,450

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA MIATA

Investment Overview

●Upon completion of the Series #90MM1 Offering, Series #90MM1 will purchase a 1990 Mazda Miata (at times described as the “Mazda Miata” throughout this Offering Circular) as the underlying asset for Series #90MM1 (the “Series Mazda Miata” or the “Underlying Asset” with respect to Series #90MM1, as applicable), the specifications of which are set forth below.

●The Mazda Miata MX-5 was the first generation of Mazda’s popular two-seat roadster design. The MX-5 debuted at the 1989 Chicago Auto Show and was an instant hit with sports car enthusiasts in North America.

●The lightweight simplicity of the Mazda Miata, combined with the 1.6-liter twin-cam engine, provided for an engaging driver experience.

●Automobile magazine awarded the Mazda Miata MX-5 “Car of the Year” in 1990. In May of 2000, the Mazda Miata MX-5 was given the Guinness Book of World Records award for the best-selling two-seat sports car.

●The Series Mazda Miata is one of 215,364 first generation MX-5s built.

●The Series Mazda Miata is an exceptionally low-mileage example, showing fewer than 500 original miles.

Asset Description

Ownership & Maintenance History

●The Series Mazda Miata is an example of the first-generation MX-5 platform. It was delivered new in Red over Black cloth interior without optional air-conditioning or hardtop.

●The Series Mazda Miata has been under single ownership its entire life, belonging to the husband and wife that originally purchased the car from Ganley Mazda in Cleveland, OH.

●The Series Mazda Miata was cared for as an investment, and as such shows a remarkable 492 total original miles, making it quite possibly one of the lowest mileage examples of the first-generation MX-5 remaining today.

●All factory supplied literature and accessories are in place. Vehicle is accompanied by a Carfax report, original window sticker, and original bill of sale.

Notable Features

●Original books, tools, keys, and spare

●Spectacular “as-new” original interior and paint

●Regularly serviced and inspected in Ohio

●Single ownership

Notable Defects

●Extremely light oxidation to exposed metal components in undercarriage and brake calipers

Specifications

Series Mazda Miata
Year	1990
Production Total	215,364
Mileage	492
Engine	1.6-liter DOHC I4
Transmission	5 Speed, Manual
Color EXT	Red
Color INT	Black Cloth
Documentation	Carfax and service records
Condition	As New
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	JM1NA3513L0132891
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mazda Miata going forward.

USE OF PROCEEDS – SERIES #88LL1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88LL1 Asset Cost (1)	$275,000	94.18%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	1.71%
	Brokerage Fee	$2,920	1.00%
	Offering Expenses (2)	$2,190	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,000	1.03%
	Marketing Materials	$475	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,115	1.07%
	Total Fees and Expenses	$12,000	4.11%
	Total Proceeds	$292,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/22/2019
Expiration Date of Agreement	$43,607
Down-payment Amount	$27,500
Installment 1 Amount	$247,500
Installment 2 Amount	$0
Acquisition Expenses	$3,775

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI LM002

Investment Overview

●Upon completion of the Series #88LL1 Offering, Series #88LL1 will purchase a 1988 Lamborghini LM002 (at times described as the “LM002” throughout this Offering Circular) as the underlying asset for Series #88LL1 (the “Series Lamborghini LM002” or the “Underlying Asset” with respect to Series #88LL1, as applicable), the specifications of which are set forth below.

●In 1977 Lamborghini built its first military prototype vehicle, named internally at the “Cheetah,” to compete for the American government contract that would eventually be awarded to AM General for the Humvee.

●Lamborghini made the most of this failure by tasking engineer Giulio Alfieri to turn the Cheetah’s 4x4 platform into a usable road-going model for the general public.

●Alfieri’s first rendition, the “LM001,” used a rear-mounted V-8 engine. The LM002 used a more conventional front-engine setup and implemented the Lamborghini Countach V-12 in place of the LM001’s V-8.

●The LM002 was unveiled at the 1986 Brussels Auto Show, and became known in the US as the “Rambo-Lambo”

●The Series Lamborghini LM002 is 1 of only 328 examples of the LM002 built from 1986 to 1993 and 1 of 40 carbureted examples.

●The Series Lamborghini LM002 presents in highly original condition and retains all factory accessories. Highly desirable Pirelli Scorpion tires are also retained.

●Notable owners of other LM002s include Sylvester Stallone, Tina Turner, Van Halen, Malcolm Forbes, Mike Tyson, H.R.H. King Hassan of Morocco, and Pablo Escobar.

Asset Description

Ownership & Maintenance History

●As with many older Lamborghinis, early ownership history is not fully known. The earliest entries on the Underlying Asset’s Carfax place the vehicle in California beginning in 1992. The Underlying Asset subsequently went to Miami in 2004 and New York in 2007.

●The Underlying Asset has appeared at three major auctions, including Barrett-Jackson in 1993, Gooding & Co’s Scottsdale sale in 2015 and the RM Sotheby’s 2018 Monterey sale, where it did not sell.

●The Underlying Asset joined a private collection in Texas in 2015 after trading hands at Gooding & Co’s Scottsdale sale. This owner added fewer than 100 miles between acquiring the Underlying Asset and consigning it with RM Sotheby’s in 2018. Ahead of the 2018 RM Sotheby’s Monterey Sale, the Underlying Asset was serviced and thoroughly detailed, including steam cleaning of the engine and underside. Following a no-sale at Monterey, the Underlying Asset was acquired by a Texas-based collector car dealership.

●The car has recently been serviced and detailed in preparation for the offering to Rally Rd investors.

Notable Features

●Includes optional factory toolbox, original owner’s manual, and original tonneau cover

●In 2011, the dashboard was signed by Valentino Balboni, Lamborghini’s legendary test driver

●Original Pirelli Scorpion tires are retained and included with vehicle

●Early carbureted “down-draft” engine

Notable Defects

●The Underlying Asset is believed to have original paint, though we do not have sufficient information to rule out a possible repaint in its original color early in its life. This was typical for LM002s, as paint quality from the factory was often lacking.

●The paint has slight chipping throughout, including the driver’s door, and several paint runs are apparent.

Specifications

Series 1988 Lamborghini LM002
Year	1988
Production Total	326
Mileage	29,749 km
Engine	5.2L V12
Transmission	5-Speed Manual
Color EXT	Acapulco Blue
Color INT	Grey
Documentation	Original owner’s manual
Condition	Largely original with single repaint
Books/manuals/tools	Yes
Restored	No
Paint	Original (believed)
Vin #	ZA9LU45A9JLA12120
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini LM002 going forward.

USE OF PROCEEDS – SERIES #89FT1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FT1 Asset Cost (1)	$172,500	95.83%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,700	0.94%
	Brokerage Fee	$1,800	1.00%
	Offering Expenses (2)	$1,350	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.17%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,350	1.31%
	Marketing Materials	$400	0.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$400	-0.22%
	Total Fees and Expenses	$5,800	3.22%
	Total Proceeds	$180,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/20/2019
Expiration Date of Agreement	$43,636
Down-payment Amount	$0
Installment 1 Amount	$172,500
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSA

Investment Overview

●Upon completion of the Series #89FT1 Offering, Series #89FT1 will purchase a 1989 Ferrari Testarossa (at times described as the “1989 Testarossa” throughout this Offering Circular) as the underlying asset for Series #89FT1 (the “Series 1989 Ferrari Testarossa” or the “Underlying Asset” with respect to Series #89FT1, as applicable), the specifications of which are set forth below.

●The Ferrari Testarossa represents a commercially successful effort to create a 12-cylinder flagship Ferrari with increased usability yet better performance than its 12-cylinder predecessors. These advancements were packaged in a Pininfarina designed body with a 0.36 coefficient of drag. This model was especially significant as the first 12-cylinder Ferrari sold in North America since the 1973 Daytona model.

●Only 261 US specification Testarossas were produced for the 1989 model year out of a total production of 1,126. The Series 1989 Ferrari Testarossa is finished in Azzurro Metallizzato paint over Blue Leather.

●The Series 1989 Ferrari Testarossa has had only one owner from new, shows 5,415 original miles on the odometer, retains service records from new, and is Ferrari Classiche certified.

Asset Description

Ownership & Maintenance History

●The Series 1989 Ferrari Testarossa has been in a personal collection since new and was always serviced at Ferrari Lake Forest in Lake Bluff, Illinois. The Underlying Asset includes service records dating back to 1990.

●The Series 1989 Ferrari Testarossa received a major service on March 27, 2018 at Ferrari Lake Forest, including an engine removal to replace timing belts.

●The Series 1989 Ferrari Testarossa is certified as original specification by the Ferrari Classiche department.

Notable Features

●Azzurro Metallizzato exterior paint

●Ferrari Classiche certification

●Original books and tools

Notable Defects

●The Underlying Asset presents in condition commensurate with mileage and frequency of servicing.

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

Specifications

Series 1989 Ferrari Testarossa
Year	1989
Production Total (‘89 Testarossa)	1,126 (global) 261 (US market spec)
Mileage	5,415 miles
Engine	4.9 liter 12-cylinder
Transmission	5 Speed, Manual
Color EXT	Azzurro Metallizzato
Color INT	Blue
Documentation	Carfax, service records, Ferrari Classiche certificate
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFSG17A5K0081137
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari Testarossa going forward.

USE OF PROCEEDS – SERIES #99SS1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99SS1 Asset Cost (1)	$126,575	92.05%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.82%
	Brokerage Fee	$1,375	1.00%
	Offering Expenses (2)	$1,031	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,200	1.60%
	Marketing Materials	$488	0.35%
	Refurbishment & maintenance	$716	0.52%
	Sourcing Fee	$2,315	1.68%
	Total Fees and Expenses	$8,425	6.13%
	Total Proceeds	$137,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/4/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$126,575
Installment 2 Amount	$0
Acquisition Expenses	$3,704

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 1

Investment Overview

●Upon completion of the Series #99SS1 Offering, Series #99SS1 will purchase a 1999 Shelby Series 1 (at times described as the “Shelby Series 1” throughout this Offering Circular) as the underlying asset for Series #99SS1 (the “Series 1999 Shelby Series 1” or the “Underlying Asset” with respect to Series #99SS1, as applicable), the specifications of which are set forth below.

●The Shelby Series 1 was developed by legendary racer and factory tuner Carroll Shelby to be a modern successor to his infamous “Shelby Cobra” from the 1960s, which was one of the most iconic American cars.

●Only 249 examples of the Series 1 were ever built, with only 60 examples delivered with a supercharged motor.

●The Shelby Series 1 was developed using advanced engineering and construction techniques and used a high-strength all-aluminum chassis with modern carbon fiber bodywork.

●The Shelby Series 1 uses a Shelby-modified Oldsmobile Aurora 4.0-liter engine and is one of only 60 examples delivered with a supercharger, producing 450hp.

●The Series 1999 Shelby Series 1 has had only one owner from new and shows fewer than 2,600 original miles since new.

Asset Description

Ownership & Maintenance History

●The Series 1999 Shelby Series 1 has had only one owner since new.

●The car is up to date with its servicing, and includes paperwork going back to its original purchase.

Notable Features

●Centennial Silver paint with Garnet Red Le Mans stripes

●One of 60 supercharged examples

●Includes correspondence with Carroll Shelby

Notable Defects

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

●Carroll Shelby’s autograph on the center console has been partially rubbed away.

●Carroll Shelby’s autograph on the glovebox has faded and is barely legible.

●Cosmetic scratches on the top of the passenger side inner fender well.

Specifications

Series 1999 Shelby Series 1
Year	1999
Production Total	249
Mileage	2,572 miles
Engine	4.0-liter V-8
Transmission	6 Speed, Manual
Color EXT	Garnet Silver with Garnet Red Le Mans stripes
Color INT	Black/Grey
Documentation	Carfax, service records, Correspondence from Carroll Shelby
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	5CXSA1813XL000202
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1999 Shelby Series 1 going forward.

USE OF PROCEEDS – SERIES #94FS1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94FS1 Asset Cost (1)	$135,399	93.38%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.72%
	Brokerage Fee	$1,450	1.00%
	Offering Expenses (2)	$1,088	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.21%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,300	0.90%
	Marketing Materials	$800	0.55%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,164	1.49%
	Total Fees and Expenses	$7,101	4.90%
	Total Proceeds	$145,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	$43,642
Down-payment Amount	$13,500
Installment 1 Amount	$350
Installment 2 Amount	$121,549
Acquisition Expenses	$2,400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348 SPIDER

Investment Overview

•Upon completion of the Series #94FS1 Offering, Series #94FS1 will purchase a 1994 Ferrari 348 Spider (at times described as the “ Ferrari 348” throughout this Offering Circular) as the underlying asset for Series #94FS1 (the “Series Ferrari 348 Spider” or the “Underlying Asset” with respect to Series #94FS1, as applicable), the specification of which are set forth below.

•The Ferrari 348 is a product of Leonardo Fioravanti of the famous Pininfarina design firm. Fioravanti’s Ferrari portfolio include icons such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

•The Ferrari 348 model line marked a technological step forward for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding stiffness to the chassis. In 1993 Ferrari released the GTB, GTS, and Spider versions of the 348 featuring a new transverse mounted transmission allowing for the drivetrain to be mounted lower in the chassis thus improving performance. Increased power figures were provided by an updated engine management system, camshaft, air intake, and a higher compression ratio.

•The Series Ferrari 348 Spider is one of just 1,146 examples produced worldwide.

•The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast. Released shortly after the death of Enzo Ferrari the 348 was the last V-8 Ferrari designed under his tenure.

•Showing 593 total original miles, The Series Ferrari 348 Spider is likely one of the lowest mileage examples in existence.

Asset Description

Ownership & Maintenance History

•The Series Ferrari 348 Spider was delivered new to Miami, Florida in 1993. The original owner kept the car until 2014, accruing a total of 452 miles. The Underlying Asset was then offered for sale at Marshall Goldman Motor Sales until it was purchased by its second owner residing in Sarasota, FL that same year. The Series Ferrari 348 Spider was then acquired by Legendary Motorcars of Ontario, Canada in March of 2018.

•The Series Ferrari 348 Spider comes with a clean Carfax report and service records documenting major invoices. A major service totaling nearly $8,000 was performed in 2017 which included a fuel system service including two new fuel pumps, brake service, and steering rack service, among other maintenance items. In 2015 The Series 348 Spider received a major engine service including belt replacement.

Notable Features

•Original books, and tools

•Blu Scuro over Crema color configuration

•593 original miles

Notable Defects

•None, the underlying asset retains its original paint and interior showing only minimal signs of wear on the driver seat.

Specifications

Series Ferrari 348 Spider
Year	1994
Production Total	1146
Mileage	592 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Blu Scuro
Color INT	Crema
Documentation	Carfax, service records,
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG43A1R0097805
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348 Spider going forward.

USE OF PROCEEDS – SERIES #92CC1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92CC1 Asset Cost (1)	$45,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.81%
	Brokerage Fee	$525	1.00%
	Offering Expenses (2)	$500	0.95%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.57%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$800	1.52%
	Marketing Materials	$500	0.95%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,875	5.48%
	Total Fees and Expenses	$5,500	10.48%
	Total Proceeds	$52,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/29/2019
Expiration Date of Agreement	$43,648
Down-payment Amount	$0
Installment 1 Amount	$45,000
Installment 2 Amount	$0
Acquisition Expenses	$1,600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES CORVETTE ZR1

Investment Overview

•Upon completion of the Series #92CC1 Offering, Series #92CC1 will purchase a 1992 Chevrolet Corvette ZR1 (at times described as the “C4 ZR1” throughout this Offering Circular) as the underlying asset for Series #92CC1 (the “Series Corvette ZR1” or the “Underlying Asset” with respect to Series #92CC1, as applicable), the specifications of which are set forth below.

•Introduced in 1989 at the Geneva Auto Show, the C4 ZR1 features a Lotus-designed all-aluminum V8 produced by Mercury Marine’s MerCruiser division. Dubbed the LT5, the engine produces nearly 380hp and catapults the C4 ZR1 to 60 mph in just over 4 seconds, impressive figures for the time.

•The ZR1 performance package was a significant upgrade from the standard Corvette, coming at a cost of an additional 85% on top of the base sticker price. In addition to a more powerful engine, the C4 ZR1 uses a Bilstein adaptive suspension system that borrows technology from the Porsche 959 and Lotus’ Formula 1 team.

•In 1990, the ZR1 set numerous speed and endurance records at a proving ground in Fort Stockton, Texas, including running for 24 hours at an average speed of nearly 176 mph.

•The Underlying Asset is 1 of 502 ZR1s produced in 1992 and is believed to be 1 of 2 or 3 finished in Black over Arctic White.

•The Series C4 ZR1 shows only 1,075 original miles on the odometer and presents in museum-like condition, retaining all original books and accessories.

Asset Description

Ownership & Maintenance History

•The Series ZR1 is a 4-owner example originally delivered to Apple Chevrolet in Fair Lawn, NJ.

•The Underlying Asset was most recently in the inventory of MBP Motorcars, a dealer based in Ohio. MBP previously owned the Underlying Asset in 2015 and took it back on trade in early 2019 from an Ohio-based collector.

•The Underlying Asset received Bloomington Gold certification in 2005.

Notable Features

•Original window sticker, books, and tools

•ZR1 Performance Package ($31,378 option)

•Bloomington Gold Certification

•Comes with all original accessories, including both tops

•Fewer than 1,100 original miles

Notable Defects

•Nickel-sized paint chip on front bumper

•Minor wear is apparent on the interior and exterior, commensurate with mileage and age

Specifications

Series Corvette ZR1
Year	1992
Production Total	502 (‘92) 6,922 (total)
Mileage	1,075 miles
Engine	5.7L LT5 V8
Transmission	6-Speed Manual
Color EXT	Black
Color INT	White
Documentation	Original window sticker, books, records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	1G1YZ23J2N5800343
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Corvette ZR1 going forward.

USE OF PROCEEDS – SERIES #80PN1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80PN1 Asset Cost (1)	$45,750	95.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.17%
	Brokerage Fee	$480	1.00%
	Offering Expenses (2)	$500	1.04%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.63%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	4.17%
	Marketing Materials	$1,000	2.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$4,030	-8.40%
	Total Fees and Expenses	$250	0.52%
	Total Proceeds	$48,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/21/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$45,750
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1980 PORSCHE 928

Investment Overview

●Upon completion of the Series #80PN1 Offering, Series #80PN1 will purchase a 1980 Porsche 928 (at times described as the “‘Porsche 928” throughout this Offering Circular) as the underlying asset for Series #80PN1 (the “Series 1980 Porsche 928” or the “Underlying Asset” with respect to Series #80PN1, as applicable), the specifications of which are set forth below.

●The Porsche 928 was a 2+2 GT car built by Porsche from 1977 – 1995 and had total production of 61,056 examples built across all years and variants.

●The First Series of the Porsche 928 was built from 1977 – 1982 and consisted of 17,669 examples.

●The 928 was the first Porsche production car with a V8 and the only coupe powered by a front-engine V8.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had two owners since new with documented service history.

●The Underlying Asset benefited from a major service in late 2017 into early 2018 totaling over $18,000 and a more recent service in March of 2019 totaling around $6,000.

●The Underlying Asset has had 2 previous owners and remained with its original owner’s family through 2018, when it was sold to its second caretaker.

●Having traveled just under 20,000 miles since new, the Series 1980 Porsche 928 has been properly stored and serviced throughout its life.

Notable Features

●The Underlying Asset is a First Series of the only Porsche coupe powered by a front-engine V8.

●The Underlying Asset exhibits a rare color combination of Hellblau exterior with tan Pasha interior.

Notable Defects

●The Underlying Asset presents in condition commensurate with its limited mileage and use.

Specifications

Series 1980 Porsche 928
Year	1980
Production Total	17,669
Mileage	19,887
Engine	4.5 L V8
Transmission	5-speed manual
Color EXT	HellBlau
Color INT	Tan Pasha
Documentation	Service, CoA
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Largely Original
Vin	92A0810274
Engine	Original (81001633)
Transmission	Original (100371)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1980 Porsche 928 going forward.

USE OF PROCEEDS – SERIES #89FG2

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FG2 Asset Cost (1)	$118,500	92.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.35%
	Brokerage Fee	$1,275	1.00%
	Offering Expenses (2)	$956	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.78%
	Marketing Materials	$750	0.59%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,719	1.35%
	Total Fees and Expenses	$6,000	4.71%
	Total Proceeds	$127,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests were distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/29/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$118,500
Installment 2 Amount	$0
Acquisition Expenses	$2,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI 328 II

Investment Overview

●Upon completion of the Series #89FG2 Offering, Series #89FG2 will purchase a 1989 Ferrari 328 GTS (at times described as the “Ferrari 328” throughout this Offering Circular) as the underlying asset for Series #89FG2 (the “Series 1989 Ferrari 328 II ” or the “Underlying Asset” with respect to Series #89FG2, as applicable), the specifications of which are set forth below.

●The Ferrari 328 GTS was a mid-engine two-seat V8 sportscar built by Ferrari from 1985 to 1989.

●Ferrari produced 1,089 examples of the 328 GTS in 1989, with a total of 6,068 built across all years of production.

●The Underlying Asset has been certified by Ferrari Classiche and is finished in a rare paint and interior color scheme.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been under the custody of multiple owners since new and presents in exceptional condition with numerous major services at Ferrari dealerships in the US dating back to 1996.

●The Underlying Asset received major engine service including a timing belt change in 2014.

Notable Features

●The Underlying Asset is a final year production example of the Ferrari 328 and is the only year to feature ABS, upgraded suspension and convex wheels.

●The Underlying Asset has original paint and interior and is finished in rare Blu Chiaro Metallizzato exterior over Cuoio interior.

Notable Defects

●The Underlying Asset presents in exceptional condition, commensurate with its limited mileage.

Specifications

Series 1989 Ferrari 328 II
Year	1989
Production Total (1989)	1,089
Mileage	10,896
Engine	3.2 L V8
Transmission	5-speed manual transmission
Ext. Color	Blu Chiaro Metallizzato
Int. Color	Cuoio
Documentation	Service Records, Original Books, Ferrari Classiche
Condition	Original
Books/manuals/tools	Yes
Paint	Original
Vin	ZFFXA20A0K0079173
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari 328 II going forward.

USE OF PROCEEDS – SERIES #82AV1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #82AV1 Asset Cost (1)	$285,000	95.80%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	0.84%
	Brokerage Fee	$2,975	1.00%
	Offering Expenses (2)	$2,231	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.17%
	Marketing Materials	$400	0.13%
	Refurbishment & maintenance	$500	0.17%
	Sourcing Fee	$3,123	1.05%
	Total Fees and Expenses	$10,000	3.36%
	Total Proceeds	$297,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/10/2018
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$285,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$1,671

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ASTON MARTIN OSCAR INDIA

Investment Overview

●Upon completion of the Series #82AV1 Offering, Series #82AV1 will purchase a 1982 Aston Martin V8 Vantage ‘Oscar India’ (at times described as the “V8 Vantage” or “Oscar India” throughout this Offering Circular) as the underlying asset for Series #82AV1 (the “Series Aston Martin Oscar India” or the “Underlying Asset” with respect to Series #82AV1, as applicable), the specifications of which are set forth below.

●The Aston Martin V8 was introduced in 1969 as the company’s first eight-cylinder car. At the heart of the platform was a hand-built, quad-cam, V8 engine designed by Tadek Marek, the same engineer behind the engines that delivered Aston Martin an overall victory at Le Mans just a decade prior. The popularity of the Aston Martin V8 would see the model remain in continuous production until 1989, when it was replaced by another V8-powered car, the Virage.

●In 1977 Aston Martin introduced the V8 “Vantage,” reviving the moniker which first appeared on their high-performance models in the 1950s. The ‘Oscar India’ Vantage, introduced in 1978, offered a number of performance upgrades and aerodynamic improvements over the standard V8, resulting in total output of 425 HP, capable of 0-60 mph in just over five seconds, making it the fastest accelerating automobile in the world upon introduction.

●The Series Aston Martin Oscar India is one of 291 coupes built from 1978 - 1986 as part of the ‘Oscar India’ series (so named for their October 1 introduction in 1978) and is one of just 64 cars originally built in left-hand drive.

●The increased performance of the Vantage engine resulted in the engine failing US emissions requirements. As a result, the majority of V8 Vantages delivered to North America had the cosmetic appearance of a Vantage, but without any of the mechanical upgrades. The Series Aston Martin Oscar India is one of only three cars delivered to North America in full Vantage specification including both cosmetic and mechanical items.

●The Series Aston Martin Oscar India benefits from long term ownership under the family of the original owner, complemented by a recent and comprehensive restoration by marque specialists.

●The Series Aston Martin Oscar India is accompanied by extensive documentation dating back to 1996, including a full record of the bare-metal restoration undertaken in 2016. A factory supplied build record confirms the original specifications and delivery of the car. The Underlying Asset also retains its owner’s manual, tools, and factory jack.

Asset Description

Ownership & Maintenance History

●Built in January of 1982, the Series Aston Martin Oscar India was delivered new to its original owner in Alberta, Canada. The Underlying Asset would stay in the original owners possession until his passing in 1991, at which time the Underlying Asset was relocated to Los Angeles and remained under the care of his family until 2015.

●In 2016, the second owner commissioned a full cosmetic restoration by a marque specialist at Autosport Design in Long Island, New York. This included a bare metal repaint and full interior reupholstering utilizing proper tobacco Connolly-style leather and Wilton carpets, bringing the  Series Aston Martin Oscar India to excellent or “concours condition”. The Underlying Asset did not require a full engine rebuild, instead receiving a comprehensive mechanical service. Compression levels were found to be within factory standards.

●In August of 2016, the Underlying Asset crossed the block at the RM Sotheby’s Monterey sale, trading hands to the current owner for $357,500, inclusive of the buyer’s premium.

Notable Features

●Rare true Vantage spec North American delivered car (1 of 3)

●Long term 37-year single family original ownership

●Recipient of concours quality cosmetic restoration by AutoSport Design

●Factory build record, owner’s manual, tools, jack, service documentation dating back to 1996

Notable Defects

●Repainted in a non-original but correct Aston Martin color of Cumberland Grey.

●Small blemish on top of air intake manifold.

Specifications

Series Aston Martin Oscar India
Year	1982
Production Total (Oscar India)	172 (Total) 3 (U.S.)
Mileage	74,975 km
Engine	5.3L V8
Transmission	5-speed manual
Color EXT	Cumberland Grey
Color INT	Tobacco Leather
Documentation	Aston Martin Statement of Confirmation, service records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Full repaint (2016)
Vin #	V8VOL12332
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin Oscar India going forward.

USE OF PROCEEDS – SERIES #95FF1

We estimate that the gross proceeds of the Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #95FF1 Asset Cost (1)	$105,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	4.17%
	Brokerage Fee	$1,200	1.00%
	Offering Expenses (2)	$900	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.25%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	2.08%
	Marketing Materials	$600	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,500	3.75%
	Total Fees and Expenses	$10,000	8.33%
	Total Proceeds	$120,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the Offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/20/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$3,400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with the Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 355 SPIDER

Investment Overview

•Upon completion of the Series #95FF1 Offering, Series #95FF1 will purchase a 1995 Ferrari 355 (at times described as the “355” throughout this Offering Circular) as the underlying asset for Series #95FF1 (the “Series Ferrari 355 Spider” or the “Underlying Asset” with respect to Series #95FF1, as applicable), the specifications of which are set forth below.

•Ferrari introduced the 355 at the 1994 Geneva Motor Show replacing the 348 in their line of mid-engine V-8 sports cars.

•The 355 was in production from 1995-1999 with 11,273 examples built across all body styles.

•The Underlying Asset is finished in the notable Ferrari color, Blu Swaters Metallic, named after the famed Belgian Ferrari racer, collector, and dealer, Jacques Swaters. The color was introduced in 1992 to celebrate 40 years of partnership between Ferrari and Swaters.

Asset Description

Ownership & Maintenance History

•The Underlying Asset is a two owner, 6-speed manual example showing just 5,274 miles.

•The Underlying Asset retains its original and matching number drivetrain.

Notable Features

•The Underlying Asset is finished in the rare exterior color of Blu Swaters Metallic.

•The Underlying Asset is a first-year production model.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Specifications

Series Ferrari 355 Spider
Year	1995
Production Total	11,273
Engine	3.5 L V-8
Transmission	6-Speed Manual
Exterior Color	Blu Swaters Metallic
Interior Color	Beige Leather
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin	ZFFPR48AXS0103634
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 355 Spider going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Fifth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (4)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (4)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement

Exhibit 6.2 – Broker of Record Agreement

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (3)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (4)

Exhibit 6.5 – Standard Form Bill of Sale (4)

Exhibit 6.6 – Standard Form Purchase Agreement

Exhibit 6.7 – NCPS PPEX ATS Company Agreement

Exhibit 6.8 – Executing Broker Secondary Market Transactions Engagement Letter

Exhibit 6.9 – Executing Broker Tools License Agreement

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (2)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (3)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Form 1-U filed with the Commission on June 12, 2019.

(3)Previously filed as an Exhibit to the Company’s Form 1-K filed with the Commission on April 29, 2020.

(4)Previously filed as an Exhibit to Amendment 25 to the Company’s 1-A POS filed with the Commission on March 29, 2021.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of July, 2021.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

    By: Rally Holdings LLC, its managing member

By: RSE Markets, Inc., its sole member

    By: /s/ George J. Leimer

    Name: George J. Leimer

    Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	July 14, 2021

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	July 14, 2021
RSE COLLECTION MANAGER, LLC By: Rally Holdings LLC, its managing member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	July 14, 2021